EXHIBIT 99.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

INLAND - SAU RETAIL FUND, L.L.C.

TABLE OF CONTENTS

PAGE

ARTICLE 1

Formation of Company

2

1.1

Statutory Authority

2

1.2

Filings

2

ARTICLE 2

Name

2

ARTICLE 3

Purpose of the Company

2

ARTICLE 4

Offices, Records, Agents and Term of the Company

3

4.1

Principal Office of the Company

3

4.2

Records to be Maintained

3

4.3

Registered Office and Registered Agent

4

4.4

Term of the Company

4

4.5

Termination

4

ARTICLE 5

Capital Contributions

5

5.1

Capital Commitments

5

5.2

Capital Contributions

6

5.3

Failure to Contribute Capital

7

ARTICLE 6

Properties to be Acquired; Operation of the Company

11

6.1

Properties to be Acquired

11

6.2

Inland Option to Acquire Properties

15

6.3

Senior Financing for the Properties

16

6.4

Operation in Accordance with REIT Requirements

17

ARTICLE 7

Accounting and Distributions

17

7.1

Books of Account

17

7.2

Financial Statements and Reports

18

7.3

Percentage Interests

18

7.4

Distributions of Cash Flow

19

7.5

Allocation of Income and Losses

24

7.6

Guarantees

24

ARTICLE 8

Rights, Duties, Liabilities and Restrictions of the Manager

25

8.1

Manager

25

8.2

Authority of Manager

26

8.3

Annual Plan

27

8.4

Bank Accounts

29

8.5

Compensation of Manager

30

8.6

Expenditures by Manager

30

8.7

Liability of Manager

30

8.8

Indemnity

30

8.9

Tax Matters Member

33

ii

TABLE OF CONTENTS (continued)

ARTICLE

PAGE

ARTICLE 9

Membership

34

9.1

Rights and Obligations of the Members

34

9.2

Approval of Members

34

9.3

Executive Committee

34

9.4

Liability

37

9.5

Expenses of Members

37

ARTICLE 10

Admission of Additional Members; Assignment Provisions

37

10.1

Additional Members and Membership Interests

37

10.2

General Provisions

37

10.3

Transfers by the Manager Prohibited

40

10.4

Transfers by Members

40

10.5

Option to Buy Interests after Second Anniversary

41

10.6

Option to Buy Interests after Fourth Anniversary

42

10.7

Early Exercise of Sale Procedures

44

10.8

Purchase Right upon Deadlock

46

10.9

Rights upon Change of Control of Inland

47

10.10

Priority of Purchase Rights

48

10.11

Procedures for Closing of Purchase and Sale Transactions

48

10.12

Offset

52

ARTICLE 11

Resignations, Withdrawals, and Priorities

52

11.1

Resignations and Withdrawals

52

11.2

Priorities

53

11.3

Interest on Capital Contributions

53

ARTICLE 12

Winding Up

53

12.1

Liquidation Procedures

53

12.2

Liquidating Trustee

53

12.3

Distribution on Winding Up

53

12.4

Liquidating Trust

54

12.5

Distributions In Kind

54

12.6

Partition

54

ARTICLE 13

Conflicts and Covenants

54

13.1

Manager Time Commitment

54

13.2

Related Business Partners

54

13.3

Competitive Undertakings

54

13.4

Exclusivity Covenant of SAU

55

13.5

Exclusivity Covenant of Inland

56

13.6

Confidentiality Covenant

57

13.7

Remedies

59

13.8

Activities of Inland and SAU

60

ARTICLE 14

Counsel; Amendments

61

14.1

Counsel to the Company

61

14.2

Amendments

61

iii

TABLE OF CONTENTS (continued)

ARTICLE

PAGE

ARTICLE 15

Representations and Warranties

62

15.1

Representations of Inland

62

15.2

Representations of SAU

62

15.3

Deliveries by SAU

63

15.4

Securities Representations

64

ARTICLE 16

General Provisions

66

16.1

Notices

66

16.2

Successors

68

16.3

Governing Law

68

16.4

Personal Jurisdiction

68

16.5

Counterparts

68

16.6

Pronouns and Headings

68

16.7

Members Not Agents

68

16.8

No Third Party Beneficiaries

68

16.9

Entire Understanding

68

16.10

Severability

69

16.11

Further Assurances

69

16.12

Set-Off Rights

69

16.13

Affiliate; Person

69

16.14

Prevailing Party

69

16.15

Press Releases

69

16.16

Offset Right

69

16.17

Construction

70

16.18

Force Majeure

70

DEFINED TERMS INDEX

EXHIBITS

3-A

Investment Guidelines

5-A

Capital Call Schedule for Acquisition Expenses

7-A

Definition of IRR

7-B

Section 7.4(d) Illustration

7-C

Tax Exhibit

8-A

Major Decisions

8-B

Inland Management Fees and Services

8-C

Inland Property Management Agreement

10-A

Closing Representations and Warranties

13-A

Inland Service Providers

13-B

Costs to Be Paid By Company to Inland Service Providers

THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SEC ACT”), AND APPLICABLE STATE SECURITIES LAWS.  THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY OF SAID INTERESTS IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SEC ACT AND APPLICABLE STATE SECURITIES LAWS.

LIMITED LIABILITY COMPANY AGREEMENT

OF

INLAND- SAU RETAIL FUND, L.L.C.

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into this 13th day of May, 2005 (the “Effective Date”), among the following Persons (individually referred to herein as a “Member” and collectively referred to herein as “Members”):

INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP,

an Illinois limited partnership (“Inland”)

and

SPECIAL ACCOUNT-U, L.P.,

a Delaware limited partnership (“SAU”), by and through its designated advisor,

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. (“Henderson”)

and the following Person (individually referred to herein as the “Manager”):

INLAND SOUTHEAST RETAIL REAL ESTATE MANAGER, L.L.C.,

a Delaware limited liability company

W I T N E S S E T H:

WHEREAS, Inland and SAU desire to provide for the operation, management and governance of a limited liability company known as Inland-SAU Retail Fund, L.L.C. (the “Company”), which has previously been formed pursuant to the Limited Liability Company Act (as amended from time to time, the “Act”) of the State of Delaware (the “State”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1.

Formation of Company

1.1

Statutory Authority.  The parties hereby agree to operate the Company under and pursuant to the provisions of the Act.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the Company, its Members and the Manager shall be governed by the Act.

1.2

Filings.  The Company has been formed pursuant to a Certificate of Formation, filed in the Office of the Secretary of State of Delaware on March 21, 2005 (as amended from time to time, the “Certificate”) and the Manager shall make or cause to be made such other filings and recordings and shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation and continuation of a limited liability company under the Act and, if required by applicable law, the qualification of the Company to transact business in such other states in which the Company elects to do business.

ARTICLE 2.

Name

The name of the Company shall be “Inland – SAU Retail Fund, L.L.C.”  All of the affairs of the Company shall be conducted under the Company name.  Any change of the Company’s name shall require the approval of both Members.  On behalf of the Company, the Manager shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business.

ARTICLE 3.

Purpose of the Company

The purpose of the Company is to acquire, own, operate, lease, manage, maintain, improve, finance, refinance, sell, exchange or otherwise deal with and dispose of retail properties at locations primarily located in metropolitan areas east of the Mississippi River, but not within a 400 mile radius of Inland’s corporate headquarters located in Oak Brook, Illinois (the “Investment Area”), and all improvements, additions, replacements, easements and any and all other rights appurtenant thereto, and all personal property that might be used or useful used in connection therewith (individually, a “Property”, and collectively, the “Properties”), and undertake such other activities necessary or incidental thereto as may be authorized pursuant to this Agreement.  Notwithstanding the provisions of Sections 13.4 and 13.5 below, the acquisition of any properties by Inland, SAU, the Utah State Retirement Investment Fund (“Utah”) or any of their Affiliates that are located west of the Mississippi River shall not violate the exclusivity provisions of Sections 13.4 or 13.5.  Unless otherwise agreed by both Members, the Company shall cause title to each Property to be held by a separate single-member limited liability company or other pass-through entity (each, a “Subsidiary”), which shall be wholly owned by the Company, and of which the Company shall be the sole manager (except to the extent that the holder of any indebtedness of any Subsidiary may require that said Subsidiary also have an independent manager for the purpose of providing the lender with bankruptcy protection).

As further provided in Article 6, below, the Company may acquire Property only in accordance with the Investment Guidelines attached hereto as EXHIBIT 3-A and made a part hereof (such Investment Guidelines, as they may be amended from time to time by the unanimous written approval of the Executive Committee (as defined herein) are hereinafter called the “Investment Guidelines”); provided, however that notwithstanding the fact that a Property meets the Investment Guidelines, Inland shall at all times hereafter have the unilateral right to disapprove of the acquisition by the Company of any Property which does not meet Inland’s internal investment guidelines, except in the event that the Company has become legally obligated to proceed with the acquisition of such Property.

ARTICLE 4.

Offices, Records, Agents and Term of the Company

4.1

Principal Office of the Company.  The principal office of the Company shall be located at such place within the United States of America (other than Alaska or Hawaii) as the Manager may from time to time designate.  The Company may have secondary offices at such other place or places as the Manager may from time to time designate, subject to the approval of the Members.  Initially, the principal office of the Company will be located c/o Inland Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL  60523.  The principal office of the Company shall not be changed without the prior written consent of SAU, if such change will result in a material hardship to SAU.

4.2

Records to be Maintained.  At all times during the continuance of the Company, the Manager shall cause the Company to keep at the Company’s principal office such records and information as the Company may be required to maintain in accordance with the Act, which shall be subject to inspection and/or copying at the request of any Member or its legal representative (with all such copies to be made at the Company’s expense) during ordinary business hours, including, without limitation, the following:

(a)

Member List.  A list of the full name and last known address of each Member, setting forth the amount of cash each Member has contributed or has agreed to contribute in the future, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future and the date on which each became a Member.

(b)

Certificate of Formation.  A copy of the Certificate of Formation, as amended or restated, together with executed copies of any powers of attorney under which any article, application or certificate has been executed.

(c)

Tax Returns.  Copies of the Company’s Federal, state and local income tax returns and reports, if any, for the three most recent years.

(d)

Records.  Copies of this Agreement and any amendments hereto, and of any financial statements of the Company for the three most recent years.

(e)

Other Information.  Such other information and records as are specified in the Act.

4.3

Registered Office and Registered Agent.  The Company’s registered agent for service of process required to be maintained pursuant to the Act shall be CT Corporation System, and the address of the Company’s registered agent in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware  19801.  Such agent and such office may be changed from time to time by the Executive Committee.  The Executive Committee shall select and designate a registered office and registered agent for the Company in each other state in which the Company is required to maintain or appoint one.

4.4

Term of the Company.  The term of the Company commenced upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State and shall continue in perpetuity, unless sooner terminated in accordance with Section 4.5 below.

4.5

Termination.  The term of the Company shall terminate prior to the time set forth in Section 4.4 above in the following circumstances:

(a)

Sale of Assets.  Upon the sale or other disposition of all or substantially all of the Company’s non-cash assets; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company; provided, however, that in the event that such sale or other disposition involves (i) the receipt of a deferred payment obligation, whether or not secured, or (ii) the receipt of payment in whole or in part in kind, then at the Members’ unanimous election the term of the Company shall not end, and it shall continue, subject  to the other provisions hereof, until the earlier of the time that (a) the deferred payment obligation shall have been paid in full, (b) the in kind considerations received by the Company shall have been sold or otherwise converted to cash or (c) the Members shall have unanimously voted to so terminate the term of the Company.

(b)

Dissolution by Members.  If all of the Members shall execute an instrument so stating; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.

ARTICLE 5.

Capital Contributions

5.1

Capital Commitments.

(a)

Capital Commitments.  Subject to the terms of this Agreement, including, but not limited to, Section 6.1 hereof, SAU shall contribute up to $100 million in cash to the Company and Inland shall contribute up to $25 million in cash to the Company, for an aggregate cash capital commitment by the parties of $125 million (the following is referred to herein collectively as the “Initial Capital Commitment”). All funds which SAU or Inland have agreed, or shall hereafter agree, to contribute to the Company hereunder, including, without limitation, the Initial Capital Commitment and the Additional Capital Commitment, as defined below, are referred to collectively as the “Capital Commitments”.  At such time as the Manager shall make a Capital Call (as defined in Section 5.2(g)) for an Initial Capital Commitment in accordance with the terms of this Agreement, SAU shall contribute to the Company 80% of the amount of the Capital Call and Inland shall contribute 20% of the Capital Call.

(b)

SAU Additional Capital Commitments.  If SAU determines, in its sole and absolute discretion, that it desires to increase its Capital Commitment, SAU shall send the Commitment Increase Notice as defined below and thereby irrevocably increase its Capital Commitment by $25 million (the “SAU Additional Capital Commitment”), for an aggregate Capital Commitment by SAU of $125 million.  SAU shall advise the Company and Inland of its agreement to increase its Capital Commitment by delivering written notice to the Company and Inland within sixty (60) days after SAU has funded at least eighty percent (80%) of its Initial Capital Commitment hereunder (the “Commitment Increase Notice”).  In the event that SAU does not deliver the Commitment Increase Notice within the time period specified herein, then SAU’s Capital Commitment shall not increase hereunder, unless otherwise hereafter agreed to by Inland and SAU.

(c)

Inland Additional Capital Commitments.  If SAU elects to increase its Capital Commitment as described herein, then Inland shall have the right (but not the obligation) to increase its Capital Commitment by up to $6.25 million (the “Inland Additional Capital Commitment”, and collectively with the SAU Additional Capital Commitment, the “Additional Capital Commitments”), for an aggregate Capital Commitment by Inland of up to $31.25 million.  The determination by Inland to make an Inland Additional Capital Commitment and the amount thereof must be made by Inland by irrevocable written notice to SAU made no later than 15 days after Inland’s receipt of the Commitment Increase Notice (the “15-Day Notice Period”).  Inland’s failure to send such notice within the 15-Day Notice Period shall be deemed to be Inland’s determination not to make an Inland Additional Capital Commitment.  In the event that Inland determines to make an Inland Additional Capital Commitment which is less than 20% of any Capital Call, including, but not limited to, the decision by Inland to make no Inland Additional Capital Commitment, the Percentage Interests of the Members shall be adjusted as set forth in Section 7.3(b).

(d)

No Other Commitments.  Except as set forth herein or as required by the Act, no Member shall be assessed for, or shall have the right to make, additional Capital Contributions to the Company.

5.2

Capital Contributions.  Contributions to the Company of each Member’s Capital Commitments shall be made as follows (each of which contributions shall be referred to herein collectively as the “Capital Contributions”).

(a)

Capital Calls.  At such time as the Manager shall make any Capital Calls pursuant to this Section with respect to the Capital Commitments, SAU shall contribute 80% of the amount of the Capital Call and Inland shall contribute 20% of the Capital Call, unless their then respective Capital Commitments are different percentages, in which case SAU and Inland shall contribute such other amounts as are necessary to make their Capital Contributions based upon such other percentages.  All Capital Contributions to be made by the Members hereunder shall be made by wire transfer of immediately available funds to the Company or otherwise as the Manager may direct on or before the due date set forth in the Capital Call.

(b)

Acquisition Expenses. If the Members have approved the Company’s acquisition of a Property (as such term is defined in Section 6.1(a)) pursuant to Section 6.1(g), then the Manager shall cause the Company to make a Capital Call for sufficient funds to enable the Company to pay all costs and expenses of said acquisition, including the portion of the purchase price not funded with Property Senior Financing (as defined herein) (collectively, “Acquisition Expenses”) in accordance with the Acquisition Budget (as defined herein) for said Property.  The form of notice to be used by the Manager for the Capital Call for Acquisition Expenses is attached hereto as EXHIBIT 5-A.

(c)

Operating Shortfall Capital Calls. If at any time the anticipated Receipts of the Company during any 90-day period and the available funds of the Company at such time (including any Reserves, but only for the purpose for which the applicable Reserve is maintained and including loan proceeds, but only to the extent said borrowing has been approved by the Executive Committee), are less than the Expenses of the Company (other than Acquisition Expenses) anticipated to be incurred during said 90-day period pursuant to the then-current Annual Plan (as defined herein), then (unless the Annual Plan is revised to eliminate said shortfall) the Manager, after obtaining the approval of the Executive Committee, shall cause the Company to make a Capital Call, in the amount of the shortfall (the “Operating Shortfall”).

(d)

Refinancing Shortfalls. If at any time there is (or is projected to be) a “Refinancing Shortfall” (as such term is hereinafter defined), the Manager, after obtaining the approval of the Executive Committee, shall cause the Company to make a Capital Call in the amount of the Refinancing Shortfall.  As employed herein, the term “Refinancing Shortfall” means the amount, if any, by which the proceeds of any Financings (as defined in Section 6.3(b) (net of the costs and expenses of obtaining said Financings) incurred for the purpose of repaying any other Financings upon the maturity of said Financings, is less than the amount required to pay off said Financings in full at such time.

(e)

Protective Expenditures. If at any time, after paying all Expenses in accordance with the then-current Annual Plan, the Company lacks the funds to make Protective Expenditures (as defined herein), the Manager shall cause the Company to make a Capital Call in the amount of said shortfall.  As employed in this Agreement, the term “Protective Expenditures” means expenditures of the Company or any Subsidiary (i) for the payment of real estate taxes, insurance premiums and utility charges on any Property; (ii) necessary to comply with, or to cure any failure of any of the assets of the Company or any Subsidiary to comply with applicable laws, ordinances, regulations, orders and other legal requirements; (iii) to the extent necessary on an emergency basis for the protection or preservation of any Property, or for the protection of the health and safety of the public or any employees of any Property; (iv) necessary to comply with, or to cure any default on the part of the Company or any Subsidiary under any leases, loan documents, or other contracts affecting the Company or any Subsidiary, including the payment of principal, interest and other amounts when due under any loan documents to which the Company or any Subsidiary is a party or to which any Property is subject; and (v) to the extent incurred in connection with litigation (whether as a plaintiff or as a defendant), including, but not limited to, the payment of any judgments rendered against the Company or any Subsidiary.

(f)

Capital Call by Member.  If the Manager fails to cause the Company to make a Capital Call when required to do so pursuant to Sections 5.2(b), (c), (d) or (e) above, and said failure shall continue for ten (10) days or more following written notice to the Manager from either Member, either Member shall have the right to cause the Company to make the Capital Call in question.

(g)

Definitions.  As employed herein, the term “Capital Call” means a written notice from the Company, the Manager or a Member as provided herein to the Members setting forth the amount of the Capital Commitment to be contributed, the subsection or subsections of this Section 5.2 pursuant to which the Capital Call is being made, the purpose of said Capital Call, each Member’s share of said Capital Call, the date said Capital Commitment is due (which date shall be not less than ten (10) business days after the date the Capital Call is made), and wire transfer instructions for the bank account of the Company or Subsidiary or such other bank accounts as the Manager may direct into which the Capital Commitment shall be deposited.

5.3

Failure to Contribute Capital.

(a)

Failure to Contribute.  If a Member (the “Defaulting Member“) fails to make such Member’s Capital Contribution within the time period prescribed in Section 5.2(g), and the other Member (the “Non-Defaulting Member”) has made its Capital Contribution in accordance with this Agreement, the Manager shall so inform the Defaulting Member and the Non-Defaulting Member, and the Non-Defaulting Member shall thereupon have the right, but not the obligation, to:

(w)

withdraw its Capital Contribution, in which event the Non-Defaulting Member (i) shall have no liability for failure to contribute its Capital Contribution, and (ii) shall have the right to exercise immediately the provisions of Section 10.5 or 10.6 of this Agreement (notwithstanding the times at which such provisions of such Sections 10.5 and 10.6 could otherwise be initiated) as a result of the Defaulting Member’s failure to contribute said Capital Contribution; or

(x)

(i)

pay to the Company an aggregate amount equal to its Capital Contribution, which amount may be designated by the Non-Defaulting Member as (A) a Capital Contribution, or (B) an advance directly to the Company as a Company Loan (as such term is hereinafter defined), or (C)  part Capital Contribution and part Company Loan, in such proportion as is designated by the Non-Defaulting Member, and, in addition, in its discretion;

(ii)

pay all or any portion of the amount due from the Defaulting Member (the “Deficiency Amount”) to the Company (a “Default Contribution“), which amount may be designated by the Non-Defaulting Member as (A) a Capital Contribution for its own account, or (B) an advance directly to the Company as a Company Loan, or (C) an advance directly to the Company (on behalf of the Defaulting Member) as a Member Loan (as such term is hereinafter defined), or (D) part Capital Contribution, Company Loan or Member Loan, in such proportion as is designated by the Non-Defaulting Member.

These provisions shall be applicable each time that a Member shall fail to contribute a Capital Contribution as required in this Agreement.  The Non-Defaulting Member shall elect which of the foregoing remedies it will pursue (including designating what part of any loan is a Company Loan or a Member Loan) and, if it so chooses, shall advance to the Company the Deficiency Amount, whether as Capital Contribution and/or the Company Loan and/or the Member Loan (as the case may be) within twenty (20) days after sending the notice of the Defaulting Member’s failure to contribute its Contribution Commitment.  Upon the election by the Non-Defaulting Member to proceed under clause (x) above, the Non-Defaulting Member shall not be entitled to proceed under Sections 10.5 or 10.6.

(b)

Effect on Percentage Interests and Capital Accounts.  If there is a Deficiency Amount as a result of the failure of a Defaulting Member to make a Capital Contribution, and the Non-Defaulting Member makes a Default Contribution of all or any portion of the Deficiency Amount as a Capital Contribution for its own account, then, effective from the date on which the Non-Defaulting Member makes such Capital Contribution, the Percentage Interest of the Defaulting Member immediately prior thereto shall be reduced (but not below 0%) by the number of percentage points equivalent to the fraction (the “Dilution Fraction”) obtained by dividing (i) 100% of the applicable Deficiency Amount by (ii) the aggregate amount of the Capital Contributions made by all of the Members (including any Default Contribution), and concomitantly, the Percentage Interest of the Non-Defaulting Member (calculated after adjusting for any Capital Contributions made with respect to the Capital Call resulting in the Deficiency Amount) shall be increased by the same number of percentage points. By way of example, suppose that all Members had previously funded an aggregate of $100 in Capital Contributions, that a Capital Call for $100 in additional Capital Contributions is made, and that one

Member fails to contribute its share ($20) of said additional Capital Contributions.  If the Non-Defaulting Member elects to make a Capital Contribution of $20 under clause (x) of Section 5.3(a), then the Dilution Fraction would be equal to $20 (100% of the Default Amount) divided by $200, or 0.10.  Thus, the Percentage Interest of the Defaulting Member would be reduced by 10 percentage points; the Percentage Interest of the Non-Defaulting Member would be increased by 10 percentage points, and any amounts otherwise distributable to the Defaulting Member under Section 7.4(b) and (c) would be reduced proportionally, with said amount being distributed instead to the Non-Defaulting Member.

(c)

Company Loan.  If the Non-Defaulting Member shall elect to make a loan to the Company as provided in clause (x) of Section 5.3(a) above which the Company is liable for the repayment thereof, such loan shall be referred to as a “Company Loan”.  Company Loans shall bear interest (“Company Loan Yield“) at the cumulative annual interest rate (the “Default Rate“) equal to the lesser of (i) 18% per annum and (ii) the maximum rate of interest permitted by applicable law, compounded monthly on the average daily outstanding balance of principal, and the interest and principal thereof shall be paid ahead of any distributions payable to the Members pursuant to Article 7 or Article 12 of this Agreement.  Interest expense incurred on any Company Loan shall be treated as an obligation and expense of the Company.  Payments on the Company Loans shall be made pro rata in proportion to the principal amount of and any accrued interest on all such Company Loans, and shall be applied first to accrued interest and then to principal.

(d)

Member Loans.  If the Non-Defaulting Member shall elect to make a loan to the Member as provided in clause (x) of Section 5.3(a) above in which the Defaulting Member is liable for the repayment thereof, such loan shall be referred to as a “Member Loan”, and such amount shall be treated as loaned by the Non-Defaulting Member to the Defaulting Member, and in turn, contributed by the Defaulting Member to the capital of the Company.  A Member Loan shall bear interest at the Default Rate, compounded monthly on the average daily outstanding balance of principal.  Until such time as a Member Loan has been satisfied as a result of the Conversion Election described below or repaid in full by the Defaulting Member, all distributions pursuant to this Agreement that would otherwise be paid by the Company to the Defaulting Member pursuant to Article 7 or Article 12 of this Agreement shall instead be paid by the Company directly to the Non-Defaulting Member as repayment for the Member Loan as provided below and not as a return of capital, and the Defaulting Member hereby grants the Non-Defaulting Member a security interest in the Defaulting Member’s Percentage Interests and rights to distributions under Article 7 or Article 12 to secure said obligation.  Such amounts shall for all purposes of this Agreement be deemed distributed by the Company to the Defaulting Member pursuant to this Agreement and then paid by the Defaulting Member to the Non-Defaulting Member and applied first against accrued but unpaid interest owing with respect to the Member Loan and then in reduction of the principal balance thereof.  Each Member Loan, including all accrued interest thereon, shall be due and payable in full on the first anniversary of the date on which the Non-Defaulting Member advances such Member Loan (the “Due Date“).

(e)

Maturity of Member Loans.  The Non-Defaulting Member shall have the right, determinable in its sole discretion, to: (i) convert at any time all or any portion of the Member Loan to a Capital Contribution by the Non-Defaulting Member as described below (the “Conversion Election“), (ii) upon the Due Date of a Member Loan, enforce the obligation of the Defaulting Member to pay the outstanding principal balance and all accrued and unpaid interest under the Member Loan by all actions permitted under law or equity, including any rights to which the Non-Defaulting Member shall be entitled to exercise as a secured party pursuant to the Illinois Uniform Commercial Code, or (iii) extend the Due Date of the Member Loan for an additional one-year period.  The Defaulting Member may prepay any Member Loan at any time without penalty upon not fewer than 30 days’ written notice to the Company and  Non-Defaulting Member, but in such case the Non-Defaulting Member shall have the prior right to exercise the Conversion Election at any time during such 30-day period.

(f)

Conversion Election.  If the Non-Defaulting Member wishes to exercise the Conversion Election, it may do so by delivering written notice thereof to the Company not later than sixty (60) days following the Due Date of such Member Loan.  If the Non-Defaulting Member exercises the Conversion Election, then, for all purposes of this Agreement, (i) the Member Loan, including all accrued and unpaid interest thereon, shall be deemed satisfied in full; (ii) the Capital Contributions deemed made by the Defaulting Member shall be reduced by the sum of the then outstanding principal balance of and all accrued and unpaid interest on the Member Loan; (iii) the amount of the outstanding principal balance of and all accrued and unpaid interest on the Member Loan shall be deemed to constitute a Capital Contribution by the Non-Defaulting Member; and (iv) the Percentage Interests and Capital Accounts of the Members shall be adjusted as provided in Section 5.3(b) as though, at the time of the conversion, the Non-Defaulting Member had made a Capital Contribution in the amount of the Member Loan so converted based on the Capital Contributions of the Members after giving effect to the foregoing.

(g)

Enforcement of Member Loan. If, after the Due Date, the Non-Defaulting Member elects to enforce the obligations of the Defaulting Member under the Member Loan, the Non-Defaulting Member shall deliver written notice of such election to the Defaulting Member within sixty (60) days following the Due Date.  The obligation of the Defaulting Member to repay the Member Loan and all accrued interest thereon shall be a personal liability of the Defaulting Member and shall be enforceable against any assets of the Defaulting Member, including its Interest in the Company.

(h)

Extension of Due Date. If the Non-Defaulting Member does not elect to either exercise the Conversion Election or to enforce the Member Loan in the applicable manner described above, then the Non-Defaulting Member shall be deemed to have elected to extend the Due Date for a period of one year following such Due Date.  If the Non-Defaulting Member elects to extend the Due Date of the Member Loan, then if the Member Loan and all accrued interest thereon are not paid in full on or before such extended Due Date, then, at such time, the Non-Defaulting Member shall again have the right to elect the remedies described in Section 5.3(e).

(i)

Acknowledgment and Agreement.  Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in this Article 5, and (ii) the provisions of this Article 5 that describe the consequences of being a Defaulting Member (the “Remedy Provisions“).  The Members acknowledge and agree that the Remedy Provisions could result in a Member reducing its interest in the Company to zero.  Each Member acknowledges and agrees that in the event a Member fails to make its Capital Contributions pursuant to this Agreement, the other Member will suffer substantial damages and the Remedy Provisions are fair, just and equitable in all respects.  Although it is the intent of the Members that the Remedy Provisions will be fully effective without the execution of any documents or instruments by the Defaulting Member in connection therewith, each Defaulting Member hereby agrees that in the event the Non-Defaulting Member exercises any of the Remedy Provisions, including, without limitation, reducing the Defaulting Member’s Percentage Interest pursuant to any Remedy Provisions, the Defaulting Member shall execute and deliver such conveyances, agreements, notes, instruments or other documents which may be reasonably necessary in the judgment of the Non-Defaulting Member to confirm and render fully effective the Remedy Provisions, including, but not limited to, an assignment of all or a portion of its Percentage Interest and any amendments to this Agreement and to the Certificate of Formation of the Company.

ARTICLE 6.

Properties to be Acquired; Operation of the Company

6.1

Properties to be Acquired.

(a)

Acquisition of Properties.  During the term of the Company, the Company shall seek to acquire Properties from third parties that are not Affiliates (as defined in Section 16.13 and except as provided in Section 6.2 hereof) of Inland or SAU that meet the Investment Guidelines. The Manager will use commercially reasonable efforts to identify Properties that meet the Investment Guidelines.

(b)

Initial Notice.  At such time as the Manager shall have identified a Property that meets the Investment Guidelines, or which does not meet the Investment Guidelines, but which the Manager otherwise determines may be of interest to the Company, the Manager shall deliver a written notice to the Executive Committee Members (the “Initial Notice”) identifying the Property and its location, an estimated purchase price, historical financial statements for the Property, if available, a tenant rent roll, expected net operating income and capitalization rate of return for the Property including the basis and calculations for such and such other items of information which the Manager determines in its sole discretion to provide to the Executive Committee.  Within seven (7) business days from the receipt by the Executive Committee Members of the Initial Notice (“Initial Commitment Period”), the Inland and SAU Executive Committee Members shall advise the Manager in writing of their initial approval or disapproval of the acquisition of the Property based upon the Initial Notice.  If the Executive Committee Members approve the acquisition of the Property within the Initial Approval Period (the “Initial Approval”), the Company and the Manager shall be authorized to take such actions as shall be necessary to obtain such additional information and to negotiate and enter into a non-binding letter of intent or other agreement with respect to the Property as the Manager determines to be necessary to acquire the Property.

(c)

Disapproval by SAU Executive Committee Members; Resubmission of Initial Notice.  In the event that the SAU Executive Committee Members advise the Manager in writing that they disapprove of the acquisition of the Property during the Initial Commitment Period, or if the SAU Executive Committee Members fail to give their initial approval or disapproval within the Initial Commitment Period, unless extended by mutual written agreement of the Members, the Property shall be deemed rejected by SAU, the Company shall not acquire the Property, and Inland (within six (6) months thereafter) or any Affiliate of Inland (without time limitation) may pursue the acquisition of such Property for its own account; provided, however, if Inland has not acquired such Property within such six (6) months or any Affiliate of Inland has not proceeded to acquire the Property for its own account at any time, the Executive Committee may subsequently issue its approval to the Manager after the Initial Commitment Period has expired.  In the event that any of the terms of the transaction set forth in the Initial Notice shall be materially favorably revised or amended after the rejection by the Executive Committee, the Manager shall submit the revised or amended Initial Notice to the Executive Committee, in which event, as well as in the event that Inland or an Affiliate of Inland has not acquired the Property within the time periods designated above, the Initial Commitment Period shall be reinstated and the procedures for notice of approval or rejection described herein shall once again be complied with by the parties.

(d)

Evaluation Materials.  After receipt of the Initial Approval with respect to any Property, and if the Manager or an agent of the Manager negotiates a reasonably detailed non-binding letter of intent or other agreement on behalf of the Company to purchase a Property that meets the Investment Guidelines, or otherwise causes a non-binding letter of intent or other agreement for such a purchase to be assigned to the Company, the Manager will submit to the Executive Committee a package of information, including, but not limited to: a description of the Property, a rent roll, historical financial statements for the Property, if available, financial projections, market data (including rental and sales comparables and other relevant data); photographs; site plans; known environmental and physical issues, financing plan; due diligence budget, the amount of the Capital Contributions which will be required to be made by the Members in connection with the acquisition of the Property, and such other information as the Executive Committee determines to be necessary in connection with the evaluation of the Property (collectively, the “Evaluation Materials”) in order to permit the Executive Committee to evaluate the proposed acquisition.

(e)

Due Diligence.  Each of the Executive Committee Members and the Members shall independently evaluate and review, or cause their financial, legal and other advisors to evaluate and review on their behalf, the Evaluation Materials and such other materials delivered by the Manager for purposes of providing any approvals set forth herein.  The Manager shall engage consultants and professionals at the expense of the Company, as appropriate, from lists of consultants and professionals approved by the Executive Committee, to perform legal, business and physical due diligence on behalf of the Company, and said consultants and professionals shall permit the Members to rely on their reports.

(f)

Approval by the Executive Committee.  Within seven (7) business days from the Executive Committee’s receipt of the Evaluation Materials, including any material specifically requested by the Executive Committee as provided above (the “Committee Approval Period”), the Executive Committee shall advise the Manager in writing of its preliminary approval or disapproval of the acquisition of the Property based upon the Evaluation Materials.  If the Executive Committee approves the acquisition of the Property (the “Preliminary Approval”), the Company and the Manager are authorized to take such further actions as shall be necessary to complete the acquisition of the Property, including entering into a binding purchase agreement or agreement for deed on behalf of the Company in accordance with the terms and conditions set forth in the Evaluation Materials; subject, however, to the final approval by the Members as described in Section 6.1(h).

(g)

Disapproval by SAU Executive Committee Members; Resubmission of Evaluation Materials.  In the event that the SAU Executive Committee Members advise the Manager in writing that they disapprove of the acquisition of the Property during the Committee Approval Period, or if the SAU Executive Committee Members fail to give their preliminary approval or disapproval within the Committee Approval Period, unless extended by mutual written agreement of the Members, the Property shall be deemed rejected by SAU, the Company shall not acquire the Property, and Inland (within six (6) months thereafter) or any Affiliate of Inland or subsidiary thereof (without time limitation) shall be free to acquire the Property materially in accordance with the terms and conditions set forth in the Evaluation Materials.  In the event that any of the terms of the transaction set forth in the Evaluation Materials shall be materially favorably revised or amended after the rejection by SAU, the Manager shall submit the revised or amended Evaluation Materials to SAU and Inland, in which event, as well as in the event that Inland or an Affiliate of Inland has not acquired the Property within the time periods designated above, the Committee Approval Period shall be reinstated and the procedures for notice of approval or rejection described herein shall once again be complied with by the parties.

(h)

Final Approval by the Members.  Final approval of the acquisition of any Property by the Company shall be subject to the satisfaction of each of the following express conditions (any of which may be waived by the Members) set forth below.  Final approval or disapproval shall be given by the earlier of (i) seven (7) business days after the Manager’s request for approval; or (ii) the time by which such approval must be given in accordance with the terms and conditions set forth in any agreements or other documents entered into by the Company (or a Subsidiary) and the owner of any Property, but in the case of subsection (ii) only if SAU had previously agreed in each such case to such accelerated period. The failure of the Members to provide their final approval within the time period described above shall be deemed to be a disapproval of the acquisition, unless otherwise agreed to by the Members and the Manager.  The express conditions to which final approval is subject are as follows:

(i)

Property level due diligence in accordance with the standard criteria and procedures of SAU and Inland, including, without limitation, reviews of title, survey, entitlements and other matters of legal compliance, environmental, physical, litigation and other items customary to such a transaction;

(ii)

Satisfactory review of financial statements, leases, rent rolls, existing financing documents and other information requested by either Member;

(iii)

Consents of sellers, partners, lenders, tenants and other persons whose consent is determined by either Member to be reasonably necessary to consummate the acquisition of the Property;

(iv)

Negotiation and approval of all transactional and subsidiary investment entity documents determined by either Member to be reasonably necessary to consummate the acquisition of the Property;

(v)

Receipt by the Company of adequate insurance for the Property to the satisfaction of the Members;

(vi)

Approval of the Board of Directors of Inland; and

(vii)

Approval of the Executive Committee Members.

(i)

Obligation upon Final Approval.  Upon the issuance by the Members of final approval to acquire the Property, the Members shall be obligated to contribute their share of the Capital Contributions needed to consummate such acquisition as and when due and payable under any letter of intent or agreement of purchase and sale, including, without limitation, the funding of any earnest money deposits and earn-outs, which earn-outs may be required to be funded to an escrow at closing of an acquisition or at a point in time after such closing.

(j)

Inland Investment Guidelines. Notwithstanding anything to the contrary set forth herein, if at any time prior to the expiration of any due diligence period under any letter of intent or agreement for purchase and sale with any third party, Inland determines in good faith and in its sole discretion that the Property no longer satisfies the Investment Guidelines or Inland’s own internal investment guidelines (regardless of whether the Investment Guidelines are satisfied), then Inland shall have the unilateral right to terminate the letter of intent or agreement of purchase and sale and the Company shall not acquire the Property notwithstanding any prior approvals or consents to such acquisition which have been provided by either the Executive Committee Members or the Members.

(k)

Title to Properties.  Title to each of the Properties shall be acquired by the Company in a separate single purpose limited liability company of which the Company shall be the sole member and the sole manager (except to the extent that the holder of any Financings (as defined herein) may require that said Subsidiary also have an independent manager for the purpose of providing the lender with bankruptcy protection); provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity, subject to the prior consent of the Members.  All income, expense, cash flow and other financial activity of any Subsidiary shall be consolidated with and for purposes of this Agreement shall constitute the financial activity of the Company.  All cash flow distributions from any Subsidiary to the Company shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Company in accordance with the terms of this Agreement and shall retain such characterization for all purposes hereunder, including, but not limited to, distributions to Members.

(l)

Transaction Costs.  If the Executive Committee provides its Preliminary Approval pursuant to Section 6.1(f), the Company, subject to Section 6.1(j), shall pay all of the ordinary and customary out-of-pocket costs associated with the review and acquisition of any Property, including, but not limited to, due diligence, engineering and environmental inspections and reports, and outside legal counsel retained by the Company.  If the acquisition of a Property is rejected by SAU or Inland, or if such approval is given, but the Property is not thereafter acquired by the Company, Inland shall promptly reimburse the Company for such out-of-pocket costs if the Property is thereafter purchased by an Inland-related REIT or other investor that is an Affiliate of Inland.

(m)

No Warranty or Guaranty. Neither Inland nor the Manager make, or shall be deemed to make, any representation, warranty, covenant or guaranty hereunder regarding the Properties, including, without limitation, that (i) any or all of the Properties presented for approval hereunder satisfies the Investment Guidelines; or (ii) that any or all of the Properties which may hereafter be acquired by the Company will continue to satisfies the Investment Guidelines or will generate, individually, or in the aggregate, any level of return, including any IRR (as defined herein).

6.2

Inland Option to Acquire Properties.  Notwithstanding anything to the contrary contained herein, Inland may acquire a Property that meets the Investment Guidelines, if Inland, in its reasonable judgment, determines that the opportunity to acquire the Property will be lost to the Company unless Inland proceeds to consummate the acquisition.  Inland shall acquire such Property in a single member limited liability company that is solely owned by Inland.  Within 7 days of such acquisition, Inland shall advise SAU in writing that the Property has been acquired, which shall state in detail the direct out-of-pocket costs to Inland to acquire the Property, including, but not limited to, the net amount of the purchase price paid by Inland for the Property and all other direct, out-of-pocket expenses incurred by Inland in connection with the acquisition, exclusive of any pass-through expenses (the “Direct Acquisition Costs”), and the parties shall comply with the provisions of Section 6.1 of this Agreement, to the extent appropriate, to obtain the approval or disapproval of the SAU Executive Committee Members and SAU; provided, however, that upon receipt of all of the Evaluation Materials, the SAU Executive Committee Members and SAU shall have up to 14 business days to provide their final approval.  In the event that SAU gives its final approval for the acquisition by the Company of the Property, Inland shall cause the Property (or Inland’s interest in the single member limited liability company holding title to the Property (the “Membership Interests”) to be conveyed to the Company, and the Company shall acquire the Property or the Membership Interests from Inland at a price equal to the Direct Acquisition Costs and without additional mark-up.  The Company shall also pay all out-of-pocket costs and expenses, including without limitation, any transfer fees, transfer taxes, loan assumption fees, recording fees and title charges, associated with the conveyance of the Property or the Membership Interests to the Company or a Subsidiary, and any other fees to which Inland or any of its Affiliates would have been entitled to hereunder if the Property had been originally been acquired by the Company.  All receipts derived by Inland with respect to the Property during the period while Inland owns title to the Property shall inure to the benefit of the Company and all expenses associated with the Property during such period shall be assumed by the Company, and all prorations and adjustments related thereto shall be calculated on the same basis as was agreed to by Inland and the third party seller for purposes of acquiring the Property.

6.3

Senior Financing for the Properties.

(a)

Property Senior Financing.  Upon or near the acquisition date for any Property acquired by the Company or at any time thereafter, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse acquisition debt financing from a third party institutional lender or lenders in an amount which is no greater than 60% of the total acquisition cost of each Property acquired by the Company or 60% of the aggregate of the total acquisition costs of all of the Properties acquired  by the Company, as determined by the Executive Committee (the “Property Senior Financing”).

(b)

Senior Financing Terms.

(i)

Each Property Senior Financing or any refinancing thereof (collectively, “Financings”) will be secured by a first mortgage, deed of trust or other security instrument on the applicable Property.  As used herein, the term “Financings” shall also include, to the extent applicable, any existing indebtedness on any Property assumed by the Company in connection with the acquisition of the Property.

(ii)

It is anticipated (but not required) that the Financings described above will have terms that include, but are not limited to, a fixed or floating rate of interest, a scheduled maturity date of five to ten years, and payment of interest only non-amortizing debt until maturity as approved by the Executive Committee taking into account appropriate terms and yield curves.  None of the Financings will provide for any cross default provisions among the Property loans.

(iii)

The Company shall use its best efforts to cause each Financing to permit the exercise by the Members of any purchase and sale rights contained in Article 10 of this Agreement, or any other transfer of the Property or Percentage Interests in the Company between the Members, without regard to any due on sale provision contained in the Financing and without payment of any prepayment penalty or assumption or other fee, except for an administrative fee to the lender to process any ownership change.

(iv)

Each Property Senior Financing will close at or near the acquisition of the Property.  All fees and costs associated with the Financings will be paid by the Company, and will be capitalized and amortized over the life of the Financing.

(c)

Interim Financing.  Notwithstanding anything to the contrary set forth in this Section, in the event that Property Senior Financing may not be available at the acquisition date for any Property or in order to expedite the acquisition of the Property when reasonably determined necessary by Inland, either Member shall have the right, directly or through one of its Affiliates, but only after the approval of the Executive Committee, to provide interim financing for the Company which is secured by a first mortgage, deed of trust or other security instrument on the applicable Property, payable by the Company on demand at market rates of interest in an amount which is no greater than 55% of the total acquisition cost of the Property.

6.4

Operation in Accordance with REIT Requirements.  The Members acknowledge that Inland is a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and that the ability of Inland to be qualified as a REIT will depend upon the nature of the Company’s operations.  Accordingly, notwithstanding anything to the contrary contained herein, the Manager shall endeavor to operate the Company at all times in a manner that will enable Inland to satisfy all the requirements applicable to a REIT with respect to its activities, income, operation, and assets as set forth in Code Section 856, et seq. (the “REIT Requirements”) and avoid the imposition of any federal income or excise tax liability on Inland, all at no monetary cost to the Company.  In addition, the Manager shall cause the Company to avoid taking any action that would result in Inland ceasing to satisfy any of the REIT Requirements or would result in the imposition of any federal income or excise tax liability on Inland, but if such action or inaction would have the effect or could reasonably be expected to have the effect of preventing the Company from being able to operate substantially as contemplated or provided for herein or for the purposes or with the economic results contemplated by the Members (in any such case, a “Disabling Event”), then SAU shall first have the right to verify that such action or inaction is necessary for Inland as described above.  Upon the recommendation of the Manager and after verification by SAU as provided above if applicable, the Executive Committee shall not knowingly take or omit to take any course or action or require that the Manager take or omit to take any course of action which is inconsistent with the foregoing.

If a Disabling Event occurs, SAU shall thereafter at any time until the Disabling Event is no longer in effect, have the right to exercise immediately the provisions of Section 10.5 or 10.6 of this Agreement (notwithstanding the times at which such provisions of such Sections 10.5 and 10.6 could otherwise be initiated).  Once the provisions of Section 10.5 or 10.6 have been so exercised, SAU shall have the right to complete the actions resulting therefrom, notwithstanding that the Disabling Event may no longer be in effect after such exercise.

ARTICLE 7.

Accounting and Distributions

7.1

Books of Account.  Maintenance of Books of Account.  At all times during the continuance of the Company, the Manager shall cause proper and true books of account to be maintained in conformity with generally accepted accounting principles consistently applied (“GAAP“) wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company’s activities, and all of such other transactions, matters and things relating to the Company as are usually entered in books of account kept by persons engaged in activities of a like kind and character.  All reports prepared pursuant to this Article 7 shall be prepared separately for each Property and also on a consolidated basis for the Company and all of its Subsidiaries that hold title to any of the Properties.

7.2

Financial Statements and Reports.

(a)

Reports.  The Property Management Agreement attached hereto as Exhibit 8-C sets forth the format of financial statements which shall be delivered to the Company by the Property Manager (as defined herein) with respect to the Properties, including, but not limited to, commercial income statements on a cash basis as of the last day of each month for each Property, general ledger detail and various other reports, which shall be delivered to the Members within 5 business days after the end of the month.  On a quarterly basis, in addition to the accrual basis financial statements to be prepared for each Property, the Manager shall provide to the Members consolidated statements with respect to all of the Properties owned by the Company or its Subsidiaries with necessary support, as reasonably requested, along with a detailed leasing status report and report of major variances between budget and actual.  With the exception of the leasing status report and the variance report which shall be delivered to the Members within 18 business days after the end of the quarter, all other quarterly reports shall be delivered to the Members within 14 business days after the quarter.

(b)

Financial Statements; Tax Returns. The Company’s books of account shall be closed as soon as practicable after the close of each calendar year (which shall be the Company’s “Calendar Year”) and an annual audit shall be performed at the expense of the Company in accordance with GAAP by KPMG LLP or such other independent certified public accounting firm approved by the Members (such initial firm of accountants, or any replacement firm so selected, the “Accountants”), which final audited financial statement shall be delivered no less than 60 calendar day after the end of the Calendar Year.  The Manager shall cause to be delivered to the Members within 75 days after the close of each taxable year, the tax return for the Company and/or any subsidiary entity of the Company that owns any Property, which can be used by the Members for tax reporting purposes.  Such financial statements shall include certification by the Manager that any and all distributions made by the Company were made in accordance with the terms of this Agreement, and a verification thereof by the Accountants.  The Manager shall be responsible for engaging the Accountants to prepare and seeing to the filing of all Federal, state and local tax returns on behalf of the Company, and all costs of preparing the audited financial statements and tax returns shall be an expense of the Company.

7.3

Percentage Interests.  The Percentage Interest of each Member at any time shall be a percentage equal to the then aggregate Capital Contribution of such Member divided by the aggregate Capital Contributions of all Members.

(a)

Initial Percentage Interests.  The initial Percentage Interests of the Members are as follows:

SAU	80%
Inland	20%

(b)

Adjustments to Percentage Interests.  The Percentage Interests of the Members are expected to remain the same throughout the term of the Company; however, the Percentage Interests shall be modified to reflect any additional Capital Contributions made by any Member, including in the event that Inland elects pursuant to Section 5.1(c) to make an Inland Additional Capital Commitment to the Company in a ratio which is less than the 80/20 ratio by which the Initial Capital Commitments are to be made by SAU and Inland, and as provided in Section 5.3(b), in which event the Percentage Interests of the Members shall be adjusted on a basis which is determined by a fraction, the numerator of which is the Capital Contribution of the Member whose Percentage Interest is being determined and the denominator of which is the total amount of Capital Contributions made by all of the Members.

(c)

Adjustment Methods.  In the event of any changes in any Member’s Percentage Interest during the Calendar Year, the Manager shall take into account the requirements of Code Section 706(d) and shall have the right to select any method of determining the varying interests of the Members during the Calendar Year that satisfies Code Section 706(d), subject to the approval of the Executive Committee.

7.4

Distributions of Cash Flow.

(a)

Definitions.  The following terms shall have the meanings ascribed to them below.

“Expenses.”  For a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid or required to be paid during such period of time in accordance with the terms of this Agreement or in accordance with any Annual Plan approved pursuant to this Agreement or otherwise in connection with the business of the Company or its Subsidiaries, including, without limitation:

(A)

expenses, costs and charges in connection with the acquisition, ownership, operation, management or leasing of all or any portion of any Property;

(B)

expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or addition or capital improvement to any portion of any Property, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Company;

(C)

payments of all outstanding principal and interest due with respect to and Senior Property Financings and Company Loans, if any;

(D)

all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Company or any Property;

(E)

utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to any Property;

(F)

management fees, asset management fees and other fees and reimbursements payable to the Property Manager pursuant to the Property Management Agreement;

(G)

expenditures required to be made in connection with any lease covering space in or at any Property, including tenant improvements, tenant allowances and payments, costs incurred in connection with the Company (or any Subsidiary) assuming a tenant’s lease obligations with respect to other real property and costs incurred in connection with the Company’s (or any Subsidiary’s) exercise of a right, or entering into an agreement, to “takeback” space in any Property;

(H)

the net increase, if any, in the Reserves during such period of time;

(I)

the fees and expenses of attorneys, accountants, architects, engineers, appraisers, and other professionals retained by or on behalf of the Company in accordance with the terms hereof; and

(J)

all other customary and necessary direct out-of-pocket costs and expenses of the Company reasonably incurred in accordance with this Agreement.

Notwithstanding the foregoing, there shall, however, be excluded from Expenses:

(i)

all noncash items such as depreciation;

(ii)

Distributions;

(iii)

all payments, deposits, expenses and reserves deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow (as such terms are defined below);

(iv)

any expense, cost or charge enumerated above, to the extent such expense, cost or charge was paid from Reserves; and

(v)

expenditures that would be capitalized pursuant to generally accepted accounting principles consistently applied, to the extent that (x) the Company has Reserves available to pay such expenditures; (y) the Company has obtained a credit facility which is available to pay such expenditures; or (z) the Members agreed, prior to acquiring the Property to which said expenditures relate, to contribute additional capital when needed to pay such expenditures.

“Major Capital Event”.  Any transaction with respect to any Property which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), damage recoveries (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), receipts of insurance proceeds (other than rent or insurance proceeds) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), borrowings, and other transfers or dispositions of all or a significant part of (i) any Property or (ii) the aggregate assets of the Company.

 “Net Extraordinary Cash Flow”.  The amount remaining, if any, after subtracting from cash receipts arising from a Major Capital Event (i) all expenses of, and payments and deposits by, the Company related to such Major Capital Event, including, without limitation, any payment made in respect of any indebtedness encumbering the Property, and (ii) such reasonable reserves for the business of the Company as may be authorized pursuant to any Annual Plan, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Company Loans, if any.

“Net Ordinary Cash Flow”.  For any given period of time, the Receipts for such period of time minus the Expenses for such period of time.

“Receipts”.  For any given period of time, a sum equal to the aggregate of all amounts actually received by or unconditionally made available to the Company from or in respect of all of the Properties or other property of the Company during such period, including, without limitation:

(A)

all rents, percentage rents, expense reimbursements and other charges received from tenants and other occupants of the Properties;

(B)

proceeds of rent insurance and business interruption insurance;

(C)

all utility or other deposits owned by and returned to the Company;

(D)

interest, if any, earned on tenants’ security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

(E)

interest, if any, earned and available to the Company on any Reserves or other Company funds, or on any escrow or other funds deposited by the Company with others;

(F)

the amount of any net reduction of Reserves other than to pay Expenses; and

(G)

revenue received by the Company from any other source.

Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Members pursuant to this Agreement, (x) each tenant’s security deposit and interest thereon, if any, as long as the Company has a contingent legal obligation to return that deposit or such interest thereon, and (y) amounts arising from a Major Capital Event.

“Reserves”.  The amounts of reserved cash set forth in an Annual Plan, or otherwise reasonably determined from time to time or at any time by the Executive Committee to be necessary or advisable, or as required by any secured lender to the Company pursuant to any Financing (“Secured Lender”), for (i) payment of debt service coming due within a reasonable future time with respect to indebtedness of the Company; (ii) management, operation, improvement, maintenance, replacement or preservation of any Property; (iii) payment of taxes, insurance premiums and other reasonably anticipated costs and expenses of the Company; and (iv) increases in working capital and other contingencies.

“Unreturned Capital”. shall consist of so much of a Member’s Capital Contributions hereunder, less any returns to a Member of such Member’s Capital Contributions by way of distributions under paragraph 7.4(c)(i).

(b)

Distribution of Net Ordinary Cash Flow.  Net Ordinary Cash Flow shall be distributed on a monthly basis within fifteen (15) days after the end of the month for which Net Ordinary Cash Flow is being determined and distributed to the Members according to their Percentage Interests, unless the Members unanimously agree to the contrary.

(c)

Distribution of Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow shall be distributed within 10 days of a Major Capital Event in the following rank and order:

(i)

First, to and among the Members in an amount equal to each Member’s Unreturned Capital; provided, however, if there is insufficient Net Extraordinary Cash Flow available for distribution to pay all Members’ Unreturned Capital, then the amount of such distribution shall be made to and among the Members in accordance with the ratio that the amount of each Member’s Unreturned Capital bears to the aggregate Unreturned Capital of all of the Members; and

(ii)

Second, if the IRR of the Members (as determined in Section 7.4(d)) is less than 11%, to and among the Members according to their Percentage Interests; and

(iii)

Third, if the IRR of the Members is at least 11%, but not more than 13%: 5% to Inland as an Incentive Distribution (as defined in Section 7.4(d)), and the balance to and among the Members according to their Percentage Interests; and

(iv)

Fourth, if the IRR of the Members is greater than 13%: 25% to Inland as an Incentive Distribution, and the balance to and among the Members according to their Percentage Interests.

(d)

Incentive Distributions.

(i)

Within 10 days after a Major Capital Event by the Company (or one of its Subsidiaries), and the determination of the amount of Net Extraordinary Cash Flow which is distributable to each Member with respect to such Property, the Manager shall cause each Member’s internal rate of return (“IRR”) to be calculated taking into account the amount and timing of all Capital Contributions and all distributions made hereunder prior to such Major Capital Event with respect to all of the Properties of the Company in accordance with EXHIBIT 7-A attached.  Inland shall be entitled to an incentive distribution (the “Incentive Distribution“) set forth below (the “Incentive Distribution Percentage) depending upon the IRR of the Members and as reflected in Section 7.4(c)(iii) and (iv):

Members’

Internal Rate of Return (“IRR”)

(The calculation of the IRR shall take into account the amount and timing of all Capital Contributions of and distributions to Members and shall be determined in accordance with the rules contained in EXHIBIT 7-A.)

Incentive Distribution to Inland
After the IRR is 11% and until the IRR is 13%	5%
After the IRR is greater than 13%	25%

By way of example, suppose (i) the net proceeds from the sale of a Property owned by the Company are $200, (ii) there are no Company Loans and no Default Contributions have been made, (iii) the Members’ Unreturned Capital is $70 which will be distributed pursuant to Section 7.4(c)(i), and (iv) after an additional $30 is distributed to the Members under Section 7.4(c)(ii), each Member will have achieved an IRR of greater than 11%, but less than 13%.  Then, the next $100 would be distributed as follows: $5 would be distributed to Inland as an Incentive Distribution, and the remaining $95 would be distributed $76 to SAU and $19 to Inland in accordance with their respective Percentage Interests.  (See EXHIBIT 7-B).  For purposes of determining whether the IRR has been met hereunder, no Member shall be deemed to have received the amount of the Incentive Distributions paid to Inland hereunder.  No amount paid by the Company to Inland as Incentive Distribution is intended to constitute a fee or other remuneration for services.

(ii)

Each calculation of the Incentive Distribution will be made on a cumulative basis. After determination of the aggregate amount of the Incentive Distribution payable at any time to Inland hereunder, the Incentive Distribution shall be adjusted as follows:  (A) the amount of the Incentive Distribution payable to Inland shall be decreased by the amount of any and all Incentive Distributions previously paid to Inland in connection with a Major Capital Event and (B) the amount of the Incentive Distribution payable to Inland shall be increased by the amount of any and all Incentive Distributions Repayments (as defined herein).  In the event that at any time hereafter the aggregate amount of the Incentive Distribution to which Inland is entitled hereunder is less than the amount which has previously been paid to Inland as Incentive Distribution hereunder, Inland shall pay to the Company (each an “Incentive Distribution Repayment”) the lesser of (i) the difference between the amount which has previously been paid to Inland and the lower amount to which Inland is entitled hereunder, or (ii) the amount of all Incentive Distributions paid to Inland (less any Incentive Distributions Repayments previously repaid by Inland to the Company).  At Inland’s election, the Incentive Distribution Repayment may be made by Inland from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow due to Inland.

(iii)

In the event that at any time hereafter the aggregate amount of the Incentive Distribution to be paid to Inland is greater than the amount of Net Extraordinary Cash Flow which is available to satisfy the Incentive Distribution, including, but not limited, as a result of the disposition of all of the Properties of the Company, then each Member shall repay to the Company upon demand on a pro rata basis such portion of the distributions previously made by the Company to such Member as shall be necessary to permit the Company to pay the Incentive Distribution which is due to Inland hereunder.

(e)

Repayment of Loans.  Prior to the distribution by the Manager of any Net Ordinary Cash Flow, Net Extraordinary Cash Flow or Incentive Distribution to the Members, the Manager shall cause the principal amount and any interest due and owing on any Company Loan made by Members to the Company to be repaid in full.

(f)

Restrictions on Distributions.  Notwithstanding the distributions contemplated by this Section, if the Company has creditors, no distribution may be made if, after giving effect to such distribution, either (i) the Company would be unable to pay its debts as they become due in the usual course of business or (ii) the net assets of the Company would be less than zero.

7.5

Allocation of Income and Losses.  The agreement of the Members concerning the maintenance of capital accounts, allocation of income and loss, and other related tax matters is set forth in EXHIBIT 7-C, attached hereto and made a part hereof.

7.6

Guarantees.  Notwithstanding the terms of any guarantee or other document executed by a Member or the Manager or any of their affiliates (collectively, a “Guarantor”), the Company shall indemnify and hold harmless any Guarantor who is required to provide a guarantee with respect to any third party indebtedness of the Company.  If any Guarantor is required to make any payment with respect to a guarantee of any Company indebtedness, the Company shall reimburse such Guarantor for such payment and all costs and expenses of the Guarantor in connection therewith from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow, before making any other distributions to Members pursuant to this Agreement.

ARTICLE 8.

Rights, Duties, Liabilities and Restrictions of the Manager

8.1

Manager.

(a)

Generally.  Subject to the terms of this Agreement, the day-to-day business affairs of the Company shall be managed by the Manager, who shall be appointed and, as the case may be, removed and replaced, in accordance with the terms of this Agreement.

(b)

Number.  There shall be one Manager of the Company.

(c)

Election; Removal; Replacement.  The Members do hereby elect Inland Southeast Retail Real Estate Manager, L.L.C. as the initial Manager of the Company.  Members holding 100% of the Percentage Interests shall have the authority at any time and from time to time hereafter to remove, replace and appoint the Manager. The Person appointed as Manager shall serve as Manager unless and until replaced pursuant to this Section 8.1.  If the Manager (i) breaches this Agreement by taking actions that constitute Major

Decisions without the approval of the Executive Committee, (ii) takes any action or omits to take any action on behalf of the Company that constitutes fraud, bad faith, or wanton and willful misconduct, or (iii) fails in any material respect to satisfy its duties and obligations set forth herein, and, with respect to any breach that is capable of being cured, such failure is not cured (A) with respect to a matter which is solely within the control of the Manager, within 30 days and (B) with respect to a matter which is not solely within the control of the Manager, within 90 days, or if such matter is not capable of being cured within said 90 day period, as otherwise extended by agreement of the Executive Committee, but absent agreement of the Executive Committee, within said 90 day period, in each case after written notice from any Member that is not an Affiliate of Inland, including SAU (the “Aggrieved Member“), then the Aggrieved Member shall have the right by notice to the Manager (the “Replacement Notice“) to designate an asset manager for, or an Affiliate of the Aggrieved Member to replace the Manager and thereafter to serve as Manager, with said replacement to be effective on the tenth (10th) day following the furnishing of the Replacement Notice, subject however to the Manager’s rights to dispute said replacement, as provided below in this Section 8.1(c).  If the Manager disputes the basis on which the Replacement Notice is issued by the Aggrieved Member, the Manager shall have the right, to be exercised within ten (10) days after receiving the Replacement Notice, to submit the matter of whether the Aggrieved Member is entitled to replace the Manager in accordance with this Section 8.1(c) (and no other matter) to the American Arbitration Association in Chicago, Illinois for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures. If the Manager does make such submission within such ten (10) day period, the Manager shall remain as the Manager unless the arbitrators conclude that the Manager should be replaced by the Aggrieved Member’s designated Affiliate.  The decision of the arbitrators shall be final and may be enforced by the winning party in any court of competent jurisdiction.  All costs of the arbitration and such enforcement shall be borne and promptly paid by the losing party.  The Manager and the Aggrieved Member shall make all submissions to the arbitrators in a timely manner and shall otherwise cooperate to achieve a timely resolution of the dispute. If the arbitrators in the arbitration process set forth above fail to render a decision within six (6) months after the Manager’s submission thereto, the Buy-Sell Option set forth in Section 10.5 shall apply.  Upon the furnishing of a Buy-Sale Notice pursuant to Section 10.5(a), the arbitration process shall be terminated, and no decision shall be rendered.

8.2

Authority of Manager.

(a)

Exclusive Right to Manage.  Subject to the Annual Plan approved by the Executive Committee, and except as otherwise provided herein, (i) the Manager shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Company, and (ii) the Manager shall make all decisions affecting the affairs and business of the Company and shall carry out the purposes of the Company as set forth herein.

(b)

Power and Authority.  Consistent with the purposes of the Company, the Manager shall have the power and authority, subject to the provisions of this Agreement (including the exhibits hereto), to acquire assets; purchase goods and services; sell, exchange, lease, license or otherwise deal in or with any and all assets of the Company; borrow funds to finance the Company’s activities and in connection with such borrowing, mortgage, hypothecate, pledge, lien or otherwise encumber the revenues and assets of the Company; manage or arrange for the management of the Properties; supervise any construction on the Properties; enter into any contract or agreement or amend or cancel the same; invest and reinvest any funds or other assets of the Company, all as incident to or necessary for the operations of the Company.

(c)

Major Decisions.  Notwithstanding any other provisions of this Agreement that are or may be construed to the contrary, the Manager shall not be authorized to take, and shall not take, any of the actions or make any of the decisions that are listed on EXHIBIT 8-A hereto (each a “Major Decision”), without the prior written consent of the Executive Committee.

(d)

Inland Services.  Except where a lender to the Company requires otherwise, the Company and/or its Subsidiaries shall retain any one or more companies wholly-owned by Inland or its Affiliates (the “Property Manager”) to provide day-to-day decisions and operations as to the management of the Properties, including, but not limited to, services related to the acquisition, operation and leasing of the Properties as described on EXHIBIT 8-B attached hereto and made a part hereof, which services shall be provided to the Company (and/or its Subsidiaries) pursuant to the terms of the Property Management Agreement attached hereto as EXHIBIT 8-C (the “Property Management Agreement”). The Property Management Agreement shall be entered into between the Company (or their title-holding subsidiary entities) and the Property Manager with respect to each of the Properties.  Upon termination of the Property Management Agreement as provided therein, including any termination for “cause” as provided in the Property Management Agreement, Inland agrees to assist SAU in securing an unaffiliated third party property manager and leasing agent satisfactory to both parties, and further, if management and leasing services are not being provided by Inland or an Affiliate of Inland, the consent of the Executive Committee shall be required for any additional outsourcing of services to third parties. Inland acknowledges that SAU, acting alone on behalf of Company, shall have the right to exercise Company’s rights and remedies, at law, in equity, or under the Property Management Agreement, in the event of a material breach of the Property Management Agreement by the Property Manager. Any and all such agreements shall terminate upon the sale of the Property to any party other than Inland.  The Property Manager shall be entitled to enter into sub-management agreements with respect to any Property to be managed pursuant to the Property Management Agreement.

(e)

Insurance.  The Manager shall cause the Company and or its Subsidiaries to carry comprehensive liability and fire insurance and, where appropriate and commercially available, terrorism, earthquake, flood and wind insurance, extended coverage, and other appropriate insurance coverage as determined by the Manager, including any insurance coverage required by any lender to the Company, with respect to each Property all in form and substance acceptable to the Members.  The required insurance for the Company and its Subsidiaries shall be set forth in the Annual Plan.

(f)

No Duty to Inquire.  Nothing herein contained shall impose any obligation on any person or firm doing business with the Company to inquire as to whether or not a Manager has exceeded his power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

(g)

Tax Elections.  Subject to the prior approval of the Executive Committee, the Manager shall have the right to make (and revoke) any and all tax elections for the Company, including, without limitation, an election to adjust the tax basis of Company assets.

(h)

Proscriptions.  The Manager shall have no authority to expend or use Company money or property other than on the account and for the benefit of the Company or to pledge any of the Company’s credit or property for other than Company purposes.

8.3

Annual Plan.

(a)

Annual Plan.  The Manager shall prepare and submit to the Executive Committee for approval a proposal (a “Proposed Annual Plan”“) for the following items (collectively, if and to the extent approved by the Executive Committee in accordance with this Agreement, the “Annual Plan“) for the Company and each Subsidiary on an annual basis: (i) an operating budget (the “Operating Budget“) setting forth the estimated revenues and expenses (including variances and contingencies) of the Company and each Subsidiary for the ensuing Calendar Year on a line item basis; (ii) a capital budget (the “Capital Budget“), which shall include the proposed capital expenditures (including variances and contingencies) relating to each Property and sources of funds in connection therewith on a line item basis, including the projected time for, and amount of, any projected Capital Contributions to be required by the Members during the period covered by such budget; and (iii) a leasing budget and plan (including variances and contingencies) for each Property, and leasing guidelines for each Property which will include minimum and maximum length of lease terms and the minimum permissible “economics” of leases (to be specified as a net present value or another reasonable methodology incorporating factors such as minimum rental rates, brokerage commissions, tenant improvement costs, landlord contribution costs and free rent periods) (the “Leasing Guidelines“).  The Proposed Annual Plan for each subsequent Calendar Year of the Company shall be prepared by the Manager and submitted for the approval by the Members, such submission to be made not later than October 1 of the year prior to the Calendar Year covered thereby, provided, however, the first Annual Plan shall be prepared by the Manager and submitted for the approval by the Members on or prior to the acquisition of the first Property by the Company.

(b)

Revisions to Annual Plan for Property; Cost Over-Runs.  In connection with the approval process pursuant to Section 6.1(g), the Manager shall submit to the Executive Committee, concurrently with the request for final approval of the Company’s acquisition of any Property, (i) a proposed amendment to the Annual Plan to reflect the Company’s acquisition of the Property, including proposed modifications to the Capital Budget, for the period of through the end of the calendar year in which the Property is acquired, and (ii) a proposed amendment to the Annual Plan to reflect the sources and uses of funds in connection with said acquisition, including an explanation of any Capital Calls and borrowings that will be required in connection with said acquisition (an “Acquisition Budget”).

(c)

Revisions to Annual Plan for Changes in Receipts and Expenses.  If at any time the Manager believes that the Annual Plan requires modification to reflect changes in Receipts or Expenses not reflected in the then-current Annual Plan, the Manager shall propose an amendment of the Annual Plan.  Any amendment or modification proposed by the Manager with respect to the then-applicable Annual Plan shall be subject to approval by the Executive Committee in accordance with the same procedures as are set forth herein for approval of a Proposed Annual Plan. The Manager shall make itself available to answer question concerning the Proposed Annual Plan from the Executive Committee.  Notwithstanding anything to the contrary set forth in an Annual Plan, the Manager shall be entitled to expend as reasonably necessary up to 105% of the amount authorized to be expended for any item described in any Annual Plan.

(d)

Procedure for Approval.  No later than December 15 of the year prior to the Calendar Year covered thereby, the Executive Committee Members appointed by SAU (for purposes of this Section, referred to as the “Other Member”) shall furnish a written response to the Manager, (i) identifying all elements of the Proposed Annual Plan which said Other Member approves, (ii) identifying any elements of the Proposed Annual Plan which the Other Member disapproves, including an explanation of the reasons for said disapproval, and (iii) proposing specific alternatives to the elements that are disapproved.  The Member that is an Affiliate of the Manager (and its representatives on the Executive Committee) shall automatically be deemed to have approved each Proposed Annual Plan, any modifications thereto, and any modification to any Annual Plan that is submitted by the Manager to the Members.  The Members shall cooperate in good faith in an effort to resolve any disagreements regarding a Proposed Annual Plan prior to the commencement of the Calendar Year to which it relates.  If the Members shall consider for adoption a Proposed Annual Plan for any year and shall fail to adopt it in its entirety because one or more of its elements have been disapproved in accordance with this Section 8.3(d), then the Company shall adopt as the Annual Plan for such year such Proposed Annual Plan exclusive of the items as to which there is disagreement.  If all or any elements of a Proposed Annual Plan have not been approved in accordance with this Section 8.3(d) on or before the start of the Calendar Year to which said Proposed Annual Plan relates (said elements being referred to as “Disapproved Elements“), then the Company may, until the disagreement over such element is resolved, as to each Disapproved Element, expend up to 105% of the amount authorized to be expended for said Disapproved Element for the Calendar Year for which an Annual Plan (or the relevant portions thereof) has been approved .

(e)

Nondiscretionary Items.  Notwithstanding anything to the contrary contained herein, expenditures for Nondiscretionary Items shall not be limited by amounts set forth in an Annual Plan.  As employed herein, the term “Nondiscretionary Items” means the funds needed to pay when due real estate and other taxes affecting the Company assets, utility charges and insurance premiums, charges for snow, ice removal and plowing and funds needed in the case of an emergency involving an immediate threat to persons, property or the continued operations of the Property necessary, in the Manager’s sole and good faith judgment, to mitigate or eliminate such threat.

(f)

Long-Term Plan Items. In addition to the foregoing, elements of any Proposed Annual Plan that are approved by the Members, the cost of which the Members expected to be incurred over more than one year (and therefore to be included in more than one Annual Plan) shall be deemed approved in advance with respect to future Annual Plans, but such costs approved in future years must be specifically included in any future Annual Plans for reconsideration at such time.

8.4

Bank Accounts. Except as set forth herein with respect to proceeds from a Major Capital Event, pending any expenditure, distribution or long-term investment, all funds of the Company shall be deposited in the Company name in such bank account or accounts as shall be designated by the Manager from time to time; including, but not limited to, a co-mingled operating account from which the receipts and expenses of the Properties will be managed, a lock-box account through which rents and other receipts will be collected and such other Company accounts as shall be necessary in connection with the operations of the Company and payment of Company operating expenses. All Expenses of the Properties shall be paid from and maintained in co-mingled accounts, but Reserves shall be paid from and maintained in segregated accounts for the benefit of the Company; provided, however, that the Manager shall cause any funds in excess of Expenses of the Properties and Reserves to be transferred to a segregated account for the Company on a monthly basis.  Upon the receipt by the Company of proceeds from any Major Capital Event, such funds shall be deposited directly into the Company’s segregated account.  All withdrawals from accounts maintained for or on behalf of the Company shall be made upon the signature of such person or persons as the Manager may designate.  In no event shall funds of a Subsidiary be deposited in any account of any Person other than the Company or a Subsidiary.  Manager shall not be liable if co-mingling the funds of the Company or another Subsidiary could cause the corporate veil of the Company or a Subsidiary to be pierced or otherwise affect the limited liability of the Company or any Subsidiary; provided, that the co-mingling of funds of the Company and any Subsidiary was determined by the Manager in good faith to be commercially reasonable.

8.5

Compensation of Manager.  Except as otherwise set forth in this Agreement, during the term of the Company, the Manager shall not be entitled to any fees or other remunerations for its services as Manager of the Company.

8.6

Expenditures by Manager.  The Company shall reimburse the Manager for any out-pocket costs that may be reasonably expended by the Manager on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

8.7

Liability of Manager.  The Manager (which for purposes of this Section 8.6 and Section 8.7 shall include its partners, officers, directors, shareholders, members, managers, employees, agents, affiliates and legal representatives) shall not be liable to a Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence of any employee, provided that such employee was supervised with reasonable care, or for the negligence, dishonesty or bad faith of any broker or other agent of the Company, provided that such broker or agent was selected, engaged or retained and supervised with reasonable care. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care.  The Members shall look solely to the assets of the Company for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they shall have no recourse against the Manager for such purpose.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) the Manager for any liability it may have to a Member or the Company for any actions by the Manager, or its agents or employees, which constitute the breach or violation of its obligations under or in connection with this Agreement or any liability by reason of fraud, bad faith, gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

8.8

Indemnity.

(a)

Company Indemnity.  The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member and its Affiliates, including without limitation, the Manager, and each Executive Committee Member, and the managers, members, officers, employees or agents of any of the foregoing (collectively, the “Indemnified Party“) against any losses, claims, cost, expenses, damages, demands or liabilities to which such Indemnified Party may become subject as a result of claims brought by third parties (i.e., any Person that is not an Affiliate of SAU or Inland or Henderson) in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnified Party in connection with this Agreement or the Company’s business or affairs; but only to the extent that such act or omission (i) was not attributable to such Indemnified Party’s fraud, bad faith, willful misconduct or gross negligence and (ii) did not constitute a material breach or violation by said Indemnified Party of its material obligations under or in connection with this Agreement.  If an Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall make advances to such Indemnified Party for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnified Party shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Party was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. Any indemnity under this Section 8.8(a) shall be paid solely out of and to the extent of Company assets and shall not be a personal obligation of any Member.

(b)

Release and Member Indemnity. Each Member hereby releases the other Member, the Executive Committee Member appointed by such other Member, the Manager and each of their Affiliates and holds them harmless from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or incidental to any action or omission of the Member, the Executive Committee Member or the Manager taken or omitted to be taken reasonably and in good faith and in conformity with the material terms of this Agreement, except to the extent that such actions or omissions arise out of or are incidental to the fraud, bad faith, willful misconduct or gross negligence of such party.  To the extent not released hereby, each Member and the Manager (each such Person being referred to herein as an

“Indemnitor”) shall indemnify, defend and hold harmless the Company and each of the other Members and their Affiliates from and against any and all claims, demands, liabilities, costs, damages, expenses and cause of action of any nature whatsoever arising out of or incidental to any act performed by or on behalf the Indemnitor or the Executive Committee Member appointed by any Member not taken reasonably and in good faith and in conformity with the material terms of this Agreement, or out of or incidental to fraud, bad faith, willful misconduct or gross negligence.  A Member whose Affiliate is serving as the Manager shall be jointly and severally liable with said Affiliate for the performance of the Manager’s obligations as an Indemnitor under this Section 8.8(b).

(c)

Survival. The provisions of this Section 8.8 shall survive for a period of three years from the date of dissolution of the Company, provided that if at the end of such period there are any actions, proceedings or investigations then pending, an Indemnified Party may so notify the Company, the Members and the Manager at such time (unless the Indemnified Party has previously provided notice to the Company, the Members and the Manager of such matter), which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein and the provisions of this Section 8.8 shall survive with respect to each such action, proceeding or investigation (or any related action, proceeding or investigation based upon the same or similar claim) for which the Company had notice until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Company under this Section 8.8 shall be satisfied solely out of Company assets.

(d)

Expenses.  To the extent that a Manager, Member, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection therewith.

(e)

Determination.  Any indemnification under paragraphs (a) and (b), above (unless ordered by a court), shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the manager, member officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in either paragraph (a) or (b), above.  The determination shall be made by the Executive Committee, excluding any member of the Executive Committee appointed by a Member who (or whose Affiliate) is a party to the action, suit or proceeding.

(f)

Payment in Advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding, as authorized by the Manager or Members in the specific case, as provided in paragraph (d), above, upon receipt of an undertaking by or on behalf of the manager, member, officer, employee or agent to repay that amount, unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized in this Section 8.8.

(g)

Indemnification Not Exclusive.  The indemnification provided by this Section 8.8 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company’s Certificate of Formation, or any agreement, vote of members or disinterested managers, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(h)

Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a manager, Executive Committee Member, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, Executive Committee Member, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person’s status as such, whether or not the Company would have the power to indemnify the person against the liability under the provisions of this Section 8.8.

(i)

Report to Members.  If the Company has paid indemnity or has advanced expenses to a manager, member, officer, employee or agent, the Company shall promptly report the indemnification or advance in writing to the Members.

(j)

Definitions.  For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, officer, employee or agent of the Company that imposes duties on, or involves services by the manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.  A person who acted in good faith and in a manner the person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 8.8.

8.9

Tax Matters Member.  Inland shall be the Company’s “Tax Matters Partner” as defined in Code Section 6231(a)(7) (the “TMP”).  The TMP shall have the right to resign by giving 30 days written notice to the Members.  Upon the resignation of the TMP, a successor TMP shall be selected by the Members.  The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the “Service”) and in connection with all subsequent administrative and judicial proceedings arising out of such audit.  The Company shall not be obligated to pay any fees or other compensation to the TMP in its capacity as such; provided, however, that all reasonable expenses incurred by the TMP in serving as the TMP shall be a Company expenses and the TMP shall be reimbursed by the Company in connection therewith.  Notwithstanding the foregoing, it shall be the responsibility of the Manager and of each Member, at their expense, to employ tax counsel to represent their respective separate interests.  If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Members, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the Capital Accounts of those Members on whose behalf such fees and expenses were incurred.  The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Code Section 6223(g), and shall furnish to each Member a copy of each notice or other material communication received by the TMP from the Service, and each notice or other communication sent by the TMP to the Service, except such notices or communications as are sent directly to such Member by the Service.  The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Company and all of the Members.  Notwithstanding the foregoing, the TMP shall not take any position or action with the Service without prior approval from the Members, including but not limited to any decision:

(a)

to enter into a settlement agreement which purports to bind Members other than the TMP;

(b)

to file a petition contemplated in Section 6226(a) or 6228(a) of the Code;

(c)

to file any request contemplated in Section 6227(b) of the Code;

(d)

to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

To the fullest extent permitted by law, the Company agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect of (i) all reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the Manager or the Company that arise out of or in any way relate to the TMP’s status as TMP for the Company, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken reasonably and in good faith to promote the best interests of the Company in accordance with this Agreement or (ii) to have constituted gross negligence, recklessness, intentional wrongdoing or breach or violation of this Agreement by the TMP.

ARTICLE 9.

Membership

9.1

Rights and Obligations of the Members.  Except as otherwise provided in this Agreement to the contrary, the Members shall take no part in the control or management of the affairs of the Company, nor shall a Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

9.2

Approval of Members.  Whenever any vote or consent of the Members shall be required pursuant to this Agreement, such vote or consent shall require the unanimous agreement of all of the Members.

9.3

Executive Committee.

(a)

Executive Committee.  When and to the extent that the Members are required to vote or consent or otherwise take any action hereunder, including, but not limited to, the approval of any Major Decisions, such vote, consent or action on the part of the Members shall be taken on behalf of the Members by the Executive Committee (the “Executive Committee”), except for the approval of the acquisition by the Company of any

Property, which acquisition must be approved by the Members in accordance with the procedure described in Section 6.1.

(b)

Number.  There shall be four (4) members of the Executive Committee.

(c)

Election; Removal; Replacement.  Inland does hereby elect Barry Lazarus and Laura Jachim to act on behalf of Inland on the Executive Committee (individually, an “Inland Executive Committee Member”, and collectively, the “Inland Executive Committee Members”) with James Kleifges designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two Inland Executive Committee Members.  Notwithstanding anything to the contrary contained herein, Inland shall have the authority at any time and from time to time to remove and replace any Inland Executive Committee Member (and any successor thereto). SAU does hereby elect A.J. Richard and Carrie DeWees to act on behalf of SAU on the Executive Committee (individually, an “SAU Executive Committee Member”, and collectively, the “SAU Executive Committee Members”) with James O’Brien designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two SAU Executive Committee Members.  Notwithstanding anything to the contrary contained herein, SAU shall have the authority at any time and from time to time to remove and replace any SAU Executive Committee Member (and any successor thereto).  If any Executive Committee Member is not available to attend and vote at any meeting of the Executive Committee, then the alternate Executive Committee Member named by such Member shall be entitled to act as an Executive Committee Member after notice from the Member whose alternate will be attending and voting to the other Member.  The Executive Committee Members, the Manager and the other Member shall be entitled to act in reliance upon the votes cast or the consents given by any alternate Executive Committee Member.

(d)

Decisions.  Whenever the Executive Committee shall be required to take any action, make any decision or exercise any discretion, the action, decision or exercise of discretion shall require the concurrence of all of the persons appointed to the Executive Committee (or his alternate when so acting).  Whenever the Inland Executive Committee Members or the SAU Executive Committee Members, as the case shall be, shall be required to take any action, make any decision or exercise any discretion on behalf of the Member which such Executive Committee Members represent, such action, decision or exercise of discretion by the Inland Executive Committee Members or the SAU Executive Committee Members, as the case may be, shall require the concurrence of all of the persons appointed as the Inland Executive Committee Members or the SAU Executive Committee Members.

(e)

Reliance on Executive Committee Members.  SAU agrees that whenever an action, consent, approval, decision, judgment, notice or other communication (an “SAU Communication”) is made by Henderson or any of the SAU Executive Committee Members on behalf of SAU, Inland, the Company and the Manager shall be entitled to rely upon such SAU Communication, and SAU shall be bound by all such SAU Communications.  Inland agrees that whenever an action, consent, approval, decision, judgment, notice or other communication (an “Inland Communication”) is made by any of the Inland Executive Committee Members, SAU, the Company and the Manager shall be entitled to rely upon such Inland Communication and Inland shall be bound by all such Inland Communications.

(f)

Meetings of the Executive Committee Members.  Regular meetings of the Executive Committee Members may be held on a monthly or other basis as agreed to by the Executive Committee Members from time to time.  Special meetings of the Executive Committee may be called for any purpose at any time by any Executive Committee Member.  Meetings shall be held at the principal office of the Company or such other place as may be designated by the Executive Committee Members or in the notice of a special meeting (which place must be reasonable).  Any actions required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting upon the unanimous written consent of the Executive Committee Members. Executive Committee Members may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

(g)

Officers of the Company.  The Executive Committee may from time to time appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Executive Committee may unanimously approve; provided, however, that no such officer shall have any different or greater rights and powers than the Manager has under this Agreement.  Officers appointed by the Executive Committee shall be entitled to be indemnified by the Company in accordance with Section 8.8.  At inception, the Company is not anticipated to have any officers.

(h)

Continuation of Business.  Upon the recommendation of the Manager, the Executive Committee shall approve all actions necessary (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company’s purposes.

(i)

Time.  The Executive Committee Members shall devote to the Company such time as may be necessary for the proper performance of all of their duties under this Agreement, but the Executive Committee Members shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Executive Committee Members.  The Executive Committee Members shall not incur any liability to the Company or to any Member as a result of engaging in any other business or venture.

(j)

Restrictions on Authority of the Executive Committee.  Without the consent of all Members, the Executive Committee shall have no authority to:

(A)

do any act in contravention of this Agreement or the Act;

(B)

possess property, or assign rights in specific Company property, for other than a Company purpose; or

(C)

knowingly perform any act that would subject any Member to liability for the obligations of the Company in any jurisdiction.

(k)

Liability of Executive Committee Members.  The Executive Committee Members shall not be liable to the Company or to any Member for any losses sustained or liabilities incurred as a result of any act or omission of the Executive Committee if the act or omission did not constitute fraud, bad faith, gross negligence, or willful or wanton misconduct.  For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent certified public accountants unanimously selected by the Executive Committee, will be presumed to have been done or omitted to be done in good faith and not to constitute fraud, bad faith, gross negligence or willful or wanton misconduct.

(l)

Compensation.  The Executive Committee Members shall not be entitled to compensation for their services as a member of the Executive Committee.

9.4

Liability.  No Member shall be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or required to be contributed by it to the Company under this Agreement and as otherwise specified in the Act.

9.5

Expenses of Members.  The Company shall reimburse the Members for any reasonable, out-of-pocket costs that may be expended by them on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

ARTICLE 10.

Admission of Additional Members; Assignment Provisions

10.1

Additional Members and Membership Interests.  No additional Members may be admitted to the Company, other than any transferee of the Interests in the Company currently owned by SAU or Inland, as the case may be, as and to the extent permitted under this Agreement.  No additional membership interests in the Company may be issued.

10.2

General Provisions.  The following rules shall apply to transfers of Company interests:

(a)

Definitions.  The following terms shall have the following meaning:

“Interest.”  The interest of each Member in the Company attributable to its status as a Member of the Company, including the right of such Member to any and all Distributions and other benefits (including management and voting rights) to which such Member may be entitled as provided in this Agreement and under applicable law, subject to all liabilities and obligations of such Member as provided in this Agreement and under applicable law.

“Transfer.”  As a noun, the transfer, sale, assignment, conveyance, gift, mortgage, pledge, hypothecation, charge or other encumbrance of a Member’s Interest (or, as the context may require, a direct or indirect interest in any Member), in whole or in part, whether voluntarily or by operation of law, or the entry by a Member into any agreement or contract to do so (that is not conditioned on any approval or other conditions required hereunder), or the consent by or permission of a Member to any of the foregoing with respect to such Member’s Interest (or a direct or indirect interest in such Member), or the sufferance by a Member of any third person to do any of the foregoing; and as a verb, to take any of the preceding actions; provided that:

(A)

In the case of SAU, no Transfer shall be deemed to have occurred by reason of any change from time to time in the beneficiaries of SAU or any merger or reorganization of SAU with or into any other Utah State-sponsored pension plan or retirement plan;

(B)

In the case of Inland, notwithstanding any other provision of this Agreement to the contrary, and subject to Section 10.9 hereof, no Transfer shall be deemed to have occurred by reason of (i) any merger or reorganization of Inland with or into any other entity, or (ii) any transfer by any owner of any partnership units issued by Inland, including any newly issued partnership units, or of any securities issued by Inland Retail Real Estate Trust, Inc. or any direct or indirect owner of Inland, subject only to any required consent of the mortgagee under any mortgage or beneficiary under any deed of trust of any Property of the Company.

“Transfer Affiliate.”  With respect to each Member, any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, such Member; or any Person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

(b)

Restrictions on Transfer.  Except as expressly permitted in Sections 10.2(e) and (f), no Member shall Transfer, or cause or permit the Transfer of, all or any portion of its Interest or any interest therein, without obtaining the prior written consent of the other Member.  Such consent may be given or withheld in the sole and absolute discretion of any Member, whether reasonable or unreasonable under the circumstances.  Any Transfer, or purported Transfer, of all or any part of an Interest made in violation of the provisions of this Article 10 shall be void and of no force or effect against the Company, the other Member, any creditor of the Company or any claimant against the Company, except as set forth in Section 10.9 hereof.  If a Member consents to a Transfer of the Interest of another Member or if a Member effects a Transfer of its Interest permitted under this Article 10, then the giving of any such consent or the making of such permitted Transfer in any one or more instances shall not limit or waive the requirement for such consent or the application of the provisions of this Article 10 to any other or subsequent Transfer of such Member’s Interest.

(c)

Condition to All Transfers.  It shall be a condition to any Transfer that any required consent to such Transfer by any Secured Lender shall have been obtained.  It shall also be a condition to the effectiveness of any Transfer of all or part of the Interest of a Member to a Person other than a Member, including Transfers otherwise permitted by Section 10.2(e) or (f), and a condition to the purported transferee of such Transfer being admitted as a Member of the Company or otherwise being entitled to any benefits or rights under this Agreement or otherwise associated with such Interest, that:

(i)

except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), (a) the transferee shall execute and deliver to the other Member a written agreement reasonably satisfactory to the other Member accepting and adopting the terms of this Agreement and unconditionally assuming and agreeing to be bound by all obligations, conditions and covenants of the transferring Member hereunder with respect to the Interest transferred (whether in existence at the time of such Transfer or accruing thereafter), and (b) any guarantor of the obligations of the transferor under this Agreement shall execute a written guaranty of the obligations of the transferee hereunder, to the same extent and on the same terms as such guaranty of the transferor’s obligations;

(ii)

except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), the other Member shall have received such evidence (including opinions of counsel) of the due authorization, execution and delivery of instruments by, and the validity and enforceability of such instruments against, such transferee as the other Member shall reasonably request; and

(iii)

the other Member, at its option, shall have received an opinion of counsel reasonably acceptable to the other Member that (a) such Transfer shall not violate any federal or applicable state securities law or cause the Company to fail to qualify for an exemption from registration under the federal and any applicable state securities laws, and (b) such Transfer will not result in the imposition of fiduciary responsibility on the Company, any Member or any Affiliate of any Member under the Employee Retirement Income and Security Act of 1974, as amended from time to time (“ERISA”).

(d)

Indirect Transfers.  If an Interest is at any time held by a Member that is a partnership, corporation, limited liability company, trust or other Person, any Transfer of a direct or indirect ownership interest in such Member shall be deemed a Transfer of the Interest of such Member and subject to the provisions of Section 10.2, except as expressly provided in Section 10.2(e) or (f) or in the definition of “Transfer.”

(e)

Certain Permitted Transfers.  Notwithstanding the provisions of Sections 10.2(b) and (d), but subject to the limitations of Section 10.2(c), any Person who is a stockholder, partner, member or other direct or indirect owner of any Member may, from time to time, Transfer all or a portion of such Person’s direct or indirect interest in such Member to any Person, provided that (i) any required consent of the mortgagee or beneficiary under any mortgage or deed of trust of any of the Property of the Company has been received, (ii) either (A) the assignee of such interest satisfies the provisions set forth in Section 10.2(g) or (B) the Members receive other evidence satisfactory to each of them that the proposed Transfer shall not result in adverse consequences to such Member or the Company relating to ERISA, and (iii) after giving effect to such Transfer, such Member would come within the definition of a “Transfer Affiliate” as applied to such Member as constituted on the Effective Date.  For avoidance of doubt, the parties expressly agree that the foregoing provisions (i), (ii) and (iii) shall not be applicable to any transaction which is not deemed to be a “Transfer” pursuant to the exceptions contained in the definition of “Transfer” in Section 10.2(a).

(f)

Transfers to Transfer Affiliates.  Subject to the limitations of Section 10.2(c) and except in the event that a Buy-Sell Notice (as defined in Section 10.10) shall have been given and remains outstanding, each Member shall have the right, at any time or from time to time, without the consent of the Manager or any other Member, to sell or assign all or any portion of its Interest to a Transfer Affiliate of such Member.  In the event of any such transfer, the transferee shall assume all obligations of the transferor attributable to the Interest transferred, in accordance with Section 10.2(c), provided that the transferor shall not thereby be released and shall continue to be jointly and severally liable with such transferee for all such obligations.  Furthermore, any transferee of all or any portion of the Interest of a Member shall have the right, pursuant to this Section 10.2(f), to assign all or any portion of its Interest to such Member or any Transfer Affiliate of such Member, except that if a Member has assigned its entire Interest, any further assignment of all or any portion of such Interest shall be subject to the provisions of this Article 10.  If a Member shall transfer less than its entire Interest to a Transfer Affiliate, references to such Member in this Agreement shall refer to such Member and its Transfer Affiliate collectively, and such transferor Member shall be authorized to act on behalf of such Transfer Affiliate for all purposes under this Agreement.

(g)

ERISA Provisions.  A purchaser or assignee referred to in Section 10.2(b) shall satisfy the provisions of this Section 10.2(g) if (a) such Person is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) the assets of such Person do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3101, and (c) such Person is not a “governmental plan” within the meaning of Section 3(32) of ERISA.  Each Member hereby agrees to indemnify, defend and hold the other Member harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in such other Member’s sole discretion) that such other Member may incur, directly or indirectly, as a result of a Transfer of a direct or indirect interest in such Member to any Person not satisfying the provisions of this Section 10.2(g).

(h)

Binding Effect.  Any Person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such Person has executed a counterpart hereof or any other document contemplated hereby.  No Person, including the legal representatives, heirs or legatees of a deceased Member, shall have any rights or obligations greater than those set forth herein and no Person shall acquire an interest in the Company or become a Member except as permitted hereby.

(i)

Actions Prior to Acceptance of Assignment.  The Company and the Manager shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (a), above, have been delivered to and accepted by the Manager.

(j)

Costs.  The out-of-pocket costs incurred by the Company in processing an assignment (including attorney’s fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Company.

10.3

Transfers by the Manager Prohibited.  The Manager’s interest in the Company is that of an agent of the Company under a contractual relationship and is not susceptible of being sold, assigned, pledged, mortgaged or otherwise disposed of or transferred.

10.4

Transfers by Members.

(a)

Continuation of Company Upon Certain Events.  The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Member shall not dissolve the Company, but it shall be continued with the successor or legal representative of the Member; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such Person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the written consent of the Members.

10.5

Option to Buy Interests after Second Anniversary.

(a)

Buy-Sell Notice.  At any time after the second anniversary of the Effective Date and before the fourth anniversary of the Effective Date, any Member (the “Initiating Member”) may give written notice (the “Second Year Buy-Sell Notice”) to the other Member (the “Responding Member”) stating that the Initiating Member desires to acquire the interests of the Responding Member for a stated amount set forth in the Second Year Buy-Sell Notice, which shall be not more than the aggregate of (i) the Responding Member’s Unreturned Capital as of the date of the Second Year Buy-Sell Notice, plus (ii) any accrued but unpaid amounts owed to the Responding Member pursuant to this Agreement, plus (iii) any Member Loans or Company Loans owed to the Responding Member, plus accrued interest thereon (the items described in subsections (ii) and (iii) as to each Member referred to as “Member Advances”), subject to adjustment as set forth in Section 10.11(i).  The Second Year Buy-Sell Notice shall state that the Initiating Member is willing to buy all of the Responding Member’s interests in the Company, and shall set forth the purchase price amount set forth in the Second Year Buy-Sell Notice, minus the amount of its Member Advances, on a Percentage Interest basis; for example, if the purchase price amount is $150, and the Responding Member’s Percentage Interest is 20%, then the purchase price on a Percentage Interest basis would be $7.50 per each point of Percentage Interest. If SAU is the Responding Member, then it shall have ten (10) business days from receiving the Second Year Buy-Sell Notice to request from the Manager such reasonable information regarding the Company and the Properties as it deems advisable in responding to the Second Year Buy-Sell Notice.

(b)

Response Notice.  On or before the 30th day after the receipt by the Responding Member of the Second Year Buy-Sell Notice (or, if later, the 20th day after receipt by SAU if it is the Responding Member of the information it may have requested from the

Manager as provided in Section 10.5(a)), the Responding Member may give written notice (the “Second Year Response Notice”) either (i) accepting the Initiating Member’s offer to purchase all of the Responding Member’s interests in the Company at the purchase price set forth in the Second Year Buy-Sell Notice, or (ii) agreeing to purchase all of the Initiating Member’s interests in the Company for an amount determined from the amount set forth in the Second Year Response Notice and which shall be equal to the lesser of (A) the aggregate of the Initiating Member’s Unreturned Capital as of the date of the Second Year Response Notice, plus the amount of the Initiating Member’s Member Advances, subject to adjustment as set forth in Section 10.11(i), or (B) the purchase price for the Initiating Member’s interests in the Company as calculated by using the purchase price per Percentage Interest set forth in the Second Year Buy-Sell Notice multiplied by the Percentage Interest of the Initiating Member when the Second Year Response Notice is given, plus the amount of the Initiating Member’s Member Advances.  For example, if the price per Percentage Interest set forth in the Second Year Buy-Sell Notice is $7.50 per each point of Percentage Interest, and the Percentage Interest of the Initiating Member is 80%, the purchase price for the Initiating Member’s interests in the Company would be $600.  If the Second Year Response Notice provides that the Responding Member is agreeing to purchase all of the Initiating Member’s interests in the Company, the Second Year Response Notice shall be accompanied by the tender to Chicago Title Insurance Company, Chicago, Illinois (the “Escrow Agent”) in an amount equal to the lesser of 5% or $1,000,000, as the case may be, of the purchase price (the “Buy-Sell Deposit”).  If the Second Year Response Notice accepts the Initiating Member’s offer to purchase, then within five (5) business days after its receipt of the Second Year Response Notice, the Initiating Member shall tender to the Escrow Agent an amount equal to the Buy-Sell Deposit with respect to the purchase of the Responding Member’s interests.  If the Responding Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), the Second Year Response Notice shall be deemed defective, with the same consequences as through the Second Year Response Notice had not been delivered.  If the Initiating Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), and such failure is not cured within 5 business days after written notice from the other Member, the Initiating Member shall be in default of this Agreement, and shall be deemed to be a “Defaulted Member,” with the consequences set forth in Section 10.11(k) below.

(c)

Purchase Price.  Upon the sale of any Member’s interest in the Company pursuant to this Section, the buying Member shall pay to the selling Member cash in the amount required to be paid as the purchase price as set forth in this Section 10.5, minus the Buy-Sell Deposit, which the Seller shall retain as a portion of the purchase price.

(d)

Failure to Respond.  If the Responding Member does not deliver the Second Year Response Notice to the Initiating Member as set forth herein, then the Responding Member shall be deemed to have accepted the offer of the Initiating Member to purchase all of the Responding Member’s interests in the Company at the purchase price set forth in the Second Year Buy-Sell Notice.

(e)

Closing.  The closing of any purchase made under this Section shall be held at the principal place of business of the Company or such other location as the Members may mutually agree, on a date designated by the Member who is purchasing the interests in the Company, but in no event later than 180 days after the date when all existing options to purchase have been exercised or have expired.  At the closing, payment of the purchase price for the interests in the Company purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

10.6

Option to Buy Interests after Fourth Anniversary.

(a)

Buy-Sell Notice.  At any time after the fourth anniversary of the Effective Date and thereafter until the termination of the Company, any Member (the “Initiating Member”) may give written notice (the “Fourth Year Buy-Sell Notice”) to the other Member (the “Responding Member”) stating the Initiating Member desires to acquire the interests of the Responding Member for a stated amount set forth in the Fourth Year Buy-Sell Notice, subject to adjustment as set forth in Section 10.11(i).  The Fourth Year Buy-Sell Notice shall state that the Initiating Member is willing to buy all of the Responding Member’s interests in the Company, which shall be equal to the aggregate of (i) the amount determined by the Initiating Member to be equal to the value of each Percentage Interest owned by any Member in the Company (which value shall be stated in the Fourth Year Buy-Sell Notice) multiplied by the Percentage Interests of the Responding Member, plus (ii) any accrued but unpaid amounts owed to the Responding Member pursuant to this Agreement, plus (iii) any Company Loans or Member Loans owed to the Responding Member, plus accrued interest thereon, subject to adjustment as set forth in Section 10.11(i).  If SAU is the Responding Member, then it shall have ten (10) business days from receiving the Fourth Year Buy-Sell Notice to request from the Manager such reasonable information regarding the Company and the Properties as it deems advisable in responding to the Second Year Buy-Sell Notice.

(b)

Response Notice.  On or before the 30th day after the receipt by the Responding Member of the Fourth Year Buy-Sell Notice (or, if later, the 20th day after receipt by SAU if it is the Responding Member of the information it may have requested from the Manager as provided in Section 10.6(a)), the Responding Member may give written notice (the “Fourth Year Response Notice”) either (i) accepting the Initiating Member’s offer to purchase all of the Responding Member’s interests in the Company at the purchase price set forth in the Fourth Year Buy-Sell Notice, or (ii) agreeing to purchase all of the Initiating Member’s interests in the Company for an amount based on the amount set forth in the Fourth Year Response Notice, and which shall be equal to the aggregate of (i) the amount set forth in the Fourth Year Buy-Sell Notice as determined by the Responding Member to be equal to the value of each Percentage Interest owned by any Member in the Company as set forth by the Initiating Member in the Fourth Year Buy-Sell Notice, multiplied by the Percentage Interests of the Initiating Member, plus (ii) any accrued but unpaid amounts owed to the Responding Member pursuant to this Agreement, plus (iii) any Company Loans or Member Loans owed to the Responding Member, plus accrued interest thereon, subject to adjustment as set forth in Section 10.11(i).  If the Fourth Year Response Notice provides that the Responding Member is agreeing to purchase all of the Initiating Member’s interests in the Company,  the Responding Member shall tender to the Escrow Agent the Buy-Sell Deposit.  If the Fourth Year Response Notice accepts the Initiating Member’s offer to purchase, then within five (5) business days after its receipt of the Fourth Year Response Notice, the

Initiating Member shall tender to the Escrow Agent an amount equal to the Buy-Sell Deposit with respect to the purchase of the Responding Member’s interests.  If the Responding Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), the Fourth Year Response Notice shall be deemed defective, with the same consequences as through the Fourth Year Response Notice had not been delivered.  If the Initiating Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), and such failure is not cured within 5 business days after written notice from the other Member, the Initiating Member shall be in default of this Agreement, and shall be deemed to be a “Defaulted Member,” with the consequences set forth in Section 10.11(k) below.

(c)

Purchase Price.  Upon the sale of any Member’s interests in the Company pursuant to this Section, the buying Member shall pay to the selling Member cash in the amount required to be paid as the purchase price as set forth in this Section 10.6, minus the Buy-Sell Deposit, which the seller shall retain as a portion of the purchase price.

(d)

Failure to Respond.  If the Responding Member does not deliver the Fourth Year Response Notice to the Initiating Member as set forth herein, then the Responding Member shall be deemed to have accepted the offer of the Initiating Member to purchase all of the Responding Member’s interests in the Company.

(e)

Closing.  The closing of any purchase made under this Section shall be held at the principal place of business of the Company or such other location as the Members may mutually agree, on a date designated by the Member who is purchasing the interests in the Company, but in no event later than 180 days after the date when all existing options to purchase have been exercised or have expired.  At the closing, payment of the purchase price for the interests in the Company purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

10.7

Early Exercise of Sale Procedures.

(a)

Events Triggering Sale of Interests.  Upon the occurrence of any of the events described in Section 10.7(b) (a “Buy-Out Event”), the provisions of Section 10.6 may be initiated by the Member whose actions did not give rise to the Buy-Out Event.  Such Member may initiate the provisions of Section 10.6 at any time after the occurrence of a Buy-Out Event and until such Buy-Out Event is no longer in effect, but once the provisions of Section 10.6 have been so exercised, such Member shall have the right to complete the actions resulting therefrom, notwithstanding that the Buy-Out Event may no longer be in effect after such exercise.

(b)

Buy-Out Events.  For purposes of this Agreement, each of the following shall be considered a “Buy-Out Event”:

(i)

A Member becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or the Member applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Member, or makes a general assignment for the benefit of creditors; or in the absence of such an application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Member or for a substantial part of the property of the Member, and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Member, and, if instituted against the Member, is consented to or acquiesced in by the Member or remains for thirty (30) days undismissed; or any warrant or attachment or similar legal process is issued against any Member or any substantial part of its property which is not released within thirty (30) days of service.

(ii)

The failure of a Member (and, if said Member has an Affiliate serving as the Manager of the Company, the failure of said Member’s Affiliate) to perform any material term, condition or obligations under this Agreement or any other agreement governing the Company or its interest in any Property, including, without limitation, the provisions of Article 13 of this Agreement, and, with respect to any breach that is capable of being cured, such failure continues beyond any applicable notice and/or cure period, or if none is provided, such failure is not cured (A) with respect to a matter which is solely within the control of the Member, within 30 days, and (B) with respect to a matter which is not solely within the control of the Member, within 90 days, or if such matter is not capable of being cured within said 90 day period, as otherwise extended by agreement of the Executive Committee, but absent agreement of the Executive Committee, within said 90 day period.

(iii)

Any sale, transfer or assignment or hypothecation of any Member’s interest in the Company, or any part thereof, that is not permitted in accordance with the terms of this Agreement, including, but not limited to, a Transfer hereunder which is not permitted under Section 10.2 or Section 10.4 hereof; excluding, however, a Change in Control (which shall be governed by Section 10.9).

(iv)

Upon any termination, dissolution or liquidation of any Member.

(v)

The entry of any final non-appealable judgment or decree of a court or governmental agency having proper jurisdiction, declaring any Member or its Affiliates, which are 50% or more owned by and controlled by Inland, guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

(vi)

Misapplication by any Member or any Affiliate or subsidiary thereof of any funds of the Company or any Affiliate or subsidiary of the Company, which funds are not properly reapplied within 15 days after written notice thereof from the Company, unless such misapplication was intentionally committed with the knowledge of an executive officer of the Member or any Affiliate, in which case there shall be no cure right or cure period.

(vii)

Fraud or intentional misrepresentation by any Member or any Affiliate or subsidiary thereof of a material fact to another Member or any Affiliate or subsidiary of such other Member, whether or not with respect to the business or affairs of the Company, which materially adversely affects the business, operations, assets or reputation of the Company.

(viii)

Willful or intentional misconduct by the Member or any affiliate or subsidiary thereof with respect to the business, operations or assets of the Company.

(ix)

An attempt by the Member to partition the property of the Company in violation of this Agreement.

(x)

An attempt by the Member to withdraw from the Company in violation of this Agreement.

(xi)

A failure by a Member to contribute capital to the Company which such Member has agreed to contribute pursuant to Section 5.2 of this Agreement.

(xii)

The continuation, beyond any applicable notice and/or cure period, of any material default by Inland or any Affiliate or subsidiary under the Property Management Agreement or any property management or leasing agreement for any Property.

Notwithstanding anything to the contrary set forth herein, no Buy-Out Event shall be triggered pursuant to this Section if the event described herein shall occur due to the simple negligence of the Member or its Affiliate, and; provided that the Buy-Out Event is capable of being cured, such Buy-Out Event is cured within the cure period set forth herein, or if no cure period is provided, such Buy-Out Event is cured (A) with respect to a matter which is solely within the control of the Member or its Affiliate, within 30 days, and (B) with respect to a matter which is not solely within the control of the Member or its Affiliate, within 90 days, or if such matter is not capable of being cured within said 90 day period, as otherwise extended by agreement of the Executive Committee, but absent agreement of the Executive Committee, within said 90 day period.

10.8

Purchase Right upon Deadlock.

(a)

Deadlock Notice.  If at any time prior to the second anniversary of the Effective Date the Executive Committee is unable to reach unanimous agreement as to a Major Decision, and such impasse is not thereafter resolved by unanimous vote of the Members, acting individually, and not through the Executive Committee, within 30-days from the date of the impasse (the “Final Date”), Inland shall have an option to be exercised in its sole discretion no later than 30 days following the Final Date (the “Deadlock Option”), to purchase from the Company, or its Subsidiaries, all of the Property or Properties which are affected by the failure of the Members to agree upon the Major Decision (the “Purchased Properties”) by giving notice to SAU (the “Deadlock Notice”) of its exercise of the Deadlock Option, and describing in detail the Purchased Properties and the purchase price to be paid by Inland therefore, which shall not more than the aggregate of (i) the total Unreturned Capital contributed by Inland and SAU to the Company with respect to the acquisition of the Purchased Properties, plus (ii) any Company Loans owed to the Members with respect to the Purchased Properties, plus any accrued interest thereon.  The Deadlock Notice shall set forth in detail the methodology used by Inland to determine the purchase price set forth in the Deadlock Notice.

(b)

Purchase Price.  Upon the sale of any Purchased Properties pursuant to this Section, Inland shall pay to the Company in cash the amount set forth in the Deadlock Notice by wire transfer of immediately available funds, and the Company shall cause to be distributed to each of the Members their Unreturned Capital with respect to the Purchased Properties, and the principal and accrued interest on any Company Loans.  Notwithstanding anything to the contrary set forth herein with respect to Member Loans with respect thereto, at the closing, each Member for whose benefit a Member Loan has been made with respect to the Purchased Properties shall cause the Member Loan, and any accrued interest thereon, to be paid in full by wire transfer of immediately available funds.

(c)

Closing.  The closing of any purchase made under this Section shall be held at the principal place of business of the Company or such other location as the Members may mutually agree, on a date designated by Inland, but in no event later than 180 days after the date when all existing options to purchase have been exercised.  At the election of Inland, the acquisition of the Purchased Properties may be completed by the assignment by the Company to Inland of the Company’s interests in the Company Subsidiaries that hold title to the Purchased Properties.

10.9

Rights upon Change of Control of Inland

(a)

Buy-Sell Right.  If at any time after the Effective Date there shall occur: (i) any merger or reorganization of Inland with or into any other entity, or (ii) any transfer by any owner of any partnership units issued by Inland, including any newly issued partnership units, or of any securities issued by Inland Retail Real Estate Trust, Inc. or any direct or indirect owner of Inland (any of the foregoing being referred to herein as a “Permissible Transfer”), and such Permissible Transfer results in a Change of Control (as defined herein), then within 60 days after SAU has actual knowledge of the occurrence of the Change of Control, SAU shall have the option to initiate the provisions of Section 10.6 of this Agreement, which option shall constitute SAU’s sole and exclusive remedy pursuant to this Agreement as a result of such Change of Control.  Notwithstanding anything to the contrary set forth in this Agreement, any transfers which occur as a result of the Permissible Transfer shall be in full force and effect.

(b)

Definition.  For the purposes hereof, the term “Change of Control” shall mean the occurrence of any one or more of the following:

(A)  Inland enters into an agreement to sell, lease, exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of the assets of Inland to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”); provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control:

(i) any Affiliate controlled by Inland,

(ii) Inland Real Estate Corporation,

(iii) Inland Western Retail Real Estate Trust, Inc.,

(iv) Inland American Real Estate Trust, Inc.,

(v) The Inland Group, Inc., or

(vi) any Affiliate controlled by any of the persons or entities listed in clauses (i) through (v) above (all of the persons and entities described in clauses (i) through (vi) above to be hereinafter sometimes referred to as the “Inland Companies”); or

(B)  Any Person or group of related Persons for purposes of Section 13(d) of the 1934 Act (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of interests in Inland representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding equity interest of Inland.

10.10

Priority of Purchase Rights.  Notwithstanding any other provisions of this Article 10, a Member may not initiate the procedures under any of Sections 10.5, 10.6, 10.7, 10.8 or 10.9 (collectively, the “Buy-Sell Options”, or a “Buy-Sell Option”) during any period after which the provisions of any such Section have been initiated and the purchase of a Member’s Interest is pending, until either such pending transaction has been consummated or it has been conclusively determined that such pending transaction shall not be consummated either by reason of the expiration of any specified time periods or otherwise.  The order of the initiation of the procedures under the Buy-Sell Options shall be determined by the date of deemed delivery of the applicable notices (collectively, the “Buy-Sell Notices”, or a “Buy-Sell Notice”), as provided in Article 15.

10.11

Procedures for Closing of Purchase and Sale Transactions.  The provisions of this Section 10.11 shall apply to any purchase by one Member of another Member’s Interest pursuant to any provision of this Article 10, or one Member’s purchase of a Property from the Company or a Subsidiary, except to the extent otherwise specified in the applicable Section within this Article 10.

(a)

Liabilities; Indemnity.  The purchasing Member (and the Company, if it continues in existence) shall indemnify, defend and hold the selling Member, its directors, officers, shareholders, partners, members, managers, employees and agents, or any of them harmless from any and all claims, demands, actions, losses, liabilities, costs, or expenses (including reasonable attorneys’ fees) arising out of or in connection with all obligations or liabilities of the Company, incurred or accrued after the date of consummation of the purchase and sale of the selling Member’s Interest or the Property. Thereupon, except as limited by the preceding sentence and except to the extent that the Member continues to have an Interest in the Company, this Agreement shall terminate as to the transferring Member but shall remain in effect as to the other Member.

(b)

Releases.  In connection with a purchase by a Member of another Member’s Interest or the purchase by a Member of any Property from the Company, if the non-selling Member or any Affiliate thereof is a guarantor or an indemnitor, in the case of the purchase of a Member’s Interest, with respect to any obligations of the Company for or in connection with borrowed money or is otherwise liable thereon, or in the case of a Property being purchased, with respect to any obligations of the Company for or in connection with borrowed money or liabilities with respect to the Property, then at or prior to the closing of such transaction and as a condition precedent to such closing, the purchasing Member shall use commercially reasonable efforts to obtain a release of such guarantee or liability (excluding only any environmental indemnity to any lender to the Company to the extent that such indemnity relates to the period preceding the closing); or if such a release is not so obtainable, the purchasing Member shall fully indemnify the Member whose obligation is to be released and its Affiliates with respect to any such obligations arising from and after the date of the applicable Transfer, in form and substance reasonably satisfactory to both Members.  Any such indemnity by the purchasing Member shall be secured by its right to all distributions under Article 7 by the Company (both with respect to the purchased Interest and with respect to all other Interests of the purchasing Member and its Affiliates).  The right of a Member to purchase the other Member’s Interest under this Agreement may subsequently arise as a result of similar or other circumstances, subject in each case to this Section 10.11.

(c)

Form of Payment of Purchase Price.  The purchase price for a Member’s Interest or any Property shall be paid by wire transfer of immediately available funds as directed by the selling Member or the Company, as the case may be.

(d)

Location and Time Periods.  The closing of any purchase and sale of an Interest between Members or of any Property under this Article 10 shall be held at the principal office of the Company or such other location as the Members may mutually agree upon, within the time period prescribed for said closing under the applicable section of this Article 10.

(e)

Closing Documents.  Each Member or the Company, as the case may be, shall deposit such documents and instruments, duly executed, and acknowledged where required, as may be necessary to consummate the purchase and sale of a Member’s Interest or the purchase of a Property hereunder.  Without limiting the foregoing, the selling Member or the Company, as the case may be, shall execute and deliver at the closing an assignment, instrument of conveyance or other instrument appropriate to convey the entire Interest of the selling Member to the purchasing Member, or the Property to the purchasing Member, and shall deliver to the purchasing Member such evidence as the purchasing Member may reasonably request showing that the Interest or the Property being sold is owned or will be owned by the purchasing Member free and clear of any and all claims, liens and encumbrances of any kind or nature, except to the extent expressly assumed by the purchasing Member.  Such conveyance instrument (or a separate document that survives closing) shall contain the representations and warranties set forth on EXHIBIT 10-A hereto, each of which shall be true and correct as of the closing.

(f)

Lender’s Consents.  In addition, as a condition precedent to the closing, the parties to the transaction shall obtain the written consents of any lenders to the Company (to the extent such consents are required under the applicable loan documents) to the transactions to be consummated at the closing.  The purchasing and selling Members shall each use their reasonable best efforts and cooperate in good faith to obtain such lenders’ consents.  If any such consent cannot be obtained, then, at the election of the purchasing Member, either (i) the purchasing Member may, in its sole discretion, waive the requirement of such consents; or (ii) the rights and obligations of the Members to purchase and sell resulting from the applicable election shall terminate and no Member shall have any further right or obligation arising from such election to purchase or sell.

(g)

Payment of Loans.  If the selling Member has any outstanding debts to the Company or the purchasing Member that were not taken into consideration in determining the purchase price, all proceeds of the purchase price will be paid to the Company or the purchasing Member (pro rata in accordance with the amounts owed by the selling Member to each) for and on behalf of the selling Member until all such debts, including accrued and unpaid interest, will have been paid and discharged in full. If there are any outstanding loans owed by the Company or the purchasing Member to the selling Member or its Affiliates, such loans, including accrued and unpaid interest, shall be purchased without discount by the purchasing Member as a condition precedent to the closing, except to the extent that said obligations were taken into consideration in determining the purchase price.  The purchase price for such loans shall be paid in full at the closing in the same manner as the purchase price for the Interest is paid.  At the closing, the selling Member shall deliver to the purchasing Member each note or other instrument evidencing such loans, all documents securing such loans and an assignment or satisfaction, which assignment or satisfaction shall be at the election of the purchasing Member.

(h)

Operations in Pre-Closing Period.  From the date of any notice given under this Article 10, until the date on which the closing occurs under the application Section of Article 10, or, if earlier, the date on which the Members agree not to proceed with such closing, the Company will continue to be operated in the ordinary course, as if the closing were not going to occur, the Members and the Manager will continue to have all power and authority granted in this Agreement (including the power to make distributions), and the Members and the Manager will exercise their power and authority in good faith and without regard to the fact that such closing may occur; provided, however, the Company shall not enter into any contracts or agreements, or otherwise agree, to sell or otherwise dispose of the Purchased Properties; except that the Company shall be authorized to consummate any transactions which were the subject of binding contractual obligations entered into prior to the commencement of such period.

(i)

Closing Costs and Prorations.  On the date of the closing of the purchase of a Member’s Interest by another Member, unless taken into account for purposes of determining a purchase price for a Member’s interests under this Article, all revenue generated with respect to the Company attributable to the period prior to the closing, to the extent not previously distributed, and all expenses of the Company attributable to the period prior to the closing, to the extent not paid or set aside as reserves, shall be allocated to the Members in accordance with their Percentage Interests, such that the closing adjustments and prorations shall reflect those that would have been incurred, paid or received had the Company been sold to a third party seller.  On the date of the closing of the purchase by a Member of a Property from the Company, unless taken into account for purposes of determining a purchase price for a Property under this Article, all revenue generated with respect to the Property attributable to the period prior to the closing, to the extent not previously distributed, and all expenses of the Property attributable to the period prior to the closing, to the extent not paid or set aside as reserves, shall be allocated to the Members in accordance with their Percentage Interests, such that the closing adjustments and prorations shall reflect those that would have been incurred, paid or received had the Property been sold to a third party seller. In addition, the parties shall take into account any Financings which shall continue to encumber the Property after the closing, any accrued interest on such Financings, and any cash reserves or other assets held for the benefit of the Property by the Company, the Property Manager, any lender, agent or other Person.  All such adjustments and prorations, to the extent not accounted for purposes of determining a purchase price under this Article, shall be either charged or debited to the selling or purchasing Member, as may be appropriate.  Furthermore, in the case of the sale of a Member’s Interest, the purchasing Member shall have the right to offset any sums owed by the selling Member to the purchasing Member or the Company against the purchase price payable for the Interest acquired. Each Member shall bear the costs and expenses of the attorneys, consultants and other professionals engaged by it.  All transfer and transaction taxes, stamp taxes or recording fees and taxes, or title charges in connection with any Transfer pursuant to this Article 10 shall be paid by the buyer or the seller, as the case may be, keeping with local custom in the jurisdiction in which the taxes are levied, except in the event of the acquisition of a Property by a Member, in which event, the foregoing taxes, fees and charges shall be paid by the Company.

(j)

Specific Performance.  It is the intent of the Members that the requirements or obligations, if any, of any Member to sell its Interest and of any Member to purchase another Member’s Interest in accordance with the provisions of this Article 10 shall be enforceable by an action for specific performance, with the same force and effect and at least to the same extent as is permitted at law or in equity for the specific performance of a contract relating to the purchase of real property or an interest therein.

(k)

Failure to Close.  If the Member electing to buy the other Member’s Interests in the Company fails to consummate the acquisition as contemplated under the Buy-Sell Option (the “Defaulted Member”), except to the extent that such failure is caused by the other Member or the Company, the Defaulted Member may not initiate the purchase and sale procedures under the Buy-Sell Options for a period of 12 months after the date on which the acquisition was otherwise required to close.  The other Member may, at its sole option, thereafter sell its Interests to a third party at any price that was to be paid by the Defaulted Member.  Such sale shall be consummated during the 12-month period described herein without further obligation to obtain the consent of the Defaulted Member, provided, however, if the other Member consummates such sale to a third party, the other Member shall reimburse the Defaulted Member for any Buy-Sell Deposit.  The Defaulted Member shall cooperate with the selling Member and shall take such actions as shall be necessary to complete such sale.  In the event of a sale of a Member’s Interest in the Company, the purchaser of the Interest shall, to the extent of the Interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such Person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the consent of the Members.

(l)

Assignees.  For purposes of this Article 10, the Interest of each Member shall include all Company Interests owned by such Member and any Interest that is owned by any Affiliate of such Member or that has been assigned by such Member to an Affiliate of such Member or to any other Person (other than to another Member or an Affiliate thereof).  Any elections made by any Member, and any obligations of any Member to sell its Interest under this Article 10 shall bind any Affiliate and any other such assignee of such Member.  All references in this Article 10 to a Member shall include all Affiliates of such Member and, except as provided above, all Persons to which any such Member has assigned any portion of its Interest.

(m)

Termination on Sale.  Upon consummation of the purchase and sale of a Member’s Interest to another Member under this Article 10, (i) the selling Member’s Interest in the Company shall be fully and completely settled and terminated, and (ii) the selling Member’s rights and obligations under this Agreement shall terminate, except (x) as to items incurred or accrued as of such date and not subject to indemnification hereunder, and (y) as to any indemnity obligations of such selling Member attributable to acts or events occurring prior to such date or otherwise specified in this Article 10.

(n)

Obligations Arising Prior to Transfer.  No Transfer permitted under this Article 10 (whether or not to another Member) shall relieve the transferor of any of its obligations prior to such Transfer; except that the non-acquiring Member will be released from any further obligation to make Capital Contributions to the Company, whether or not approved prior to the date of transfer.

10.12

Offset.  The purchasing Member will be entitled to deduct from the amounts otherwise payable to the selling Member any and all amounts owed by the selling Member to the purchasing Member, including damages owed by the selling Member by reason of any default, to the extent agreed by the parties or to the extent such damages have been reduced to an arbitration award or a final nonappealable judgment, as applicable, and to the extent not otherwise taken into consideration in determining the purchase price.

ARTICLE 11.

Resignations, Withdrawals, and Priorities

11.1

Resignations and Withdrawals.  No Member shall be entitled to withdraw or resign from the Company, except pursuant to the terms of this Agreement.  The Manager shall not have the right to resign or withdraw as Manager of the Company, except that the Manager shall be entitled to resign and appoint as Manager an Affiliate of the Manager (but the Manager so resigning shall still remain liable for all its obligations hereunder as Manager before such resignation), provided, however, that such appointee is also an affiliate of a Member; the consent to which replacement shall not be unreasonably withheld by the Members in accordance with Section 8.1(c) hereof.  No Member shall be entitled to receive any money or property from the Company except (a) by way of distributions upon the winding up of the Company pursuant to Article 12, (b) by way of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash

Flow as provided pursuant to Section 7.4, (c) in respect of any bona fide loans to the Company then due and owing and (d) as expressly provided elsewhere in this Agreement.

11.2

Priorities.  Except as expressly provided in this Agreement to the contrary, no Members shall have a priority right as to withdrawals, distributions or the return of contributions.

11.3

Interest on Capital Contributions.  No interest shall be allowed to any Member upon the amount of its Capital Contributions or Capital Account.

ARTICLE 12.

Winding Up

12.1

Liquidation Procedures.  Upon termination of the Company pursuant to Article 4, the affairs of the Company shall be wound up and the Company shall be dissolved.  As part of the winding up of the Company, a proper accounting shall be made of the net profit or net loss of the Company from the date of the last previous accounting to the date of termination.

12.2

Liquidating Trustee.  Upon the winding up of the Company business for any reason, the Manager shall act as “Liquidating Trustee” or shall elect a Liquidating Trustee.  If the Manager has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, Members holding a majority of the Percentage Interests shall act as or elect a Liquidating Trustee.  The Liquidating Trustee shall have full power to sell, assign and encumber Company assets for all-cash in transactions with Persons that are not Affiliates of either Member and are not acting as nominees for either Member.  All certificates or notices required by law shall be filed on behalf of the Company by the Liquidating Trustee.

12.3

Distribution on Winding Up.  In the event of the winding up of the Company for any reason, the proceeds of liquidation shall be applied by the end of the Calendar Year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following rank and order:

(a)

Creditors.  To the creditors of the Company, including Members who are creditors (including under unpaid Company Loans, if not prohibited by the Company’s creditors in the documents evidencing such creditor obligations), in satisfaction of liabilities of the Company, all in the order of priority and to the extent provided by law.

(b)

Expenses.  To the payment of costs and expenses incurred in the dissolution and termination of the Company.

(c)

Priority Loans.  To the repayment of any unpaid Company Loans, if not paid under Section 12.3(a) above.

(d)

Members.  Among the Members in accordance with Section 5.1 of EXHIBIT 7-C.

12.4

Liquidating Trust.  In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 12.3 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company.  The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members upon liquidation pursuant to this Agreement.

12.5

Distributions In Kind.  No distributions in kind shall be made to any Member, unless expressly approved in advance by both Members or as otherwise provided in this Agreement.

12.6

Partition.  No Member shall have the right to partition any property of the Company during the term of this Agreement, or while such assets are held in trust pursuant to Section 12.4, nor shall any Member make application to any court of authority having jurisdiction in the matter or commence or prosecute any action or proceeding for such partition and the sale thereof, and upon any breach of the provisions of this Section by any Member, the other Members, in addition to all of the rights and remedies in law and in equity that they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

ARTICLE 13.

Conflicts and Covenants

13.1

Manager Time Commitment.  The Manager shall cause so much time to be devoted to the business of the Company as, in its judgment, the conduct of the Company’s business shall reasonably require.

13.2

Related Business Partners.  Without the prior written approval of the other Member (the “Non-Affiliated Member”) the Company may not employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with any Member or Manager or any Affiliate of any Member or Manager, on any basis, with the exception of (a) the Property Management Agreement between the Property Manager and the Company attached hereto as EXHIBIT 8-C, (b) any other agreement between the Company and any other Inland service providers which are part of the Inland Group, Inc. (the “Inland Service Providers”), which are set forth on EXHIBIT 13-A, or (c) agreements which are approved by the Executive Committee as a Major Decision pursuant to Section 8.2(c) or in the Annual Plan.  The costs and expenses which shall be incurred by the Company, pursuant to the Property Management Agreement, are set forth on EXHIBIT 8-B.  Other costs and expenses which shall be incurred by the Company as a result of services provided by the Inland Service Providers are set forth in EXHIBIT 13-B, the terms of which shall be customary and competitive and otherwise fair and reasonable to the Company.

13.3

Competitive Undertakings.  Except as otherwise provided in Sections 13.4, 13.5 and 13.7 of this Agreement, any Member and the Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, business of the character described in Article 3 (or any part thereof), and neither the Company nor any of the Members shall have any rights in or to such independent ventures or the income or profits derived therefrom, nor shall any Member or Manager have any fiduciary or other duty to any other Member with respect to the Company or its Properties as a result of such other business ventures, including, but not limited to, the SAU Joint Venture or the Inland Joint Venture (as defined herein).

13.4

Exclusivity Covenant of SAU.

(a)

Exclusivity Covenant.  SAU agrees, for and on behalf of itself, and each SAU Affiliate (which for purposes of Article 13 is referred to herein collectively as “SAU”), that the Company will be SAU’s exclusive vehicle for future acquisition and ownership of retail properties within the Investment Area until the earlier to occur of (i) the termination of the Company pursuant to the terms of this Agreement, (ii) SAU’s Capital Commitments are fully funded by SAU, (iii) 3 years after the Effective Date, (iv) SAU is no longer a Member, or (v) the termination of the restrictions contained herein pursuant to Section 13.4(b) (collectively, the “SAU Restriction Period”).  During the SAU Restriction Period, without Inland’s consent, SAU will not directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) acquire retail properties within the Investment Area.  This exclusivity shall not apply to: (a) SAU’s property portfolio on the Effective Date; (b) properties that do not satisfy the Investment Guidelines; (c) properties acquired by or for the benefit of any existing joint venture or other entity for which Utah currently has a capital funding commitment (“Utah’s Existing Portfolio”) or the Utah Joint Venture (as defined below), or (d) properties presented to the Company for approval pursuant to Section 6.1 which Inland or its representatives on the Executive Committee disapprove for purchase by the Company; provided, however, that this exclusion (d) shall only be applicable if the subsequent acquisition of the property by SAU was completed on terms which are materially equivalent to those terms which were presented and disapproved by Inland or its representatives on the Executive Committee, and if the property becomes available to SAU on terms which are materially more favorable than those which were presented to the Company, SAU shall cause the property to be resubmitted for approval by the Members in accordance with Section 6.1.  On or prior to the execution of this Agreement, SAU shall provide to Inland a certificate executed by its general partner, and shall cause the Utah to provide to Inland a certificate executed by an authorized signatory setting forth a true and correct list of the name and location of all retail properties located east of the Mississippi River that SAU, Utah and the Utah Joint Venture directly or indirectly own, lease or manage or that is under contract or commitment for such.

Utah has disclosed to SAU and Inland that it has been in the process for some time of negotiating a real estate investment joint venture with Amcap, Incorporated, an unrelated third party (the "Utah Joint Venture").  If finalized, Utah will have commitments under the Utah Joint Venture to fund acquisitions of properties that may fall within the Investment Area and Investment Guidelines.  Utah's membership and commitments under the Utah Joint Venture shall be an exception to any representations, warranties and/or covenants by and of SAU and/or Utah hereunder concerning the exclusivity of the Company as a vehicle for future acquisition and ownership of retail properties within the Investment Area and consistent with the Investment Guidelines.

(b)

Termination of SAU Exclusivity Covenant.  In the event that within twenty-four (24) months after the execution of this Agreement, the Manager does not present to the Executive Committee for evaluation pursuant to Section 6.1 hereof four (4) properties which are consistent with the Investment Guidelines, regardless of whether SAU thereafter approves or disapproves of investment in such properties, the exclusivity provisions set forth in Section 13.4(a) will terminate and be of no further force or effect.  The Manager may, from time to time in its discretion, provide the Company with investment properties that do not meet the Investment Guidelines; provided, however, presentation of such properties for investment by the Company shall not be included in the calculation of the number of properties which have been presented to the Executive Committee for purposes of this Section, unless, with the approval of the Members, the Company shall have acquired such investment property notwithstanding the fact that it does not meet the Investment Guidelines.  Provided that Inland is not otherwise in breach of Section 13.5 hereof, the failure of the Manager or Inland to present Properties to SAU pursuant to the terms of this Agreement shall not constitute a breach or default by Inland of the terms of this Agreement.

13.5

Exclusivity Covenant of Inland.

(a)

Exclusivity Covenant.  Inland agrees that the Company will be Inland’s exclusive vehicle for future acquisition, ownership and/or incentive management activities of retail real estate assets, with the exception of any third-party property management or leasing that does not have incentive based compensation, within the Investment Area until the earlier to occur of (i) the termination of the Company pursuant to the terms of this Agreement, (ii) Inland’s Capital Commitments are fully funded by Inland, (iii) 3 years after the Effective Date, (iii) Inland is no longer a Member, or (v) the termination of the restriction contained herein pursuant to Section 13.5(b) (collectively, the “Inland Restriction Period”).  During the Inland Restriction Period, Inland will not, directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) enter into any other partnership or joint venture agreement or any incentive management agreement, with the exception of any third-party property management or leasing that does not have incentive based compensation, with another investor, or otherwise individually acquire property, that would compete with the Company for the acquisition of retail properties consistent with the Investment Guidelines within the Investment Area. This exclusivity shall not apply to: (a) Inland’s property portfolio on the Effective Date or the Inland Joint Venture (as defined below); (b) any existing joint ventures of Inland that will not serve as a vehicle for future acquisitions; (c) properties that do not satisfy the Investment Guidelines, (d) properties presented to the Company for approval pursuant to Section 6.1 which SAU or its representatives on the Executive Committee disapprove for purchase by the Company; provided, however, that this exclusion (d) shall only be applicable if the subsequent acquisition of the property by Inland or one of its Affiliates was completed on terms which are materially equivalent to those terms which were presented and disapproved by SAU or its representatives on the Executive Committee, and if the property becomes available to Inland on terms which are materially more favorable than those which were presented to the Company, Inland shall cause the property to be resubmitted for approval by the Members in accordance with Section 6.1.  As used in this Agreement, the term “incentive management agreement” shall mean any arrangement pursuant to which Inland or any Affiliate of Inland is paid an amount that is materially in excess of the usual and customary fees charged based on a percentage of gross rents in the relevant market with respect to its services in connection with the management of any property and such fee is dependent upon the overall success of such property.  On or prior to the execution of this Agreement, Inland shall provide to SAU a copy of the most current 10-K of Inland Retail Real Estate Trust, Inc. which sets forth a true and correct list of all retail properties located east of the Mississippi River that Inland directly or indirectly owns, leases or manages, which list shall be updated through the Effective Date.

Notwithstanding anything to the contrary set forth herein, Inland shall be entitled to enter into one real estate investment joint venture with parties of its choosing (the "Inland Joint Venture”), pursuant to which Inland can have commitments to locate and to fund acquisitions of any properties, including properties that may fall within the Investment Area and/or Investment Guidelines.  Inland’s membership and commitments under the Inland Joint Venture shall be an exception to any representations, warranties and/or covenants by and of Inland hereunder concerning the exclusivity of the Company as a vehicle for future acquisition and ownership of retail properties within the Investment Area and consistent with the Investment Guidelines.

(b)

Termination of Inland Exclusivity Covenant.  In the event that during the Inland Restriction Period, the SAU Executive Committee Members or SAU disapprove the investment by the Company pursuant to Section 6.1 hereof in four (4) properties, provided that said investment opportunities were consistent with the Investment Guidelines, and that the Manager complied in all material respects with the procedures of Section 6.1 in presenting each such proposed investment to the Company, the exclusivity provisions limiting Inland set forth in Section 13.5(a) shall terminate.  The Manager may, in its discretion, provide SAU with investment opportunities for property that does not meet the Investment Guidelines; provided, however, the decision by SAU to disapprove of the investment by the Company in any such property shall not be included in the calculation of the number of properties which SAU has disapproved for purposes of this Section.

13.6

Confidentiality Covenant.

(a)

Restriction on Disclosure.  Each Member, on behalf of itself and its Executive Committee Members and advisors, and the Manager and Henderson agrees that it shall not at any time or in any manner, either directly or indirectly, publish, communicate, divulge, disclose, disseminate or otherwise reveal to any person or entity other than said Member’s board members, and in the case of Inland, with Inland Retail Real Estate Trust, Inc., and its board members, trustees, officers and employees, prospective lenders to the Company or its Properties, prospective investors or purchasers of the Company or its Properties or any Member’s Interest in the Company (which investors or purchasers are themselves subject to confidentiality agreements reasonably approved by the Manager), any attorneys, agents, advisors, consultants or professionals engaged by said Member, the Manager or Henderson in connection with the Member’s investment in the Company or the exercise (or potential exercise) of a Member’s rights under this Agreement, or use for any purpose whatsoever any Confidential Information, except as may be necessary in the course of performing authorized services for the Company or as may be required by applicable order of court or any governmental authority, any law, statute or regulation, the rules of any stock exchange on which said Member’s shares are traded, any applicable federal or state Freedom of Information Act, other similar legislation, or any requirements of the Service regarding disclosure or reporting of the tax aspects of this Agreement.  SAU expressly acknowledges and agrees that this Agreement will be filed by Inland or its Affiliates in connection with filings required to be made by them pursuant to applicable federal and state securities laws.  Before disclosing any Confidential Information under compulsion of law, the Members or Henderson shall use their best efforts to notify the Company to the extent practicable and permitted by law.

(b)

Definitions.  For the purposes of this Agreement, the term “Confidential Information” shall mean all information or data relating to the business and affairs of the Company and Inland not generally known outside of the Company or Inland, including, without limitation, (w) any information related to the Properties, including, but not limited to leases, leasing information and other Property ownership and management details, (x) any information related to any potential investments in properties, including, but not limited to, the Evaluation Materials, the details of pending contracts and the negotiations with respect thereto, but excluding such information related to properties which are thereafter rejected by the Members, or (y) any of the Company’s processes, data, designs, compilations of information, apparatus, computer programs, information of or relating to suppliers or customers, customer requirements, cost or price data, research data, business plans, marketing or sales plans or information, financial data, salary information, policies and procedures, sales know-how, or (z) any other information that may be considered to be proprietary to or a trade secret of the Company, whether or not such information is considered a trade secret within the meaning of applicable law. Information shall not be considered “Confidential Information” if any of the following apply:

(i)

It is already in or enters into the public domain otherwise than as a consequence of a breach of the terms of this Agreement.

(ii)

It is already properly and lawfully in the possession of the receiving party and is not subject to any obligation of secrecy on the receiving party’s part.

(iii)

It becomes available to a party on a non-confidential basis from a source other than the Company, provided that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source.

13.7

Remedies.

(a)

Remedies of Company.  The Members, the Executive Committee Members and Henderson agree that the scope and time periods contained in this Article have been carefully considered and specifically agreed to as being reasonable and necessary.   If any Member or Executive Committee Member or Henderson or any Member’s advisors shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article, the Company shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article.  In any such proceeding the Members and the Executive Committee Members and Henderson agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  The Members, the Executive Committee Members and Henderson further agree to reimburse the Company for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees.

(b)

Remedies by Inland. If SAU or any SAU Executive Committee Member or Henderson or any SAU advisor shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Sections 13.4 or 13.6 of this Article, Inland shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which Inland may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Sections 13.4 or 13.6 of this Article.  In any such proceeding SAU and the SAU Executive Committee Members and Henderson agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  SAU and Henderson further agree to reimburse Inland for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees and costs.

(c)

Remedies by SAU. If Inland, the Manager or any Inland Executive Committee Member shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Sections 13.5 or 13.6 of this Article, SAU and the Company shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which SAU may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Sections 13.4 or 13.6 of this Article.  In any such proceeding Inland and the Inland Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  Inland further agree to reimburse SAU for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees and costs.

(d)

Modification by Court.  If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article are unenforceable, in whole or in part, due to the duration or scope of the restrictions or limitations imposed therein or for any other reason, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.

13.8

Activities of Inland and SAU.

(a)

Covenants of the Parties.  The Members expressly acknowledge and agree that each of Inland and SAU and their Affiliates and subsidiaries are engaged in all aspects of real property ownership, management, leasing, acquisition and disposition, including, but not limited to, each of the activities to be undertaken by the Company pursuant to the terms of this Agreement.  Except with respect to activities which may be undertaken with respect to the Inland Joint Venture or the SAU Joint Venture, each of the Members agrees that it shall not intentionally seek, either directly or indirectly through Affiliates or third parties, to: (i) cause a tenant or prospective tenant or buyer or prospective buyer (collectively, an “Interested Third Party”) to be solicited or contacted for purposes of diverting such Interested Third Party from the Company with respect to the lease or purchase of any Company Property, or (ii) cause or require any Person providing services or providing critical information to the Company not to provide such services or information to the Company or to terminate or fail to renew any relationship with the Company for such services or information.  Notwithstanding the foregoing, neither Inland nor SAU shall be in violation of the foregoing covenant in any of the following events: (A) if any Interested Third Party indicates in writing that it has no intention of leasing or purchasing any Property, or space therein, owned by the Company or determines that the Company does not own and have available any Property, or space therein, suitable for the Interested Third Party’s needs and requirements; or (B) if the Company, in the good faith judgment of Inland or SAU (after conferring with the Property Manager) does not own a Property, or space therein, that is available for lease or purchase by an Interested Third Party or that satisfied the Interest Third Party’s requirements and needs; or (C) if any property, or space therein, presented to an Interested Third Party by Inland or SAU is not in the same market as any Company Property, or (D) if any property, or space therein, presented an Interested Third Party is being developed or redeveloped for the benefit of such tenant, (E) if the Interested Third Party solicits Inland or SAU or one of their Affiliates for purposes of leasing or buying another property owned or managed by Inland or SAU or (F) with respect to any actions of any entities included in Utah’s Existing Portfolio or the Utah Joint Venture.  The sole obligation of Inland and SAU with respect to the foregoing covenant shall be to, in good faith, evaluate the Interested Third Party’s needs and requirements and determine, in good faith (after conferring with the Property Manager), whether the Company owns and has available a Property, or space therein, that may satisfy such requirements.  If Inland or SAU, as the case may be, determine that the Company owns and has available any such Property, or space therein, then Inland or SAU, as the case may be, shall direct such tenant to the Property Manager.  If Inland or SAU, as the case may be, determine that the Company does not own and have available a Property, or space therein, then Inland or SAU, may offer any other Property, or space therein, owned by Inland or SAU or their Affiliates, as the case may be, to such Interested Third Party at market terms.  Notwithstanding the forgoing, and except as expressly agreed to by SAU in Section 13.4 and Inland in Section 13.5, nothing set forth in this Agreement is intended to require that Inland or SAU or any of their Affiliates operate their businesses in a manner which shall cause any of them to take any actions which are not in the best interests of the owners or the tenants of any of the retail properties which are now or hereafter owned or managed by Inland or SAU or any of their Affiliates, including the Properties.

(b)

Management by Inland. In connection with its undertaking hereunder, Inland intends, in its capacity as a Member of the company, to use its best efforts and shall cause the Manager to use its best efforts to take all actions in the usual and customary course of its business to cause the Properties owned by the Company to be operated, managed, leased, acquired and disposed of in the best interests of the Company and each of its Members.  Notwithstanding the foregoing, SAU acknowledges and agrees that Inland owes no fiduciary or other duty to SAU to cause the Properties to be treated any differently than any other property which may now or hereafter owned, managed or leased by Inland or any of its Affiliates or subsidiaries, and that Inland shall be entitled to directly compete with the Company and SAU with respect to the activities of the Inland Joint Venture.  Inland on behalf of itself and its Affiliates and subsidiaries, agrees that, subject to the limitations of the Annual Plan, and subject to obtaining the approval of the other Member in the case of Major Decisions, for as long as Manager is an Affiliate of Inland, the Manager shall operate the Company and its Subsidiaries and Properties in a manner consistent with the customary standards for similar equity investments and properties owned by Inland and its Affiliates taking into consideration the specific characteristics of the Properties.

ARTICLE 14.

Counsel; Amendments

14.1

Counsel to the Company.  The Manager shall select attorneys for the Company from a list of attorneys approved for various specified purposes, which shall be attached to, and shall form a part of, each Annual Plan.  The fees and disbursements of attorneys so selected shall be paid by the Company.

14.2

Amendments.  The terms and provisions of this Agreement may be modified or amended at any time and from time to time only with the unanimous written consent of the Members.

ARTICLE 15.

Representations and Warranties and Conditions

15.1

Representations of Inland.  Inland represents and warrants to SAU, as an inducement to SAU to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a)

Inland Capital Contributions. Inland has the capability and commitment to contribute to the Company, and will contribute, such amount as shall be necessary for Inland to make the Capital Contributions required to be made by Inland pursuant to the terms of this Agreement.

(b)

Approval.  Inland has received the appropriate approvals from its Board of Directors to enter into this Agreement and make its Capital Contributions required hereunder.

(c)

Agents and Financial Advisors.  There are no agents, brokers or financial advisors involved in connection with the formation of the Company, other than Silver Portal Capital, LLC, whose fee will be paid by Inland.

15.2

Representations of SAU.  SAU represents and warrants to Inland, as an inducement to Inland to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a)

Status of SAU.  Other than Utah’s Existing Portfolio or the Utah Joint Venture, SAU is the sole and exclusive investment vehicle for retail properties located east of the Mississippi River for Utah (as defined herein).

(b)

SAU Capital Contributions.  Utah has the capability and commitment to contribute to SAU, and will contribute to SAU, such amount as shall be necessary for SAU to make the Capital Contributions required to be made by SAU pursuant to the terms of this Agreement.

(c)

Investment Restrictions.  SAU is not now, and shall not become, as long as SAU is a Member of the Company, a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or Person so engaged) acquire retail properties within the Investment Area.

(d)

Board Approval.  SAU has received the appropriate approvals from its partners and Henderson’s Investment Committee to enter into this Agreement and make its Capital Contributions required hereunder.

(e)

Agents and Financial Advisors. There are no agents, brokers or financial advisors involved in connection with the formation of the Company, other than Silver Portal Capital, LLC (whose fee will be paid by Inland) and Henderson (whose fee will be paid by SAU).

15.3

Deliveries by SAU.

On or prior to the execution of this Agreement by Inland, SAU shall deliver to Inland an agreement from Utah, in form and substance satisfactory to Inland and its counsel which sets forth the following:

(a)

Confirmation that the representations made by SAU in Sections 15.2(a), (b) and (c) of this Agreement are true and correct; and

(b)

The agreement of Utah with respect to the following matters:

(i)

For so long as SAU continues to be a Member of the Company, Utah agrees, for and on behalf of itself, and each Affiliate of Utah (which for purposes of Article 13 is referred to herein collectively as “Utah”), that, except as provided below, the Company will be Utah’s exclusive vehicle for future acquisition and ownership of retail properties within the Investment Area until the earlier to occur of (i) the termination of the Company pursuant to the terms of this Agreement; (ii) SAU’s Capital Commitments are fully funded by SAU, (iii) three (3) years after the Effective Date, (iv) the termination of the restriction contained in Section 13.4(b) or (v) SAU is no longer a Member (collectively, the “Utah Restriction Period”).  During the Utah Restriction Period, without Inland’s consent, Utah will not directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, creditor or consultant of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or Person so engaged) acquire retail properties within the Investment Area.  This exclusivity shall not apply to: (a) Utah’s property portfolio on the Effective Date; (b) properties that do not satisfy the Investment Guidelines; (c) properties acquired by or for the benefit of entities within Utah’s Existing Portfolio or the Utah Joint Venture or (d) properties presented to the Company for approval pursuant to Section 6.1 of this Agreement which Inland or its representatives on the Executive Committee disapprove for purchase by the Company; provided, however, that this exclusion (d) shall only be applicable if the subsequent acquisition of the property by Utah was completed on terms which are materially equivalent to those terms which were presented and disapproved by Inland or its representatives on the Executive Committee, and if the property becomes available to Utah or on terms which are materially more favorable than those which were presented to the Company, Utah shall cause the property to be resubmitted for approval by the Members in accordance with Section 6.1;

(ii)

Utah agrees that it shall not intentionally seek, either directly or indirectly through Affiliates or third parties to: (i) cause an Interested Third Party as defined in Section 13.8 to be solicited or contacted for purposes of diverting such Interested Third Party from the Company with respect to the lease or purchase of any Company Property, or (ii) cause or require any Person providing services or providing critical information to the Company not to provide such services or information to the Company or to terminate or fail to renew any relationship with the Company for such services or information.  Notwithstanding the foregoing, Utah shall not be in violation of the foregoing covenant in any of the following events: (A) if any Interested Third Party indicates in writing that it has no intention of leasing or purchasing any Property, or space therein, owned by the Company or determines that the Company does not own and have available any Property, or space therein, suitable for the Interested Third Party’s needs and requirements; or (B) if the Company, in the good faith judgment of Utah (after conferring with the Property Manager) does not own a Property, or space therein, that is available for lease or purchase by an Interested Third Party or that satisfied the Interest Third Party’s requirements and needs; or (C) if any property, or space therein, presented to an Interested Third Party by Utah is not in the same market as any Company Property, or (D) if any property, or space therein, presented an Interested Third Party is being developed or redeveloped for the benefit of such tenant, (E) if the Interested Third Party solicits Utah or one of its Affiliates for purposes of leasing or buying another property owned or managed by Utah or (F) with respect to any actions of entities within Utah’s Existing Portfolio or the Utah Joint Venture.  The sole obligation of Utah with respect to the foregoing covenant shall be to, in good faith, evaluate the Interested Third Party’s needs and requirements and determine, in good faith (after conferring with the Property Manager), whether the Company owns and has available a Property, or space therein, that may satisfy such requirements.  If Utah determines that the Company owns and has available any such Property, or space therein, then Utah shall direct such tenant to the Property Manager.  If Utah determines that the Company does not own and have available a Property, or space therein, then Utah may offer any other property, or space therein, owned by Utah to such Interested Third Party at market terms.

(iii)

The provisions of Sections 15.3 (b)(i) and (ii) shall not apply to those activities where Utah does not have sole discretion to act, and/or does not act solely for the benefit of Utah, and specifically, but without limitation, shall not apply to those activities as to which Utah acts jointly and/or for the benefit of parties other than Utah (whether as advisor, manager, partner, joint venturer or otherwise) pursuant to requirements or duties under currently existing contracts or applicable laws or pursuant to its fiduciary duties to such other parties.

15.4

Securities Representations.  Each of the Members hereby represents and warrants to the other Members as follows:

(a)

No Registration Statement.  It has been advised no registration statement relating to interests in the Company or otherwise has been or shall be filed with the United States Securities and Exchange Commission under the Federal Securities Act of 1933, as amended, or the securities laws of any state.

(b)

Representations and Warranties.  Each Member represents and warrants to the Manager and to the Company that:

(i)

This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Members, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor’s rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.

(ii)

Such Member’s interest in the Company has been or will be acquired solely by and for the account of such Member for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; such Member has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else such Member’s interest (or any portion thereof); and such Member has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(iii)

Such Member’s interest in the Company has not and will not be registered under the Federal Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Securities Act of 1933, as amended, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder.  Such Member understands that neither the Company nor the Manager have any obligation or intention to register the interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.  Such Member expressly represents that (a) it has such knowledge and experience in financial and business matters in general, and in sophisticated real estate transactions of the type to be made by the Company in particular; (b) it is capable of evaluating the merits and risks of an investment in the Company; (c) its financial condition is such that it has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (D) it is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect it; and (E) it has either secured independent tax advice with respect to the investment in the Company, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary.

(iv)

Such Member acknowledges that the Manager has made all documents pertaining to this Agreement and the transactions contemplated herein available and has allowed it an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents.  Such Member is aware of the provisions of this Agreement providing for Capital Contributions and dilution of its interest in the Company.

(v)

Such Member has relied solely upon the documents submitted to it and independent investigations made by it in making the decision to purchase its interest in the Company.

(vi)

Such Member expressly acknowledges that (a) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Member or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (b) there are restrictions on the transferability of such Member’s interest in the Company; (c) there will be no public market for the interest, and, accordingly, it may not be possible for such Member to liquidate its investment in the Company; and (D) any anticipated Federal or state income tax benefits applicable to such Member’s interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(vii)

The bona fide principal place of business of such Member is at the address set forth on the signature pages hereof and that it was not formed for the purpose of making an investment in the Company.

15.5

National Security Representations.  Each Member represents, warrants and certifies to the other that (a) the Member is not, and is not acting, directly or indirectly, for or on behalf of, a Person, group, entity or nation named by any Executive Order or the United States Treasury Department Office of Foreign Assets Control as a terrorist, terrorist entity, “Specially Designated National and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (any such person, group, entity or nation to be referred to as a “Terrorist”), and (b) the Member is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any Terrorist.  Notwithstanding anything contained in this Agreement to the contrary, no Member, Manager, Executive Committee Member appointed by any Member or any person acting on behalf of a Member or Manager shall knowingly permit any Property or any portion thereof to be used by any person, entity, concessionaire, licensee, assignee or sublessee that is or has been designated as a Terrorist.  In addition to, and not in limitation of, any and all other indemnities of a Member contained herein, each Member agrees to indemnify the Company and each other Member for any and all losses, liabilities, damages, penalties (civil and criminal), fines, costs and expenses suffered or incurred by the Company or the other Member and arising from or related to any violation or breach of the foregoing representations, warranties, certifications and obligations.

ARTICLE 16.

General Provisions

16.1

Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a)

Upon personal delivery or affirmative refusal of receipt of delivery with general knowledge of its contents and purpose;

(b)

On the next business day following delivery via a recognized overnight delivery service such as Federal Express, UPS or DHL, and shall be addressed as follows:

If to Inland, the Manager or the

Inland Executive Committee Members:

Inland Retail Real Estate Limited Partnership

200 Waymont Circle

Suite 126-10

Lake Mary, Florida  32746

Attn:

Barry Lazarus

PH:

407-688-6540

Fax:

407-688-6543

e-mail: blazinlandreit@aol.com

with a copy to:

Inland Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL  60523

Attn:

General Counsel

PH:

630-645-2085

Fax:

630-218-4900

and

Levenfeld Pearlstein, LLC

2 North LaSalle Street

Suite 1300

Chicago, IL  60602

Attn:

Marc Joseph, Esq.

PH:

(312) 476-7571

Fax:

(312) 346-8434

e-mail: mjoseph@lplegal.com

If to SAU or the SAU Executive Committee Members:

Special Account –U, L.P.

c/o Henderson Global Investors GP, L.L.C.

1 Financial Plaza

19th Floor

Hartford, CT  06103

Attn.: A. J. Richard

PH:   (860) 723-8702

Fax:  (860) 723-8601

e-mail: AJ Richard@henderson.com

with a copy to: Updike, Kelly & Spellacy, P.C. One State Street, Suite 2400 Hartford, CT 06103 Attn: Robert J. Martino, Esq. PH: (860) 548-2658 Fax: (860) 548-2680 e-mail: rmartino@uks.com
Henderson Global Investors (North America) Inc. 737 N. Michigan Ave. Suite 1950 Chicago, IL 60611 Attn: Brian Booker PH: (312) 475-7010 Fax: (312) 475-7011 e-mail : Brian_Booker@hendersonna.com	with a copy to: Updike, Kelly & Spellacy, P.C. One State Street, Suite 2400 Hartford, CT 06103 Attn: Robert J. Martino, Esq. PH: (860) 548-2658 Fax: (860) 548-2680 e-mail: rmartino@uks.com

Any Member or Manager may change its address for all future notices, offers or other communications by giving notice to the Manager and all Members stating its new address.

16.2

Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Members and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

16.3

Governing Law.  This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

16.4

Personal Jurisdiction.  Except as otherwise set forth herein, the Company, the Manager and each Member hereby irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Illinois for purposes of any litigation among or between the Company, the Manager and any Member concerning the Company or this Agreement or any other litigation to which the Company, the Manager or any Member is a party under the Property Management Agreement.  In any such proceeding, the Company and each Member shall be deemed to have waived its right to a trial by jury.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

16.5

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

16.6

Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.7

Members Not Agents.  Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein.

16.8

No Third Party Beneficiaries.  Without limiting any of the provisions of this Agreement, including any obligations of Members to make Capital Contributions or to return money or other property to the Company, the provisions of this Agreement are intended solely to benefit the Company and the parties hereto and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and the Members shall have no duty or obligation to any creditor of the Company to make any contributions or return any money or other property to the Company.

16.9

Entire Understanding.  This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

16.10

Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

16.11

Further Assurances.  Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.  Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees or the like, the then-current status of performance hereunder, each Member agrees, upon the written request of another Member (including the Manager, for and on behalf of the Company), from time to time, to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements.

16.12

Company Set-Off Rights.  The Company shall be entitled to set off against any amounts which may be or become due to a Member from the Company any obligations, fees, expenses or other amounts which may be payable to the Company by such Member.

16.13

Affiliate; Person.  As used herein, the term “Affiliate” shall mean and include any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, a Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.  As used herein the term, “Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, trust or other entity.

16.14

Prevailing Party.  If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.15

Press Releases.  No press releases shall be issued by any party with respect to the matters that are the subject of this Agreement without the prior approval of the other party, which approval will not be unreasonably withheld.  If any party shall fail to respond to a request for approval of a press release within two business days after such party has been given the press release by the party requesting approval, such press release shall be deemed to be approved.

16.16

Members’ Offset Right.  The parties agree that the Company may deduct from the amounts otherwise payable by the Company to any Member (the “Debtor Member”) any and all amounts which may be payable by the Debtor Member to the other Member pursuant to a judgment received by the other Member with respect to any matter set forth in this Agreement; provided, however, if the judgment is not final and nonappealable and the Debtor Member appeals the judgment, then the Manager shall cause such amounts to be deposited into an escrow with Chicago Title and Trust Company or such comparable trust company to be held in a joint order escrow between the Members pending the resolution of the judgment on appeal.

16.17

Construction.  This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

16.18

Force Majeure.  The parties will not be deemed to be in violation of this Agreement if they are prevented from performing any of their respective obligations hereunder (other than any obligation related to the payment of money) for any reasons beyond their reasonable control, including, with limitation, strikes, shortages, war, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency, provided that the non-performing party gives the other party prompt written notice of the event causing its non-performance and uses its reasonable commercial efforts to so perform promptly after the event causing non-performance has passed.

16.19

Inland Companies.  SAU acknowledges and confirms that it understands that none of the following entities is currently an Affiliate of Inland (as the term “Affiliate” is defined herein): Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc., Inland American Real Estate Trust, Inc., Inland Real Estate Exchange Corporation, The Inland Group, Inc., any other entity sponsored by The Inland Group, Inc. or any Affiliate of The Inland Group, Inc., and that the foregoing entities are not and shall not be treated as Affiliates of Inland pursuant to the terms of this Agreement, including, without limitation, for purposes of Sections 6.1, 13.5 and 13.8 hereof, unless and until such time as any of the foregoing may hereafter become Affiliates of Inland (as the term “Affiliate” is defined herein).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

(Signatures begin on next page)

MANAGER:

INLAND SOUTHEAST RETAIL REAL ESTATE MANAGER, L.L.C.

By: INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP, Manager

By: INLAND RETAIL REAL ESTATE TRUST, INC., Its General Partner

By:  /s/ Barry L. Lazarus

      Barry L. Lazarus, President

MEMBERS:
INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP By: INLAND RETAIL REAL ESTATE TRUST, INC., Its General Partner By: /s/ Barry L. Lazarus Barry L. Lazarus, President
SPECIAL ACCOUNT – U, L.P. By: HENDERSON GLOBAL INVESTORS, G.P., L.L.C., its General Partner By: /s/ A. J. Richard A. J. Richard, Vice President
EXECUTIVE COMMITTEE MEMBERS:
SAU EXECUTIVE COMMITTEE MEMBERS: /s/ A. J. Richard A.J. Richard /s/ Carrie DeWess Carrie DeWees
INLAND EXECUTIVE COMMITTEE MEMBERS: /s/ Barry L. Lazarus Barry L. Lazarus /s/ Laura L. Jachim Laura L. Jachim

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. By: /s/ A. J. Richard Its: Director Portfolio Management

DEFINED TERMS INDEX

Accountants	Section 7.2(b)
Acquisition Budget	Section 8.3(b)
Acquisition Expenses	Section 5.2(b)
Act	First “Whereas” Clause
Additional Capital Commitments	Section 5.2(c)
Affiliate	Section 16.13
Aggrieved Member	Section 8.1(c)
Agreement	Preamble
Annual Plan	Section 8.3(a)
Buy-Out Event	Section 10.7(a)
Buy-Sell Deposit	Section 10.5(b)
Buy-Sell Notice	Section 10.10
Buy-Sell Notices	Section 10.10
Buy-Sell Option	Section 10.10
Buy-Sell Options	Section 10.10
Calendar Year	Section 7.2(b)
Capital Budget	Section 8.3(a)
Capital Call	Section 5.2(g)
Capital Commitments	Section 5.1(a)
Capital Contributions	Section 5.2
Certificate	Section 1.2
Change of Control	Section 10.9
Code	Section 6.4
Commitment Increase Notice	Section 5.1(b)
Commitment Period	Section 6.1(b)
Committee Approval Period	Section 6.1(f))
Company	First “Whereas” Clause
Company Loan	Section 5.3(c)
Company Loan Yield	Section 5.3(c)
Company Value	Section 10.6(a)
Confidential Information	Section 13.6(b)
Conversion Election	Section 5.3(e)
Deadlock Notice	Section 10.8(a)
Deadlock Option	Section 10.8(a)
Debtor Member	Section 16.16
Default Contribution	Section 5.3(a)(x)
Default Rate	Section 5.3(c)
Defaulted Member	Section 10.11(k)
Defaulting Member	Section 5.3(a)
Deficiency Amount	Section 5.3(a)(x)
Dilution Fraction	Section 5.3(b)

Disapproved Elements	Section 8.3(d)
Due Date	Section 5.3(d)
Effective Date	Preamble
ERISA	Section 10.2(c)(iii)
Escrow Agent	Section 10.5(b)
Evaluation Materials	Section 6.1(b)
Executive Committee	Section 9.3(a)
Expenses	Section 7.4(a)
Financings	Section 6.3(b)(i)
Fines	Section 8.8(j)
Fourth Year Buy-Sell Notice	Section 10.6(a)
Fourth Year Response Notice	Section 10.6(b)
GAAP	Section 7.1
Guarantor	Section 7.6
Henderson	Preamble
Incentive Distribution	Section 7.4(d)(i)
Incentive Distribution Percentage	Section 7.4(d)(i)
Incentive Distribution Repayment	Section 7.4(d)(ii)
Incentive Management Agreement	Section 13.5(a)
Indemnified Party	Section 8.8(a)
Indemnitor	Section 8.8(b)
Initial Approval	Section 6.1(b)
Initial Capital Commitment	Section 5.1(a)
Initial Notice	Section 6.1(b)
Initiating Member	Section 10.5(a), 10.6(a)
Inland	Preamble
Inland Additional Capital Commitment	Section 5.1(a)
Inland Communication	Section 9.3(e)
Inland Companies	Section 10.2(a)
Inland Executive Committee Member	Section 9.3(c)
Inland Executive Committee Members	Section 9.3(c)
Inland Restriction Period	Section 13.5(a)
Inland-SAU Retail Fund, L.L.C.	Article 2
Inland Service Provider	Section 13.2
Interest	Section 10.2(a)
Interested Third Party	Section 13.8
Investment Area	Article 3
Investment Guidelines	Article 3
IRR	Section 7.4(d)(i)
Leasing Guidelines	Section 8.3(a)
Liquidating Trustee	Section 12.2
Major Capital Event	Section 7.4(a)
Major Decision	Section 8.2(c)
Manager	Preamble

Member	Preamble
Member Loan	Section 5.3(d)
Members	Preamble
Net Extraordinary Cash Flow	Section 7.4(a)
Net Ordinary Cash Flow	Section 7.4(a)
Non-Affiliated Member	Section 13.2
Non-Defaulting Member	Section 5.3(a)
Nondiscretionary Items	Section 8.3(e)
Operating Budget	Section 8.3(a)
Operating Shortfall	Section 5.2(c)
Other Enterprises	Section 8.8(j)
Other Member	Section 8.3(d)
Permissible Transfer	Section 10.9
Person	Section 16.13
Preliminary Approval	Section 6.1(f)
Properties	Article 3
Property	Article 3
Property Management Agreement	Section 8.2(d)
Property Manager	Section 8.2(d)
Property Senior Financing	Section 6.3(b)
Proposed Annual Plan	Section 8.3(a)
Protective Expenditures	Section 5.2(e)
Purchased Properties	Section 10.8(a)
Receipts	Section 7.4(a)
Refinancing Shortfall	Section 5.2(d)
REIT	Section 6.4
REIT Requirements	Section 6.4
Remedy Provisions	Section 5.3(i)
Replacement Notice	Section 8.1(c)
Reserves	Section 7.4(a)
Responding Member	Section 10.5(a), 10.6(a)
SAU	Preamble
SAU	Section 13.4(a)
SAU Additional Capital Commitments	Section 5.1(b)
SAU Communication	Section 9.3(e)
SAU Executive Committee Member	Section 9.3(c)
SAU Executive Committee Members	Section 9.3(c)
SAU Restriction Period	Section 13.4(a)
Second Year Buy-Sell Notice	Section 10.5(a)
Second Year Response Notice	Section 10.5(b)
Secured Lender	Section 7.4(a)
Service	Section 8.9
Specially Designated National and Blocked Persons	Section 15.5

State	First “Whereas” Clause
Subsidiary	Article 3
Term	Reference
Terrorist	Section 15.5
TMP	Section 8.9
Transfer	Section 10.2(a)
Transfer Affiliate	Section 10.2(a)
Unreturned Capital	Section 7.4(a)
Utah	Article 3
Utah Restriction Period	Section 15.3(b)(i)

EXHIBIT 3-A-1

EXHIBIT 3-A

INVESTMENT GUIDELINES

A.

Geographic Location: The venture will target acquisitions in the Company’s target markets, in all cases, east of the Mississippi, with a particular emphasis on the following markets: Major metropolitan markets located east of the Mississippi River (but not within 400 miles of Inland’s corporate headquarters in Oak Brook, Illinois), with initial emphasis on the markets in which Inland has established property management offices; that is, Atlanta, Charlotte, Orlando, Raleigh-Durham, Washington D.C., Boston and Ft. Lauderdale.

B.

Market Location.  Specific sites will be locations with (i) high barriers to entry making competitive development in a 3-mile radius difficult, or (ii) high projected population growth.  High barriers to entry include, but are not limited to, lack of readily available land for development, in-place anchors that forestall additional development or zoning/code requirements make new development burdensome or onerous and in-fill locations.  High growth markets include, but are not limited to, areas with population projected to be at least 25,000 households within 3-mile radius within 2 years from purchase, or areas which after review by Inland are deemed to have sufficient growth characteristics to support the proposed acquisition.

C.

Geographic diversification: The portfolio should be geographically diverse so that acquired properties are located in several markets.

D.

Property Characteristics: The venture will target “core” income oriented neighborhood and community centers with the following characteristics:

1.

Between 65,000 sq. ft. and 250,000 square feet;

2.

Small shop space economic occupancy of at least 85%;

3.

Ratio of small shops to anchors no more than 50% of the gross leaseable area;

4.

Parking ratio sufficient for tenancy as well as within zoning requirements;

5.

If anchored by a grocery store, such grocery store will be the #1 or #2 grocery store operator (by market share in the applicable geographic location) and will be operating its most current format;

6.

No older than 15 years unless center has been renovated during the last 15 years;

7.

There will be at least 7 years remaining on the anchor tenant’s lease; and

8.

Specifically excluded are centers with dark anchors or dark drugstores. Also specifically excluded are properties with an on site dry-cleaning plant or gas stations and properties directly adjacent to gas stations unless a current Phase I environmental site assessment shows no material contamination.

9.

Shadow-anchored centers will be excluded unless 25% of the Property’s square footage is occupied by other anchor or credit tenants.

EXHIBIT 3-A-2

E.

Demographics: Demographics in the area shall be at least:

1.

Median income of $45,000 within a 3-mile radius; and

2.

Population of at least 25,000 households within 3-mile radius or projected to be at least 25,000 households within 3-mile radius within 2 years from purchase, or areas which after review by Inland are deemed to have sufficient growth characteristics to support the proposed acquisition.

F.

Repositioning/Renovation: Core properties are to be pursued; therefore repositioning or renovation opportunities will not be targeted by the Company with the following exceptions:

1.

Anchor expansion(s);

2.

Out parcel additions/sales; and

3.

Rolling in-place rents to market

G.

Capital Improvements: For the first year after acquisition of a Property, capital improvements will be limited to routine maintenance, correcting deferred maintenance, expanding anchors or minor improvements justified by rent rolls to market.

H.

Cap Rate and Return Characteristics: Acquisition cap rates of 6.75% or higher on twelve-month forward in-place net operating income.

I.

Internal Rate of Return: Expected IRR at acquisition of each Property (as determined by SAU) of not less than an 11% levered IRR for the specific Property that is being presented based on Inland’s original underwriting.

J.

Leverage: Up to 60% loan-to-value, interest only, at current market rates.

K.

Holding Period: 5-10 years

L.

Gross Purchase Price Per Property:  Minimum $5 million, Maximum $50 million

M.

Excluded from the Venture:  In addition to the items above in Property Characteristics, the following shall not be pursued by the Company:

1.

Development properties;

2.

“Value add” properties requiring significant up-front capital investment; and

3.

Transactions where the seller requires a significant non-cash payment.

EXHIBIT 5-A-1

EXHIBIT 5-A

CAPITAL CALL SCHEDULE PER SECTION 5.2(b)

Purpose:
Name of Property:
Date Contribution Due:
Purchase Price (1):

		Inland @ 0%	Utah @ 100%	Total
	Total Permanent Financing @ __% of Price (2)	$ -	$ -	$ -

		Inland @ 20%	Utah @ 80%	Total	Description
(1)	Total Equity @ __% of Price	$
(2)	Transfer Tax, Other Closing Cost
(3)	External Legal
(4)	Title and Recording
(5)	Environmental
(6)	Structural
(7)	Appraisal
(8)	Survey
(9)	Additional transfer tax/ closing costs
(10)	Acquisition Fee (3)
(11)	Other Items: ________________________
_________________________
(12)	Security deposits

	Total Equity Capital Call @__% of Price plus Other Costs	$ -	$ -	$ -

	Total Equity Capital Call, including Permanent Financing (4)	$ -	$ -	$ -

Notes:

(1)

Includes Purchase price from closing statement plus ________ less credit at close for __________.

(2)

Permanent financing will be provided by Utah subsequent to the initial closing of the property acquisition by the Company.  The terms of this financing will be determined by the partners outside of this capital call.  To the extent that Utah will not provide the permanent financing, Inland may advance fees and deposits to prospective lender for permanent financing.  When the loan is closed, Inland will be reimbursed for advances.  Permanent loans will be funded net of financing costs.  The Member not funding interim financing will reimburse the other Member for its share of financings costs. (either 80% or 20%)

(3)

Fee calculated based on Exhibit 8-B, as .50% of the gross purchase price (excluding commissions and transaction costs).  This fee is then payable by the Company to Inland.

(4)

At closing, permanent financing will not be obtained.  Therefore, Inland will provide interim financing, and permanent financing will be provided by Utah subsequent to this capital call.  The Company will pay interest, at a rate equivalent to the average cost of funds of Inland, to Inland on the interim financing. The specific rate for each interim loan will be agreed upon by the partners.

EXHIBIT 5-A-2

Wire Transfer Instructions:

Approved by:

MEMBERS:
INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP By: INLAND RETAIL REAL ESTATE TRUST, INC., Its General Partner By: Barry Lazarus, President
SPECIAL ACCOUNT – U, L.P. By: HENDERSON GLOBAL INVESTORS, G.P., L.L.C., its General Partner By: A.J. Richard, Vice President

EXHIBIT 7-A-1

EXHIBIT 7-A

DEFINITION OF IRR

This EXHIBIT 7-A provides certain definitions and assumptions to be applied in the internal rate of return calculation contemplated by the limited liability company agreement of the Company (the “Agreement”) to which this EXHIBIT 7-A is attached and of which this EXHIBIT 7-A forms a part.  Unless otherwise defined in this EXHIBIT 7-A, each initially capitalized term used in the EXHIBIT 7-A shall have the meaning ascribed to such term elsewhere in the Agreement to which this EXHIBIT 7-A is attached.  The calculation described herein shall be determined through the use of the IRR functions available in either Microsoft Excel or Lotus software.

1)

CERTAIN DEFINITIONS.

i.

“Contributions” of a Member means the sum of all Capital Contributions made or deemed made under the Agreement by such Member to the Company as described in Article 5 of the Agreement.

ii.

“Distributions” to a Member means all distributions made or deemed made to such Member under Section 7.4 or Article 12 of the Agreement on or after Time 0.

iii.

“IRR Rate” means the applicable rate indicated in Section 7.4(d); the monthly rate shall be the IRR Rate divided by twelve (12).

iv.

“IRR Distribution Amount” means, as of any determination date, the additional amount required to be paid to a Member so that such Member achieves an internal rate of return equal to the IRR Rate.

v.

“Time 0” means the date of the making of the first Capital Contribution.

2)

ASSUMPTIONS.

i.

Periods.  All calculations shall be based on calendar month periods (each, a “Calendar Month”), the first of which shall be the calendar quarter in which Time 0 occurs.

ii.

Distributions.  All Distributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Distributions made during the Calendar Month in which Time 0 occurs, which Distributions will be considered to have been made on the date they were actually made.

iii.

Contributions.  All Contributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Contributions made during the Calendar Month in which Time 0 occurs, which Contributions will be considered to have been made on the date they were actually made.

EXHIBIT 7-A-2

3)

CALCULATION.

As of any determination date, the IRR Distribution Amount shall equal the amount necessary to repay all accrued and unpaid interest and outstanding principal of a hypothetical loan as hereafter described in this definition.  Solely for the purposes of computing the IRR Distribution Amount, (i) the Member’s Contributions shall be characterized as a loan to the Company in the amount credited to the Member’s capital account, (ii) interest shall be deemed to accrue monthly on the outstanding principal balance of such loan at the IRR Rate, compounded monthly as contemplated by clause (iv) below, (iii) any Distributions made by the Company to the Member at any time on or before such relevant date shall be deemed to be applied first to the payment of accrued and unpaid interest on the hypothetical loan, and second, any remaining balance shall be deemed to be applied to repayment of principal, and (iv) any amount of interest which shall have accrued during any calendar month and not deemed pursuant to this definition to have been paid by the end of such calendar month shall be added to principal as of the first day of the immediately following calendar month.  Use of loan, principal, and interest terminology is made in this definition solely for the purpose of providing a statement of the manner in which IRR Distribution Amounts are to be calculated and shall have no relevance to the characterization of any Contributions to the company or distributions from the Company.  An example of this calculation is attached hereto as Schedule 1.

Only for the Calendar Month in which Time 0 occurs, simple interest shall accrue on the daily outstanding principal balance at a daily rate equal to the IRR Rate divided by 365.

EXHIBIT 7-B-1

EXHIBIT 7-B

SECTION 7.4(d) Illustration

Section 7.4(d)(ii)

Net Extraordinary Cash Flow after Property Sale	$ 200
Distribution of Unreturned Capital to Members	$ 70
Distribution to Members according to Percentage Interests assuming an IRR to the Members which is greater than 11% but less than 13% IRR	$ 30
Remaining Proceeds to be distributed	$ 100

Distributed to Inland as Incentive Distribution (5%)	$ 5
Remaining after Incentive Distribution	$ 95

Distribute to Inland 20%	$ 19
Distribute to SAU 80%	$ 76
Remaining Net Extraordinary Cash Flow	$ -

EXHIBIT 7-C-1

EXHIBIT 7-C

TAX EXHIBIT

ARTICLE I

DEFINITIONS

Capitalized terms used in this Exhibit shall have the meanings set forth below, except as otherwise expressly indicated or limited by the context in which they appear in this Exhibit.  All terms defined in this Article I in the singular have the same meanings when used in the plural and vice versa.  Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles.  References to Sections and Articles refer to sections and articles of this Exhibit, unless the context requires otherwise.  Capitalized terms that are not defined in this Exhibit shall have the meaning given to them in the Limited Liability Agreement to which this Exhibit is attached (the “Agreement”).

Section 1.1

“Adjusted Capital Account” means, with respect to any Member, the Capital Account of such Member, reduced by any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations.

Section 1.2

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Calendar Year, after giving effect to the following adjustments:

(a)

credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)

debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

Section 1.3

“Book Value” means an amount reflected in the books of the Company as the book value of an item of Company property, as determined by the Members and maintained in accordance with the capital account rules contained in Regulations Section 1.704-1(b)(2)(iv).

Section 1.4

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 2.1.

Section 1.5

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Regulations promulgated thereunder.

EXHIBIT 7-C-2

Section 1.6

“Depreciation” means an amount for each Calendar Year or other period equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Calendar Year or other period for federal income tax purposes; provided, however, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Members.

Section 1.7

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Section 1.8

“Member Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

Section 1.9

“Member Nonrecourse Deductions” means, for each Calendar Year, items of Company loss and deduction that are attributable to Member Nonrecourse Debt and are characterized as “partner nonrecourse deductions” under Regulations Section 1.704-2(i)(2).

Section 1.10

“Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2) with respect to the term “partnership minimum gain”, and the amount of Minimum Gain, as well as any net increase or decrease in Minimum Gain for a Company Calendar Year, shall be determined in accordance with the rules of such Regulations.

Section 1.11

“Modified Adjusted Capital Account” means, with respect to any Member, an amount equal to such Member’s Adjusted Capital Account, increased by the sum of such Member’s share of Minimum Gain and such Member’s share of Member Minimum Gain.

Section 1.12

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 1.13

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

Section 1.14

“Profit” and “Loss” means for each Calendar Year or other period for which allocations to Members are made, an amount equal to the Company’s taxable income or loss, respectively, as calculated in accordance with Code Section 703(a), but excluding in such calculation items specially allocated under Section 3.2, computed with the following adjustments:

(a)

any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

EXHIBIT 7-C-3

(b)

any expenditure of the Company described in Section 705(a)(2)(b) of the Code or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

(c)

in the event the Book Value of any Company property is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(g), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and shall be allocated in accordance with the provisions of Article 3;

(d)

Gain or Loss from the sale or other disposition of any Company property shall be taken into account by reference to the Book Value of such property in lieu of any tax gain or tax loss recognized by the Company by reason of such sale or other disposition;

(e)

in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Calendar Year or other period; and

(f)

to the extent there is an adjustment to the Book Value of any Company property, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the Company property) or loss (if the adjustment decreases the Book Value of the Company property) from the disposition of the Company property and shall be taken into account for purposes of computing Profit or Loss.

If the Company’s taxable income or loss for such Calendar Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Profit for such Calendar Year or other period; and if a negative amount, such amount shall be the Company’s Loss for such Calendar Year or other period.

Section 1.15

“Regulations” means the Income Tax Regulations, including any temporary regulations, promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).

Section 1.16

“Target Capital Account” means an amount, determined with respect to each Member for any Calendar Year, equal to the hypothetical distribution such Member would receive if each Company asset (other than cash or cash equivalents) were sold for an amount of cash equal to such asset’s Book Value as of the end of such Calendar Year, each liability of the Company were satisfied in cash in accordance with its terms (limited, with respect to each Nonrecourse Liability, to the Book Value of the asset or assets securing such Nonrecourse Liability and with the cash proceeds from the hypothetical sale of Company Properties), and all remaining cash of the Company (including the net proceeds of such hypothetical transactions and all cash otherwise available after the hypothetical satisfaction of all Company liabilities) were distributed in full to the Members pursuant to Section 7.4 of the Agreement (such cash to maintain its character as either Net Ordinary Cash Flow or Net Extraordinary Cash Flow distributable to the Members pursuant to Section 7.4); provided that if upon such hypothetical liquidation instead of receiving a distribution such Member would be obligated to make a capital contribution to the Company, such Member’s Target Capital Account shall be a negative amount equal to such contribution obligation.

EXHIBIT 7-C-4

ARTICLE II

CAPITAL ACCOUNTS

Section 2.1

General.  A separate Capital Account shall be established and maintained for each Member in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), and this Section 2.1 shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b)(2)(iv).  The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise.  The amounts of all distributions to Members shall be determined pursuant to Article IV of the Agreement.

Section 2.2

Adjustments to Capital Accounts.  The Company may adjust the Capital Accounts of its Members to reflect revaluations of Company property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f).  In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code.  In the event that Code Section 704(c) applies to any Company property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

Section 2.3

Transfer of Capital Accounts.  Upon the transfer of all or a part of an interest in the Company, the transferee shall succeed to that portion of the Capital Account of the transferor that is attributable to the transferred interest.

ARTICLE III

ALLOCATION OF PROFIT AND LOSS

Section 3.1

Allocations of Profit and Loss.

A.

Standard Allocations.  Except as otherwise provided in this Article III, Profit or Loss of the Company for each Calendar Year shall be allocated to the Members as necessary to cause each Member’s Modified Adjusted Capital Account balance as of the end of such Calendar Year to equal as nearly as possible such Member’s Target Capital Account.

B.

Incentive Distributions.  In any Calendar Year in which an Incentive Distribution is paid to Inland, there shall be allocated to Inland, net profits equal to the amount of Incentive Distribution that was paid to Inland. If the amount of net profits for the Calendar Year is less than the amount of Incentive Distribution paid to Inland in that Calendar Year, or if there is a net loss for the Calendar Year, there shall instead be allocated to Inland with respect to the Incentive Distribution being paid items of gross income to the extent necessary so that there shall be allocated to Inland so far as possible (and to the extent not so possible, in succeeding Calendar

EXHIBIT 7-C-5

Years) an aggregate of net profits or items of gross income equal to the Incentive Distribution paid to Inland for the Calendar Year. Any amounts specially allocated hereunder to Inland in respect of an Incentive Distribution paid to Inland shall reduce the net profit or increase the net loss to be allocated among the Members in accordance with paragraph (a), above.

Section 3.2

Allocations Required by Treasury Regulations.

A.

Except to the extent provided in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if for any Calendar Year of the Company there is a net decrease in Minimum Gain, there shall be allocated to each Member items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member’s share of the net decrease in Minimum Gain.  A Member’s share of the net decrease in Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).  This Section 3.2A is intended to comply with the “minimum gain chargeback” requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

B.

Except to the extent provided in Regulations Section 1.704-2(i)(4), if for any Calendar Year of the Company there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt, there shall be allocated to each Member that has a share of such Member Minimum Gain at the beginning of such Calendar Year items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member’s share of the net decrease in such Member Minimum Gain.  The determination of a Member’s share of the net decrease in Member Minimum Gain shall be made in a manner consistent with the principles contained in Regulations Section 1.704-2(i)(5).  This Section 3.2B is intended to comply with the “partner nonrecourse debt minimum gain chargeback” requirement in Regulations Section 1.704-2(1)(4) and shall be interpreted consistently therewith.

C.

In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.2C shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.2C were not in this Exhibit.  This Section 3.2C is intended to comply with the “qualified income offset” requirement in Regulations Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

D.

All Member Nonrecourse Deductions for each Calendar Year shall be allocated to the Member or Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with the ratio in which the Members bear such economic risk of loss and Regulations Section 1.704-2(i)(1).

E.

No Member shall be allocated Company loss or deduction to the extent such allocation would cause such Member to have or to increase an Adjusted Capital Account Deficit.  If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or

EXHIBIT 7-C-6

deduction shall be allocated between or among the Members in accordance with the Members’ respective interests in the Company within the meaning of Regulations Section 1.704-1(b)(3).

F.

Section 3.3

Allocations of Individual Tax Items.  Except as otherwise required under Code Section 704(c) or Regulations Section 1.704-3(a)(6), each item of Company income, gain, loss, deduction or credit for each Calendar Year shall be allocated among the Members in the same proportions as each other such item.

ARTICLE IV

TAX AND ACCOUNTING MATTERS

Section 4.1

Method of Accounting.  Unless otherwise determined by the Members or required by law, the Company shall use the accrual method of accounting for both tax and financial reporting purposes.

Section 4.2

Fiscal Year.  Unless otherwise determined by the Members or required by law, the fiscal and taxable year of the Company shall be the calendar year (the “Calendar Year”).

Section 4.3

Tax Returns.  The Managing Member shall use reasonable efforts to (i) cause the Company’s accountants to prepare and file on a timely basis, with due regard to extensions, all tax and information returns that the Company may be required to file, all at Company expense, (ii) to deliver all tax and information returns to the Members for their review, comment and reasonable approval within 60 days after the end of each Calendar Year, and (iii) to furnish the Members with a projection of the Company’s taxable income or loss for each fiscal and tax year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense.  No tax or information return shall be filed unless approved by Investor.

ARTICLE V

LIQUIDATING DISTRIBUTIONS; NO DEFICIT RESTORATION

Section 5.1

Liquidating Distributions.  Notwithstanding anything to the contrary contained in the Agreement or in this Exhibit, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made, in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), to the Members in accordance with their respective positive Capital Account balances.  It is intended that such distributions will result in the Members receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with Section 7.4 (c) and (d).  However, and notwithstanding anything to the contrary contained in this Agreement or this Exhibit if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profit and Loss will be reallocated among the Members for the Calendar Year of the liquidation (and, if necessary, prior Calendar Years for which the federal income tax return has not been filed) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved.  Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within 90 days of the date of such liquidation.

EXHIBIT 7-C-7

Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

Section 5.2

No Deficit Restoration Obligation.  Notwithstanding anything to the contrary contained in this Exhibit or in the Agreement, no Member shall have any obligation to the Company or to any other Member to restore any deficit balance in its Capital Account to the Company except as may be required by the Act.

ARTICLE VI

TRANSFER OF MEMBER’S INTEREST

Upon the transfer of all or a part of an interest in the Company, items of Company income, gain, loss, deduction and credit for the Company Calendar Year in which such transfer occurs shall, except as otherwise agreed between the transferor, transferee and the Company, generally be allocated between the transferor and the transferee on a pro rata basis in proportion to the number of days in the year for which each held the interest.

ARTICLE VII

WITHHOLDING MATTERS

The Manager shall comply with the requirements contained in the Code and comparable tax laws of any State in which the Company is engaged in business regarding tax withholding on income that is allocated to, or distributions made to, Members who are non-U.S. Persons and/or nonresidents of a particular state or jurisdiction (the “Member Withholding Law”).  The Manager is hereby authorized and directed by each Member to withhold from the distributions or other amounts payable to such Member under the Agreement such amount or amounts (“Required Member Withholding”) as it reasonably determines is required by the Member Withholding Law, and to remit the Required Member Withholding to the Internal Revenue Service and/or such other applicable State taxing agency at such time or times as may from time to time be required by the relevant taxing authority.  If the Manager determines at any time that the Required Member Withholding with respect to a particular Member exceeds the amount of distributions or other amounts payable to such Member at such time (a “Cash Shortfall”), the Member in question shall immediately make a cash contribution to the Company equal to the amount of such Cash Shortfall, which the Manager shall use to effectuate the Required Member Withholding.  The amount so contributed shall not be treated as a capital contribution for purposes of the Agreement.  When remitting the Required Member Withholding, the Manager shall inform the relevant taxing authority of the name and tax identification number of the Member for whose account such Required Member Withholding is being made.

EXHIBIT 8-A-1

EXHIBIT 8-A

MAJOR DECISIONS

For purposes of this Agreement, the term “Major Decisions” means each of the following, regardless of whether the same is proposed by the Manager or by any Member, except to the extent such items have previously been approved by the Executive Committee or in the Annual Plan (as to the Company, as to any Subsidiary and as to each individual Property), including in any annual Operating Budgets or Capital Budgets.

1.

Any Property Senior Financing or Refinancing, or the borrowing of any money or incurring of any indebtedness (other than trade accounts payables or other indebtedness incurred in the ordinary course of business) in excess of $100,000 in any twelve month period, or any loan modifications;

2.

Issue any additional interests in the Company or other equity securities or equity-like interests in the Company or its revenues or profits;

3.

The admission of any additional Members;

4.

Sell, transfer, pledge, mortgage, encumber, convey or otherwise dispose of, or grant options, warrants, or other rights with respect to, any Properties, any Subsidiary, or any other material assets of the Company;

5.

Approval of and/or modification to the Budgets (including any Operating Budget or Capital Budget) or any Annual Plan;

6.

Establish any Reserves in excess of $100,000, except for capital expenditures approved by the Executive Committee and for Reserves for real estate taxes;

7.

Any lease entered into with respect to any Property covering (a) 10,000 rentable square feet or more or (b) ten percent (10%) or more of the net rentable square feet in any Property (in each case a “Qualifying Lease”), in each case which is not approved in the Budgets; provided, however, that any non- Qualifying Lease shall be approved or disapproved by the Manager; in its sole discretion, in accordance with the Property Management Agreement;

8.

Terminating any lease covering at least 10,000 rentable square feet.

9.

Any plan to make, purchase, or otherwise acquire, any fixed asset, any capital improvement or any planned redevelopment to a Property if, after giving effect to such purchase, acquisition, improvement or development, the aggregate cost of all fixed assets purchased or otherwise acquired and improvements or developments constructed by the Company exceeds the greater of $100,000 or ten percent (10%) of any budgeted item in any calendar year;

10.

Accelerate or defer any monthly distributions of Net Ordinary Cash Flow or Net Extraordinary Cash Flow;

EXHIBIT 8-A-2

11.

Hire or fire any employee of the Company or enter into or terminate any agreement for the management of the Property;

12.

Enter into any agreement with an Affiliate of the Manager or any Member, except as otherwise specifically authorized by this Agreement or the Budgets;

13.

Appointment, removal, or replacement of any Affiliate of Inland or any third party, as Property Manager, except as otherwise provided in the Property Management Agreement; provided, however, notwithstanding anything in the Agreement or any exhibit thereto to the contrary, the SAU Executive Committee Members or SAU shall have the right, without obtaining approval of the Inland Executive Committee Members or Inland, to remove any Inland Service Provider or any third party Property Manager affiliated with Inland if such removal is for cause, as cause is defined in the Property Management Agreement;

14.

Approval of the independent certified accountants retained to prepare the audited financial statements for the Company;

15.

Take any action which would make it impossible to carry on the business of the Company;

16.

Take any action that would subject any Member to liability for the obligations of the Company in any jurisdiction;

17.

Confess a judgment against the Company;

18.

Possess property, or assign its rights in specific property, for other than a purpose of the Company;

19.

Take any action in contravention of this Agreement or the Act;

20.

File a voluntary petition of bankruptcy, make an assignment for the benefit of creditors, admit in writing the inability to pay debts as they mature, or otherwise invoke general laws for the protection for debtors;

21.

The restructuring, renegotiation, work-out or settlement of any of the Company’s rights and obligations under any lease, agreement or loan documents whose execution constituted a Major Decision, unless otherwise provided in the Agreement;

22.

The redemption, purchase or other acquisition by the Company of all or any portion of any Interest;

23.

The taking of any action by the Company that would constitute a material deviation from the business purpose of the Company described in Article 3;

24.

The institution of any material legal proceedings in the name of the Company or the adjustment, settlement or compromise of any material claim, obligation, debt, or demand by or against the Company or any material legal proceedings by or against the Company and confession of any material judgment against the Company or any property of the Company, except for those matters which are tendered for coverage under an insurance policy obtained by

EXHIBIT 8-A-3

the Company, provided, however, that, with respect to any of the foregoing of a material nature, including, without limitation, the institution or defense of any material legal proceeding on behalf of the Company or its property, the Manager shall use its best efforts to advise the Executive Committee of all material developments and shall advise all Members of the status of such matter at the request of the Members;

25.

Dissolve and wind-up the affairs of the Company except as otherwise provided in this Agreement or as required by the Act.

26.

Take any action to modify, waive, amend or otherwise change the format or frequency of the financial statements and other reports required to be delivered hereunder and under the Property Management Agreement, or to modify or waive the insurance requirements or any requirements regarding cash management contained in the Property Management Agreement.

27.

Enter into any interest rate swap, cap or similar agreement.

EXHIBIT 8-B-1

EXHIBIT 8-B

INLAND FEES AND SERVICES

Inland, either directly or through an Affiliate, will provide acquisition, property and asset management services to the Company for the following fees, and only the following fees, for the performance of such services, and the Company agrees to pay each of the foregoing as and when due hereunder:

A.

Inland, through the Property Manager, will provide property management and leasing services to the Company for a property management and leasing fee of 4.5% of actual gross income monthly on the Properties, payable monthly, in arrears, and construction management services at the fees set forth in the Property Management Agreement.

B.

Inland, directly or through an Affiliate, will provide acquisition and asset management service to the Company for:

(i)

an acquisition fee of 0.50% of the gross purchase price (excluding commissions and transaction costs), for each Property acquired, payable upon the closing of the Company’s acquisition of the applicable Property; and

(ii)

an annual asset management fee of 0.15% of the gross asset value for each Property acquired, payable each calendar quarter, in arrears for so long as such Property is owned by the Company (and if the date upon which any Property is acquired shall not be the first day of the calendar quarter, or if the date upon which the Company shall dispose of any Property shall not be the last day of a calendar quarter, then the asset management fee relating to such Property for the applicable quarter shall be prorated based upon the actual number of days during the quarter in which the Company owned such Property).

EXHIBIT 8-C-1

EXHIBIT 8-C

INLAND PROPERTY MANAGEMENT AGREEMENT

PROPERTY MANAGEMENT AGREEMENT

IN CONSIDERATION of the mutual covenants and agreements herein contained, Inland-SAU Retail Fund, L.L.C., a Delaware limited liability company ("OWNER"), and Inland ________________________ Management Corp., a ___________ corporation ("PROPERTY MANAGER"), agree as follows:

1.

OWNER is the owner, through a wholly-owned subsidiary of Owner (the “LLC Subsidiary”), of the property commonly known as ____________________________, located at _____________________ and legally described on Exhibit "A" attached hereto and made a part hereof (the “Premises”). From time to time hereafter the OWNER may acquire additional properties, also through an LLC Subsidiary. Upon such acquisition by OWNER, this Agreement shall be amended by the OWNER and the PROPERTY MANAGER to include such other properties, which shall be included in the meaning of the Premises for purposes of this Agreement. OWNER hereby employs and retains PROPERTY MANAGER, on an exclusive basis, to rent, lease, operate, manage and market the Premises on the terms and conditions hereinafter set forth, for an initial term commencing as of the date of this Agreement and ending on the December 31 first arising after such commencement date (the “Initial Term”), which Term shall automatically renew each January 1 for an additional one (1) year period (a “Renewal Term”) unless on or before thirty (30) days prior to the expiration of the Initial Term or any Renewal Term, PROPERTY MANAGER shall notify OWNER in writing that it elects to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by the unanimous agreement of the Executive Committee of the OWNER at any time upon written notice to the PROPERTY MANAGER, and by the PROPERTY MANAGER, upon 30 days written notice to the OWNER.  In addition to the foregoing, this Agreement shall terminate (i) at the option of the OWNER, as to any of the Premises, by giving written notice to the PROPERTY MANAGER, upon the sale of the Premises by OWNER, and (ii) at the option of Special Account-U, L.P. (“SAU”) by giving written notice to the PROPERTY MANAGER, if SAU acquires all of the ownership interests in OWNER, or as to one or more of the Premises, if SAU acquires from the OWNER either the Premises or all of the ownership interests in the LLC Subsidiary which owns the Premises. Termination will occur upon the sale date, even though such date may not be known or specified in the notice. In addition to the foregoing, SAU may terminate this Agreement at any time in the event of a showing by SAU of willful misconduct, gross negligence, or deliberate malfeasance by PROPERTY MANAGER in the perform of

PROPERTY MGMT V4 (CLEAN)

PROPERTY MANAGER’S duties hereunder which remain uncured thirty (30) days after written notice from  SAU to the PROPERTY MANAGER and Inland specifying the nature of the misconduct, negligence or malfeasance.  Within fifteen (15) days after termination of this Agreement, PROPERTY MANAGER shall turn over to OWNER any and all equipment and materials furnished to PROPERTY MANAGER or paid for by OWNER, together with all funds (less any amounts due PROPERTY MANAGER), books and records pertaining to the Premises which are hereby agreed to be the Premises of the OWNER, including, without limitation, paid invoices and list of unpaid charges incurred in connection with the operation of the Premises. PROPERTY MANAGER shall deliver to OWNER not later than five (5) days after the termination of this Agreement, originally executed copies of all leases, a rent roll for the Premises and an accounting of and delivery of funds representing all tenant security deposits for the Premises. The accounting shall list the name of each tenant with a security deposit, the amount of the deposit, the date of the deposit and the amount of interest payable thereon, if any. OWNER may withhold funds owing to PROPERTY MANAGER until such time as PROPERTY MANAGER complies with the requirements of this Section 1.2.  THE PROPERTY MANAGER AGREES:

2.1

To accept the management of the Premises, to the extent, for the period, and upon the terms herein provided, and agrees to furnish the services of its organization for the rental, leasing, operation and management of the Premises, and, without limiting the generality of the foregoing, the PROPERTY MANAGER agrees to be responsible for those specific duties and functions set forth in Section 3 hereof. PROPERTY MANAGER shall be entitled at all times to manage the Premises in accordance with the PROPERTY MANAGER'S standard operating policies and procedures, except to the extent that any specific provisions contained herein are to the contrary, in which case PROPERTY MANAGER shall manage the Premises consistent with such specific provisions.  Notwithstanding the foregoing, OWNER, however, reserves the sole right to initiate, modify and/or approve all policy and procedure matters; provided, that OWNER shall provide to PROPERTY MANAGER a written copy of all policy and procedure matters which OWNER shall direct PROPERTY MANAGER to implement.  PROPERTY MANAGER shall furnish its skill and judgment and exercise diligence and good faith in managing, operating, leasing, maintaining and servicing the Premises and shall be diligent, careful and prudent in the performance of its duties hereunder so as to manage, operate, lease, maintain and service the Premises in all respects and at all times, in a prudent manner, consistent with industry standards. PROPERTY MANAGER agrees to use commercially reasonable efforts to maintain the highest occupancy at the highest rents for each space comprising the Premises.

2.2

To render reports for the Premises to the OWNER, to the attention of the individual and address as directed by the OWNER from time to time, and to remit to the OWNER the excess ("Net Proceeds") of Gross Income (as defined in Section 3.3 hereof) over Expenses (as defined in Section 3.4 hereof) for each month on or before the 5th day of the following month. PROPERTY MANAGER will remit the Net Proceeds to the OWNER at the address as stated in Section 6.1 hereof. The reports to be submitted shall consist of the reports identified on and attached as “Exhibit B” to this Agreement, and such other reports as are customary in commercial property management relationships and as reasonably requested by OWNER in writing from time to time.

EXHIBIT 8-C-3

2.3

In case the Expenses shall exceed the Gross Income for any monthly period, PROPERTY MANAGER shall notify OWNER of same and OWNER agrees to pay such excess immediately upon request from the PROPERTY MANAGER. In no event shall the PROPERTY MANAGER advance its own funds on behalf of the OWNER.

2.4

The PROPERTY MANAGER will use commercially reasonable efforts to operate the Premises within the budgets given to the OWNER by the PROPERTY MANAGER and approved by the OWNER; provided, however, such budgets shall be for planning and informational purposes only, and absent fraud, willful misconduct or malfeasance by the PROPERTY MANAGER, the PROPERTY MANAGER shall have no liability to the OWNER for any failure to meet any such budget.  The parties acknowledge that the first such annual budget has been prepared and approved for the Initial Term.  Notwithstanding the period covered by such first annual budget, all subsequent annual budgets shall cover the period from January 1st of each year through December 31st of such year. The proposed annual budget for each calendar year shall be submitted by the PROPERTY MANAGER to the OWNER by October 1 of the year preceding the year for which it applies; provided; however, the PROPERTY MANAGER shall seek the advice of the OWNER in connection with the preparation of the budget. If the OWNER has concerns regarding any provision of the final annual budget given by the PROPERTY MANAGER to the OWNER, the OWNER shall notify the PROPERTY MANAGER of the specific concerns, and after consultation with the OWNER, the PROPERTY MANAGER shall make the necessary amendments to the annual budget. If a new annual budget is not provided to the OWNER as described herein, through no fault of the PROPERTY MANAGER, then the OWNER authorizes the PROPERTY MANAGER to continue to operate the Premises according to the last approved budget and until a budget has been approved by the OWNER. The PROPERTY MANAGER’S delivery of the annual budget and approval of such budget by the OWNER shall constitute approval for the PROPERTY MANAGER to expend sums for all budgeted expenditures (on a line-by-line basis), without the necessity to obtain additional approval of the OWNER under any other line item expenditure limitations as set forth elsewhere in this Agreement. The OWNER and the PROPERTY MANAGER hereby agree that the annual budget shall constitute only an estimate of revenues, costs and expenses, and the OWNER and the PROPERTY MANAGER acknowledge that (1) projected revenue may not be actually received, and (2) projected costs and expenses may be exceeded by actual expenses and capital expenditures incurred in connection with the ownership, management, marketing, operation, repair, replacement and maintenance of the Premises. By submitting any proposed annual budget for review and/or approval, the PROPERTY MANAGER shall not be deemed to be providing a guaranty or warranty as to the projected revenue, expenses, costs or capital expenditures of the Premises. The PROPERTY MANAGER does not guarantee that ownership, management, marketing, leasing and operation of the Premises will be profitable, but the PROPERTY MANAGER shall use commercially reasonable efforts to manage, market, lease and operate the Premises in as cost effective and profitable a manner as reasonably possible consistent with maintaining operations in accordance with the retail shopping center industry's then prevailing standards in the geographic area in which the Premises is located.  If at any time the PROPERTY MANAGER believes that the then approved annual budget requires modification to reflect changes not reflected therein, the PROPERTY MANAGER shall propose an amendment thereof. Any amendment or modification proposed by the PROPERTY

EXHIBIT 8-C-4

MANAGER shall be subject to approval by the OWNER. The PROPERTY MANAGER shall make itself available to answer questions concerning the proposed amendment. Notwithstanding anything to the contrary set forth in an approved annual budget, the PROPERTY MANAGER shall be entitled to expend as reasonably necessary up to 105% of the amount authorized to be expended for any item described in any approved annual budget.

3.  The OWNER agrees and does hereby give the PROPERTY MANAGER the following exclusive authority and powers (all of which shall be exercised in the name of the PROPERTY MANAGER, as the property manager for the OWNER and of the Premises), if consistent with the then approved annual plan, and the OWNER agrees to assume all reasonable and customary expenses in connection therewith, if consistent with the then approved annual plan:

3.1

To advertise the Premises or any part thereof and to display signs thereon, as permitted by law; and to rent the same; to pay all expenses of leasing the Premises, including but not limited to, newspaper and other advertising, signage, banners, brochures, referral commissions, outside third party leasing commissions; to cause references of prospective tenants to be investigated, it being understood and agreed by the parties hereto that the PROPERTY MANAGER does not guarantee the credit worthiness or collectibility of accounts receivable from tenants, users or lessees; and to negotiate new leases and renewals and cancellations of certain existing leases which shall be subject to the PROPERTY MANAGER obtaining OWNER’S prior written approval for leases exceeding 10,000 sq. ft. or 10% of the net rentable square footage. The PROPERTY MANAGER shall, when appropriate, collect from tenants for OWNER’S account all or any of the following:  a late rent administrative charge, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker's commission; to terminate tenancies and to sign and serve in the name of the OWNER of the Premises such notices as are deemed necessary by the PROPERTY MANAGER after receiving the prior written consent of the OWNER; to institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof; with the OWNER’S authorization, to sue for in the name of the  OWNER of the Premises and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All fees, costs and expenses of litigation, including, but not limited to, attorneys' fees, filing fees and court costs, which PROPERTY MANAGER shall incur in connection with the collecting of rent and other sums, or to recover possession of the Premises or any portion thereof shall be deemed to be an Expense of the Premises. PROPERTY MANAGER and OWNER shall agree in writing on the selection of the attorney and the attorney’s fee schedule to handle such litigation.  Once OWNER has approved such attorney and fee schedule, PROPERTY MANAGER shall not be required to again obtain OWNER’S consent to use such attorney.

3.2

To hire, supervise, discharge, and pay all labor required for the day to day operation and maintenance of the Premises including but not limited to on site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Premises, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Premises. All costs and expenses of such employment shall be deemed Expenses of the Premises.

EXHIBIT 8-C-5

Notwithstanding the foregoing, supervisory levels of employment above senior property manager for each of the above items shall not be Expenses of the Premises.

3.3

To make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to do decorating on the Premises; to negotiate and enter into, as PROPERTY MANAGER of the OWNER of the Premises, contracts for all items on budgets that have been approved by OWNER, any emergency services or repairs for items not exceeding $10,000.00, appropriate service agreements and labor agreements for normal operation of the Premises, which have terms not to exceed three (3) years, provided such contract may be terminable by OWNER on thirty (30) days prior written notice unless OWNER specifically waives such requirement in writing, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone,  window washing, scavenger service, landscaping, snow removal, pest  exterminating, decorating and legal services in connection with the leases and  service agreements relating to the Premises, and other services or such of them as the PROPERTY MANAGER may consider appropriate; and to purchase supplies and pay all bills. PROPERTY MANAGER shall use commercially reasonable efforts to obtain the foregoing services and utilities for the Premises at the most economical costs and terms available to PROPERTY MANAGER. The OWNER hereby appoints PROPERTY MANAGER as OWNER’S authorized PROPERTY MANAGER for the purpose of executing, as managing PROPERTY MANAGER for said OWNER, all such contracts. In addition, the OWNER agrees to specifically assume in writing all obligations under all such contracts so entered into by the PROPERTY MANAGER, on behalf of the OWNER of the Premises, upon the termination of this Agreement. PROPERTY MANAGER shall secure the approval of, and execution of appropriate contracts by, the OWNER for any non-budgeted and non-emergency/ contingency capital items, alterations or other expenditures in excess of $10,000.00 for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to OWNER that the contract amount is lower than industry standard pricing, from responsible contractors. PROPERTY MANAGER shall have the right from time to time during the term hereof, to contract with and make purchases from subsidiaries and affiliates of the PROPERTY MANAGER, provided that contract rates and prices are competitive with other available sources. The PROPERTY MANAGER may at any time and from time to time request and receive the prior written authorization of the OWNER of the Premises of any one or more purchases or other expenditures, notwithstanding that the PROPERTY MANAGER may otherwise be authorized hereunder to make such purchases or expenditures.

3.4

To make or cause to be made structural repairs, major tenant or public area build-out and interior and exterior remodeling and renovation work in accordance with the provision set forth in Exhibit “C” attached hereto and made a part hereof.

3.5

To collect rents and/or assessments and other items, including but not limited to tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin

EXHIBIT 8-C-6

operated machines and other miscellaneous income, due or to become due (all such items being referred to herein as "Gross Income") and give receipts therefor and to deposit all such Gross Income collected hereunder in the PROPERTY MANAGER'S custodial account which the PROPERTY MANAGER will open and maintain, in a state or national bank of the PROPERTY MANAGER'S choice and whose deposits are insured by the Federal Deposit Insurance Corporation, exclusively for the Premises and any other properties owned by OWNER (or any entity that is owned or controlled by the OWNER) and managed by PROPERTY MANAGER. OWNER agrees that PROPERTY MANAGER shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in such account. PROPERTY MANAGER may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of the OWNER and the OWNER shall, upon request, furnish the PROPERTY MANAGER'S depository with an appropriate authorization for the PROPERTY MANAGER to make such endorsement. The OWNER and the PROPERTY MANAGER acknowledge and agree that the efficient operation of the Premises requires that the PROPERTY MANAGER have readily available access to the funds required therefor. PROPERTY MANAGER shall deposit the receipts in the account maintained for the Premises within two (2) business days following their collection, which account may be commingled with other accounts relating to other properties owned by OWNER or its affiliates and managed by PROPERTY MANAGER.  OWNER may withdraw any and all amounts in such account at any time and PROPERTY MANAGER shall provide to OWNER bank signature cards allowing such withdrawal within ten (10) days of the establishment of the account.

3.6

To pay all Expenses of the Premises from (a) the Gross Income collected in accordance with Section 3.5 above, and/or (b) any amounts funded by OWNER as provided in Section 2.3 above. For the purposes of this Agreement, “Expenses” shall mean and refer to any and all fees, costs, expenses, expenditures, impositions, taxes (real estate, sales, income and otherwise), reserves, debt service payments and other charges, ordinary or extraordinary, foreseen or unforeseen, incurred and paid with respect to the ownership, operation, use, maintenance, repair, replacement, management, leasing and/or marketing of the Premises. Expenses include, but are not limited to, fees, costs, expenses, expenditures, impositions, taxes (real estate, sales, income and otherwise), reserves, debt service payments and other charges relating to: repair and maintenance of the exterior walls and other structural elements of the Premises; real estate taxes; landscaping costs, including preventive maintenance; any association fees; repainting (including restriping or repaving of parking lot and access ways), repairing or replacing any streets, curbs or parking lots; roof repairs and replacement; updating and maintenance and replacement of directory signs; rental of signs and equipment; lighting; sanitary control; cleaning; sweeping; removal of ice, snow, trash, rubbish, garbage and other refuse; repair or replacement of awnings; repair or replacement of on-site water lines, sanitary sewer lines, storm water lines, gas lines and electrical lines and equipment serving the Premises; all costs, charges and expenses incurred in connection with any change of any company providing utility services including without limitation repair, installation and service costs associated therewith; the cost of police, fire protection, security and traffic control services; property and casualty, general liability, flood, rent loss, umbrella liability, automobile and any other insurance maintained relative to the Premises as a whole or the operations thereon; reasonable reserves for

EXHIBIT 8-C-7

anticipated expenditures as set forth in any annual budget; costs incurred under any operating and easement agreements or other similar agreement of record; management fees due hereunder.

3.7

To collect and handle tenants' security deposits, including the right to apply such security deposits to unpaid rent, and to comply, on behalf of the OWNER of the Premises, with applicable state or local laws concerning security deposits and interest thereon, if any.

3.8

The PROPERTY MANAGER shall not advance any monies for the care or management of the Premises, and the OWNER agrees to advance all monies necessary therefor.

 3.9

In connection with any insured losses or damages, to handle all steps necessary regarding any such claim; provided that the PROPERTY MANAGER will not make any adjustments or settlements in excess of $10,000.00 without the OWNER'S prior written consent.

3.10

Notwithstanding anything to the contrary contained in this Agreement, OWNER acknowledges and agrees that any or all of the duties of PROPERTY MANAGER as contained herein may be delegated by PROPERTY MANAGER and performed by a person or entity (“Sub-manager”) with whom PROPERTY MANAGER contracts for the purpose of performing such duties. OWNER specifically grants PROPERTY MANAGER the authority to enter into such a contract with a Sub-manager; provided that OWNER shall have no liability or responsibility to any such Sub-manager for the payment of the Sub-manager’s fee or for reimbursement to the Sub-manager of its expenses or to indemnify the Sub-manager in any manner for any matter; and provided further that PROPERTY MANAGER shall require such Sub-manager to agree, in the written agreement setting forth the duties and obligations of such Sub-manager, to indemnify the OWNER for all loss, damage or claims incurred by OWNER as a result of the willful misconduct, gross negligence and/or unlawful acts of the Sub-manager. OWNER further acknowledges and agrees that PROPERTY MANAGER may assign this Agreement and all of PROPERTY MANAGER’S rights and obligations hereunder, to another management entity that is then managing other property for OWNER (“Successor Manager”). OWNER specifically grants PROPERTY MANAGER the authority to make such an assignment to a Successor Manager, as approved by the OWNER on a property by property basis.

4.

 THE OWNER FURTHER AGREES:

4.1

PROPERTY MANAGER, at its sole expense, shall purchase and keep in force the types and amounts of insurance listed below written by companies licensed in the state where PROPERTY MANAGER is domiciled and having an A.M. Best rating of B+ and policyholders’ surplus of $25,000,000 or better.

Required insurance:

(a)

Commercial general liability, contractual liability, personal and advertising injury with a minimum limit of $1,000,000 per occurrence and $2,000,000 general aggregate;

(b)

Commercial automobile liability with a minimum limit of $1,000,000 if applicable;

EXHIBIT 8-C-8

(c)

Catastrophe (umbrella) liability insurance with a minimum of $2,000,000 for each occurrence; and

(d)

Workers’ Compensation as per the statutory requirements and employer’s liability in the amount of $500,000.

The PROPERTY MANAGER shall, at its expense, obtain and maintain for the duration of this Agreement a fidelity bond, or crime insurance, in the amount of $1,000,000, with a deductible no greater than $100,000 to be written by companies licensed in the state where PROPERTY MANAGER is domiciled and having an A.M. Best rating of B+ and policyholders’ surplus of $25,000,000 or better.

The OWNER shall, at its expense, obtain and maintain for the duration of this Agreement, general liability insurance on the Premises, which includes the PROPERTY MANAGER as an insured. The policy shall be written by a company licensed in the State of Illinois having an A.M. Best rating of B+ and policyholders’ surplus of $25,000,000 or better.

The OWNER and the PROPERTY MANAGER mutually agree to provide each other with Certificates of Insurance evidencing compliance with the above requirements and such certificates are to be on an appropriate ACORD form. Owner’s policy will be endorsed to reflect PROPERTY MANAGER as additional insured.

4.2

To the best of OWNER'S knowledge, neither the Premises, nor any part thereof, has previously been or is presently being used to treat, deposit, store, dispose of or place any hazardous substance, that may subject PROPERTY MANAGER to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover.

4.3

Intentionally Omitted.

4.4

That the systems, methods, procedures and controls employed by the PROPERTY MANAGER and any written materials or brochures developed by the PROPERTY MANAGER to document the same are to remain the property of the PROPERTY MANAGER, provided, however, that Manager shall provide Owner with a copy or copies of such materials and brochures.

5.

The OWNER agrees to pay to the PROPERTY MANAGER, on a monthly basis, a property management fee equal to four and one-half percent (4.5%) of Gross Income for the month for which the payment is made (the “Management Fee”), which shall be deducted monthly by the PROPERTY MANAGER and retained by the PROPERTY MANAGER from Gross Income of Net Proceeds. The Management Fee shall be compensation for those services specified herein.

EXHIBIT 8-C-9

Any services beyond those specified herein, such as, without limitation, construction management, shall be performed by the PROPERTY MANAGER and compensated by OWNER only if the parties agree in writing on the scope of such work and the compensation to be paid therefore. OWNER acknowledges and agrees that the PROPERTY MANAGER may pay or assign all or any portion of its Management Fee to a Sub-manager as described in Section 3.9 hereof.

6.

IT IS MUTUALLY AGREED THAT:

6.l

OWNER shall designate one (1) person to serve as OWNER'S Representative in all dealings with PROPERTY MANAGER hereunder. Whenever the notification and reporting to OWNER or the approval, consent or other action of OWNER is called for hereunder, any such notification and reporting if sent to or specified in writing to the OWNER’S Representative, and any such approval, consent or action if executed by OWNER'S Representative, shall be binding on OWNER. The OWNER'S Representative shall be: Barry Lazarus, 200 Waymont Court, Suite 126, Lake Mary, Florida  32746.

The OWNER’S Representative may be changed at the discretion of the OWNER, at any time and from time to time, and shall be effective upon PROPERTY MANAGER'S receipt of written notice of the new OWNER'S Representative.

6.2

Unless approved in the budget, the OWNER expressly withholds from the PROPERTY MANAGER any power or authority to make any structural changes in any building or to make any other alterations or additions in or to any such building or equipment therein if same would require PROPERTY MANAGER to obtain a permit from the federal, state or local government for such work, or to incur any expense chargeable to the OWNER, other than expenses related to exercising the express powers above vested in the PROPERTY MANAGER without the prior written direction of the OWNER'S Representative, except such emergency repairs as may be required to ensure the safety of persons or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises. The person identified above as the OWNER’S Representative (and any designated successor or successors to such OWNER’S Representative) shall be the OWNER'S exclusive representative for all purposes hereof, and the PROPERTY MANAGER shall have the absolute right to rely upon all decisions, approvals and directions of such person. Such representative shall have the right to designate a successor representative by written notice to the PROPERTY MANAGER.

6.3

The PROPERTY MANAGER shall be responsible for notifying OWNER in the event it receives notice that any building on the Premises or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. PROPERTY MANAGER shall promptly forward to the OWNER any complaints, warnings, notices or summonses received by it relating to such matters. The OWNER represents that to the best of its knowledge the Premises and such equipment comply with all such

EXHIBIT 8-C-10

requirements and authorizes the PROPERTY MANAGER to disclose the OWNER of the Premises to any such officials.

6.4

PROPERTY MANAGER shall make best efforts, at OWNER’S expense, to take such action as shall be necessary to comply with any and all orders or requirements affecting the Premises by any federal, state or local authority or by any local Board of Fire Underwriters having jurisdiction over the Premises, and PROPERTY MANAGER may cause the same to be complied with, if the cost does not exceed One Thousand Dollars ($1,000), without OWNER’S written approval or if covered by the approved annual plan; provided, however, PROPERTY MANAGER shall not take any such action if PROPERTY MANAGER or OWNER is contesting any such order or requirement. PROPERTY MANAGER shall immediately notify OWNER in writing of any and all such matters. If the cost thereof exceeds One Thousand Dollars ($1,000) or if the violation might expose PROPERTY MANAGER or OWNER to a fine, penalty or criminal liability, PROPERTY MANAGER shall immediately communicate with OWNER in person or by telephone or telegraph so that the arrangements may be promptly made for compliance with such orders or requirements. PROPERTY MANAGER shall prepare and, after obtaining the written approval of OWNER, file any such reports and documents with respect to the Premises as may be required by any local, state or federal authority.

6.5

All personnel Expenses, including but not limited to, wages, salaries, insurance, fringe benefits, employment related taxes and other governmental charges, shall be charges incurred in connection with the Premises for purposes of Section 3.4 hereof, to the extent such Expenses are apportioned by the PROPERTY MANAGER to services rendered for the direct benefit of the Premises. The number and classification of employees serving the Premises shall be as determined by the PROPERTY MANAGER to be appropriate for the proper operation of the Premises; provided that the OWNER may request changes in the number and/or classifications of employees, and the PROPERTY MANAGER shall make such changes. The PROPERTY MANAGER shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this Agreement; provided that the PROPERTY MANAGER shall not assume or otherwise become a party to such contract for any purpose whatsoever and all personnel subject to such contract shall be considered the employees of the Premises and not the PROPERTY MANAGER. All personal expenses shall be set forth in the approved annual plan. PROPERTY MANAGER shall not charge to the Premises personal expenses not set forth in the approved annual plan without the prior written consent of OWNER.

7.

The OWNER shall pay or reimburse the PROPERTY MANAGER for any sums of money due it under this Agreement for services prior to termination of this Agreement. All provisions of this Agreement that require the OWNER to have insured, or to protect, defend, save, hold and indemnify or to reimburse the PROPERTY MANAGER shall survive any expiration or termination of this Agreement and, if PROPERTY MANAGER is or becomes involved in any claim, proceeding or litigation by reason of having been the PROPERTY MANAGER of the OWNER, such provisions shall apply as if this Agreement were still in effect. The parties understand and agree that the PROPERTY MANAGER may withhold funds for sixty (60) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts. Should the funds withheld be

EXHIBIT 8-C-11

insufficient to meet the obligation of the PROPERTY MANAGER to pay bills previously incurred, the OWNER will upon demand advance sufficient funds to the PROPERTY MANAGER to ensure fulfillment of PROPERTY MANAGER'S obligation to do so, within ten (10) days of receipt of notice and an itemization of such unpaid bills.

8.

Nothing contained herein shall be construed as creating any rights in third parties who are not the parties to this Agreement, nor shall anything contained herein be construed to impose any liability upon OWNER or PROPERTY MANAGER for the performance by the OWNER or PROPERTY MANAGER under any other agreement they have entered into or may in the future enter into, without the express written consent of the other having been obtained. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between OWNER and PROPERTY MANAGER or to cause either party to be responsible in any way for the debts or obligations of the other or any other party (but nothing contained herein shall affect PROPERTY MANAGER'S responsibility to transmit payments for the account of OWNER as provided herein), it being the intention of the parties that the only relationship hereunder is that of PROPERTY MANAGER and principal.

9.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the laws of the state in which the Premises are located.

10.

This Agreement shall be binding upon the successors and assigns of the PROPERTY MANAGER and the heirs, administrators, executors, successors, and assignees of the OWNER. This Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained. This Agreement may be modified solely by a written agreement executed by both parties hereto.

11.

If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party's court costs and attorney's fees incurred in the enforcement of any provision of this Agreement.

12.

The failure of either party to this Agreement to, in any one or more instances, insist upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any rights or privileges conferred in this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but the same shall continue in full force and effect as if no such forbearance or waiver had occurred.

13.

This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

EXHIBIT 8-C-12

14.

The parties will not be deemed to be in violation of this Agreement if they are prevented from performing any of their respective obligations hereunder (other than any obligations related to the payment of money) for any reason beyond their reasonable control, including, without limitation, strikes, shortages, war, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Premises or the operations thereof.

15.

All notices given under this Agreement shall be sent by certified mail, return receipt requested, sent by facsimile transmission, or hand delivered at:

For OWNER:

For PROPERTY MANAGER:

Inland-SAU Retail Fund, L.L.C.

Inland _________ Management Corp.

c/o Inland Retail Real Estate Manager, L.L.C.

Attn:  JoAnn Armenta, Property Manager

200 Waymont Circle

2901 Butterfield Road

Suite 126-10

Oak Brook, IL  60523

Lake Mary, FL  32746

PH:  630-218-8000

Attn: Barry Lazarus

Fax:  __________

PH: 407-688-6540

Fax: 407-688-6543T

With a copy to:

With a copy to:

Inland Retail Real Estate Trust, Inc.

Inland Retail Real Estate Trust, Inc.

2901 Butterfield Road

2901 Butterfield Road

Oak Brook, IL  60523

Oak Brook, IL  6-523

Attn:  General Counsel

Attn:  General Counsel

PH: 630-645-2085

PH: 630-645-2085

Fax: 630-218-4900

Fax: 630-218-4900

16.

Each party hereto shall indemnify, protect, defend, save and hold the other party and all of its shareholders, officers, directors, employees, managers, members, partners, agents, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever (collectively, “Losses”), which may be imposed on or incurred by the PROPERTY MANAGER or OWNER by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of the other party.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 8-C-13

IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures this _____ day of ________, 2005.

PROPERTY MANAGER:

INLAND _____________ MANAGEMENT

CORP. a ___________ corporation

By:

Name:

Its:

OWNER:

INLAND-SAU RETAIL FUND, L.L.C., a Delaware

limited liability company

By:

Inland Southeast Retail Real Estate Manager, L.L.C., its

manager

By:

Inland Retail Real Estate Limited Partnership,

its manager

By:

Inland Retail Real Estate Trust,

Inc., its general partner

By:

Name:

Its:

Error! Unknown document property name.

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

[SEE ATTACHED]

EXHIBIT B

EXHIBIT B

FINANCIAL REPORTS

1.

Monthly individual property commercial income statements on a cash basis

2.

Quarterly report of major variances to any then applicable annual budget

3.

Quarterly detailed leasing status report

4.

Monthly general ledger detail on a cash basis

5.

Monthly bank statements and reconciliations (provided one month in arrears)

6.

Monthly rent roll

7.

Monthly late list (Tenant Aged Receivables)

8.

Monthly security deposit ledger

9.

Monthly accounts payable report

10.

Copies of invoices as requested, including insurance and real estate taxes

EXHIBIT C-1

EXHIBIT C

CONSTRUCTION MANAGEMENT RESPONSIBILITIES AND COMPENSATION

This Exhibit is made part of the Property Management Agreement by and between Inland-SAU Retail Fund, L.L.C., a Delaware limited liability company, as Owner, and Inland _________________ Management Corp., a ________ corporation, as Property Manager, dated as of the ____ day of __________, 200__ ("Agreement") for the Premises which are or hereafter may be subject to the Agreement.  In the event of a conflict between the terms of this Exhibit and the provisions of the Agreement, the provisions of this Exhibit shall control.

Upon written authorization from Owner for each occurrence and in accordance with Owner's established procedures, the Property Manager agrees to perform any and all the functions and duties described below and the Owner agrees to pay the Property Manager a fee for the performance of such services in accordance with the fee schedule herein provided, in connection with structural repairs, major tenant or public area build-out, and interior and exterior remodeling and renovation work performed at the Property (“Work").

A.

Design and Working Document Phase

The Property Manager shall oversee the design and production of any working documents that may be required (“Documents”) to complete the Work.

The Property Manager shall prepare for Owner a budget estimate for the Work including all costs and expenses whatsoever associated with the Work and preparation of the Documents, including all governmental processing, Document preparation and Property Manager fees, if any. The Property Manager shall prepare a preliminary time schedule as part of its budget estimate.

B.

Bidding and Contact Negotiation Phase

The Property Manager shall be responsible for soliciting at least three competitive bids, unless the contract amount is less than $50,000. Each contractor should be thoroughly investigated by the Property Manager on the basis of general reputation, financial standing, past performance and experience and compliance with Owner's other criteria as may be established from time to time.

The Property Manager shall be responsible for preparing, or cause to be prepared, bid specifications acceptable to Owner and distributing the following bidding documentation to the bidders: invitation to bid; instruction to bidders; bid form; bid bond (if any); construction contract; performance and payment bond requirements (if any); drawings and specifications (prepared by the design and/or engineering professional); and, any addenda issued prior to the receipt of bids.

The Property Manager shall be responsible for conducting a pre-bid meeting at the project site, attended by all of the bidders and the design and/or engineering

EXHIBIT C-2

professional(s). The Property Manager shall supervise the bid process, responding to bidders' inquiries.

The Property Manager shall be responsible for logging in and opening the bids and for preparing a summary sheet tabulating each of the bids received.

The Property Manager shall be responsible for evaluating the bids and for making a recommendation regarding selection of a contractor

The Property Manager shall be responsible for notifying the unsuccessful bidders of Owner's decision.

The Property Manager shall either assist Owner in negotiating the construction contract with the selected contractor or at Owner's direction negotiate any construction or related documents with the selected bidder. The Property Manager shall see that any and all items that are a precondition to commencement of the Work are completed prior to the Work commencing. This could include governmental approvals, insurance, bonds, completed Documents and or funding.

C.

Construction Contract Administration Phase

The Property Manager shall review all of the contractors submissions including shop drawings, product data, samples, etc. and transmit the submissions that are recommended for approval to the design and/or engineering professional.

The Property Manager shall visit the Work site as often as may be necessary to observe the progress and quality of the Work, and determine if the Work is being performed in accordance with the contract documents prepared by the design and/or engineering professional.

The Property Manager shall be responsible for reviewing and approving the contractor’s cost break down ('Schedule of Values") prior to the submission of the contractor's first application for payment.

The Property Manager shall be responsible for scheduling and coordinating the Work of all contractor(s) on the Work site, including the use of the site. The Property Manager shall prepare a final project schedule that indicates the overall period of time it will take to complete the Work, the sequence in which the construction activity will occur and the duration of each activity

The Property Manager shall be responsible for reviewing all applications for payment made by the contractor, verifying the Work to be paid for has been completed in accordance with the Documents and to good standards of construction and shall make recommendations to Owner regarding payment amounts.

EXHIBIT C-3

The Property Manager will assist in determining the dates of substantial completion and final completion, and will review the following submittals: as-built drawings; certificates of occupancy; AIA document G706 contractor’s affidavit of payment of debts and claims; AIA document G706A contractor’s affidavit of release of liens; application and certificate of final payment; contractor’s guarantees/warranties; AIA document G707 consent of surety to final payment; contractor's release and waiver of mechanic's lien; maintenance stock; written notification from the contractor that the punchlist is complete; and, operating manuals.

The Property Manager shall be responsible for reviewing and evaluating any change order request submitted by the contractor seeking an adjustment to the contract sum and/or the contract time. The Property Manager shall recommend to Owner whether the contractor is entitled to an adjustment, and if so whether the amount and/or time extension quoted by the contractor is fair and reasonable.

D.

Construction Management Fee

Provided that no general contractor and/or construction manager is hired to perform and/or oversee the Work and the Property Manager provides all the aforementioned services, the Property Manager shall be paid a fee equal to an amount that shall be calculated based on the total cost of the construction of the Work (excluding other professional services and design fees and costs) multiplied by the below listed appropriate Percentage Fee for the Cost of Work Range. The Percentage Fee to be used is the single percentage reflecting the Cost Work Range that the total cost of work comes within.

Cost of Work Ranges

Percentage Fee

Under $25,000

None

$25,000 to$150,000

5.00%

$150,001 to $300,000

Plus 4.00% additional

$300,001 to $450,000

Plus 3.00% additional

$450,001 and More

Plus 2.00% additional

E.

Construction Management Qualifications and Limitations

The Property Manager shall not be entitled to any fee as set forth in this Exhibit for services performed at the Property which relate to the Property Manager’s normal duties and responsibilities as described in the body of the Management Agreement, including without limitation, routine maintenance and repair and minor tenant improvements such as painting or vinyling of walls and the installation of carpeting or internal partitioning. The provisions of this Exhibit, including without limitation, the fee structure, shall only apply if the Owner has provided a written authorization to the Property Manager describing the Work and specifying that the fee structure set forth in this Exhibit shall apply to such Work.

EXHIBIT C-4

F.

Termination.

Owner reserves the sole and exclusive right at any time to terminate this Construction Management Exhibit without terminating the Agreement.

EXHIBIT 10-A-1

EXHIBIT 10-A

CONVEYANCE REPRESENTATIONS AND WARRANTIES

1.

Organization and Authority.  The Seller is a ____________ duly established and validly existing under the laws of the state where it was established and possesses all requisite legal authority to transfer the Interest.  The person signing on behalf of the Seller possesses all requisite authority and is duly and validly empowered to execute this Agreement and to carry out all the transactions contemplated hereby.

2.

Ownership of the Interest.  The Seller is the owner of, and has good and marketable title to, the Interest.  The Seller is not in breach or violation of any terms or obligations under any contract or agreement affecting or relating to the Interest.  The Seller has full and clear right to assign the Interest, and no other person, firm, corporation or governmental body has or will have any lien, right, title or interest whatsoever against, in, under or to all or any part of the Interest.  There are no commitments, options or contracts under which the Seller is or may be obligated to transfer the Interest, except as set forth in the Limited Liability Company Agreement dated __________, 2005 between Inland Retail Real Estate Limited Partnership and Special Account – U, L.P. (the “Agreement”).

3.

Absence of Undisclosed Liabilities or Encumbrances.  There are no encumbrances, restrictions, liens, claims or liabilities, present or future, of any nature whatsoever that exist or may be asserted against the Interest.  There are no judgments, actions, suits, proceedings, investigations or claims outstanding, pending or threatened, against the Seller which relate to, or which can be enforced against, the Interest being purchased hereunder in any court or before any governmental or administrative agency, department, commission, board, bureau or instrumentality, which can have a material effect upon the Interest, which could interfere with the execution and delivery of this Assignment or the consummation of the transactions contemplated hereby.

4.

No Default Effected.  The execution and delivery of this Assignment and the fulfillment of the terms and conditions and compliance with the provisions hereof will not conflict with nor result in a breach of, or a default or acceleration under, or the creation of any lien or security interest under (or in an occurrence which with the lapse of time or action by a third party or both could result in a default or acceleration of the creation of such a lien or security interest) any of the terms, conditions or provisions of any applicable order, judgment, writ or decree of any court or of any arbitral body or of any governmental department, commission, board, bureau, agency or instrumentality, or of any indenture, contract, mortgage, lien, loan, agreement, lease or other instrument to which the Seller is a party or is subject or by which Seller or any of its properties or assets is or may be bound, or any applicable law, rule or regulation or consent requirement.

5.

No Approval Required.  No approval, consent, waiver or filing of or with any third party including, without limitation, any governmental bodies, agencies or instrumentalities, is required for the execution of this Assignment by the Seller or the consummation of the transactions contemplated hereby by the Seller that have not been obtained.

EXHIBIT 13-A-1

EXHIBIT 13-A

INLAND SERVICE PROVIDERS

Inland Commercial Mortgage Corporation

Inland Mortgage Corporation

Inland Mortgage Servicing Corporation

Inland Office Management, Inc.

Inland Payroll Services, Inc.

Inland Real Estate Acquisitions, Inc.

Inland Risk and Insurance Management Services, Inc.

The Inland Real Estate Group Law, Inc.

Investors Property Tax Services, Inc.

Inland Computer Services, Inc.

Metropolitan Construction Service

Inland Communications, Inc.

EXHIBIT 13-B-1

EXHIBIT 13-B

COSTS TO BE PAID BY COMPANY

TO INLAND SERVICE PROVIDERS

In addition to Property operating costs, examples of Company general and administrative costs and services consist of, but are not limited to, the following:

5.

Legal services for evictions, lease preparations or review and other matters related to Property operations

•

Mortgage brokerage fees

•

Mortgage Servicing

•

Advertising and Marketing directly related to any Property and not to exceed 2.5% of gross possible income on such Property

EXHIBIT 13-B-2